UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

VECTREN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VECTREN CORPORATION

One Vectren Square

211 N.W. Riverside Drive

Evansville, Indiana 47708-1251

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 11, 2011

TO THE SHAREHOLDERS OF VECTREN CORPORATION:

You are invited to attend our annual meeting of shareholders on Wednesday, May 11, 2011, at 10:00 a.m. (Central Daylight Time). The meeting will be held at our corporate offices located at One Vectren Square, 211 N.W. Riverside Drive, Evansville, Indiana. The items of business are:

1.	The election of all directors;
2.	The approval of the Vectren Corporation At Risk Compensation Plan, as amended and restated;
3.	To approve a non-binding advisory resolution approving the compensation of our named executive officers;
4.	To provide a non-binding advisory vote as to the frequency (every one, two or three years) of the non-binding shareholder vote to approve the compensation of our named executive officers;
5.	The ratification of the reappointment of Deloitte & Touche LLP as the independent registered public accounting firm for Vectren for 2011; and
6.	The consideration of any other business that is properly brought before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on March 9, 2011 are entitled to vote at the meeting and any postponement or adjournment of the meeting. Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we have elected to deliver our proxy materials to many of our shareholders over the Internet. On March 16, 2011, we mailed to these shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2010 annual report to shareholders. Shareholders who did not receive the Notice of Internet Availability will receive a copy of the proxy statement and annual report by mail. Whether or not you plan to attend the meeting, your vote is important and we urge you to vote promptly. You may vote your shares by telephone at 1-800-560-1965 or on the Internet at www.eproxy.com/vvc. If you received a copy of the proxy by mail, you may vote by returning the enclosed proxy in the accompanying self-addressed envelope.

If your shares are held by your bank, broker, or nominee, please review the voting options provided on your voter instruction form and act accordingly. As required by federal law, this year, absent your vote, your broker, bank or nominee is not permitted to use its own discretion to vote your shares on Items 1, 2, 3 and 4. For your vote to be counted, you will need to communicate your voting decisions on these matters to your bank, broker or nominee.

You may also vote in person at the Annual Meeting. You can revoke your proxy at any time before it is exercised.

By order of the Board of Directors,

VECTREN CORPORATION

By: RONALD E. CHRISTIAN
Executive Vice President, Chief Legal and External Affairs Officer and Secretary

Evansville, Indiana

March 16, 2011

LOCATION OF MAY 11, 2011

ANNUAL SHAREHOLDERS’ MEETING

Vectren Corporation

One Vectren Square

211 N.W. Riverside Drive

Evansville, IN 47708-1251

Parking for shareholders will be provided in the parking lot for Vectren Corporation at One Vectren Square, 211 N.W. Riverside Drive, Evansville, Indiana. Vectren Corporation is located between Vine and Court Streets off Riverside Drive in Evansville.

Your Vote Is Important

Whether or not you plan to attend the meeting, your vote is important and we urge you to vote promptly. You may vote your shares via a toll-free number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. You may revoke your proxy prior to or at the meeting and vote in person if you wish. If your shares are held by a broker, bank or nominee, it is important that they receive your voting instructions.

Important Notice Regarding the Availability of Proxy Materials for the 2011

Annual Meeting of Shareholders to be Held on

May 11, 2011

10:00 a.m. (CDT)

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.vectren.com.

i

Nonqualified Deferred Compensation	54
2010 Nonqualified Deferred Compensation Table	54

Potential Payments Upon Termination or Change-in-Control	55

Compensation Risk Assessment	63

Item 2. The Approval of the Vectren Corporation At Risk Compensation Plan, as amended and Restated	64
United States Federal Income Tax Aspects of the At Risk Compensation Plan	68
Awards Granted Under the Plan in 2010	70
Shares Issuable Under Share-Based Compensation Plans	70
Annual Incentive Compensation	71
Required Vote and Recommendation	71

Item 3. Non-Binding Proposal to Approve the Compensation of Our Executive Officers	71

Item 4. Proposal Regarding the Frequency (One, Two or Three Years) of the Non-Binding Shareholder Vote to Approve the Compensation of our Named Executive Officers	72

Item 5. Ratification of Reappointment of Independent Registered Public Accounting Firm	72

Independent Registered Public Accounting Firm of the Company	73
Audit and Non-Audit Fees	73
Changes in and Disagreements with Auditors on Accounting and Financial Disclosure	73

Cost and Method of Solicitation	74

Annual Report	74

Revocation Rights	74

Section 16(a) Beneficial Ownership Reporting Compliance	74

Shareholder Proposals for 2012 Annual Meeting	75

APPENDIX A—Director Qualifications	A-1

APPENDIX B—Qualifications for Continued Service, Retirement	B-1

APPENDIX C—Vectren Corporation At Risk Compensation Plan	C-1

COMMUNICATIONS TO DIRECTORS

The Company’s Corporate Governance Guidelines provide that the Board select from the non-management directors a “Lead” director whose primary responsibilities, including serving as Chair of executive sessions of the non-employee directors, are set forth in the Corporate Governance Guidelines. The guidelines are posted on the Company’s website at www.vectren.com. Those guidelines provide that the Chair of the Nominating and Corporate Governance Committee (“Governance Committee”) is to serve as the Lead director. In 2011, the Chair of the Governance Committee is Robert L. Koch II. Mr. Koch will be retiring from the board at the annual meeting. The Board will select his successor at the board meeting immediately following the annual meeting in May.

The Audit and Risk Management Committee (“Audit Committee”) is responsible for, among other things, establishing, reviewing and updating a Code of Ethical Conduct (“Code”) and ensuring that management has established a system to enforce this Code. The Code is posted on the Company’s website at www.vectren.com and is titled the Corporate Code of Conduct. The Code applies to employees, officers and all directors, including non-employee directors. The Audit Committee also ensures that the Company implements and follows necessary and appropriate financial reporting processes. Presently, the Chair of the Audit Committee is Michael L. Smith.

Shareholders and other parties interested in communicating directly with the Lead director, Chair of the Audit Committee or with the non-employee directors as a group may contact them by writing to:

Lead Director, Audit Committee Chair, or Non-Employee Directors
Vectren Corporation
P. O. Box 3144
Evansville, IN 47731-3144

Interested parties may also contact our one director who is also a member of management by writing to the address above and directing the communication to the Chief Executive Officer (“CEO”).

ACCESS TO INFORMATION

The Company makes available copies of its Corporate Code of Conduct (which is applicable to all of its employees, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as the non-employee members of the Board of Directors), its Corporate Governance Guidelines and all committee charters, free of charge through its website at www.vectren.com, or by request, directed to Shareholder Services at the mailing address, phone number or email address that follow:

Mailing Address:	Phone Number:	Investor Relations Contact:
Vectren Shareholder Services One Vectren Square Evansville, Indiana 47708	1-800-227-8625	Robert L. Goocher Treasurer and Vice President – Investor Relations vvcir@vectren.com

VECTREN CORPORATION

One Vectren Square

211 N.W. Riverside Drive

Evansville, Indiana 47708-1251

(812) 491-4000

PROXY STATEMENT

The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Vectren Corporation (the “Company” or “Vectren”). The proxy will be used at the annual meeting of shareholders to be held at the Company’s corporate offices located at One Vectren Square, 211 N.W. Riverside Drive, Evansville, Indiana, on Wednesday, May 11, 2011, at 10:00 a.m. (Central Daylight Time), and at any adjournment of the meeting for the matters to be acted upon under its authority. Under the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to many of our shareholders over the Internet. This delivery process will allow us to provide these shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On March 16, 2011, we mailed to these shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and 2010 Annual Report to Shareholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. On March 16, 2011, we also first mailed this proxy statement and the enclosed proxy card to shareholders who will not receive the Notice.

Further, the SEC rules permit us to deliver a single Notice or annual meeting materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and conserves natural resources and can result in significant cost savings. To take advantage of this opportunity we have delivered only a single Notice or set of annual meeting materials to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice or annual meeting materials, contact Vectren Corporation Shareholder Services Department by telephone, at (800) 227-8625 or by e-mail at vvcir@vectren.com and we will promptly deliver the copies to you. If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future Notices or annual meeting materials, contact Vectren Corporation Shareholder Services Department at the above telephone number or email address.

SOLICITATIONS OF PROXIES

The Board of Directors solicits your proxy for use at the annual meeting of the Company. Shares held in your name and represented by your proxy will be voted as you instruct if your proxy is duly executed and returned prior to the meeting. Shares represented by proxies that are returned signed but without instructions for voting will be voted as recommended by the Board of Directors. Shares represented by proxies that are returned unsigned or improperly marked will be treated as abstentions for voting purposes. You may revoke your proxy at any time before it is exercised by written notice to the Secretary of the Company received prior to the time of the meeting, or in person at the meeting.

If you are a participant in the Company’s Automatic Dividend Reinvestment and Stock Purchase Plan, your proxy card will represent the number of shares registered in your name and the number of shares credited to your plan account. For those shares held in the plan, your proxy card will serve as direction to the Plan Administrator as to how your account is to be voted.

If your shares are held in a brokerage account, you may instruct your broker, bank or other nominee to vote your shares by following instructions that the broker or nominee provides for you. Most brokers offer voting by mail, telephone and on the Internet.

If you do not give instructions, one of two things can happen depending on the type of proposal. For the proposal regarding the reappointment of our independent registered public accounting firm, the broker may vote your shares at its discretion. For all other proposals on our ballot this year, the broker, unless you have provided them with instructions, may not vote your shares at all. When that happens, it is called a “broker non-vote.” We urge you to exercise your right to vote.

PURPOSES OF MEETING

As of this date, the only known business to be presented at the 2011 annual meeting of shareholders is (1) the election of directors of the Company to serve for a term of one year or until their successors are duly qualified and elected, (2) the approval of the Vectren Corporation At Risk Compensation Plan, (3) the approval of a non-binding advisory resolution approving the compensation of our named executive officers, (4) the approval of a non-binding advisory vote as to the frequency (every one, two or three years) of the non-binding shareholder vote to approve the compensation of our named executive officers, and (5) the ratification of the reappointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2011. The enclosed proxy authorizes the proxy holders to vote on these matters and on all other matters that may properly come before the meeting, and it is the intention of the proxy holders to take any such action utilizing their best judgment. Only shares held by those present at the meeting or for which proxies are returned will be considered to be represented at the meeting. For the purpose of determining a quorum, shares represented at the meeting are counted without regard to whether they are abstentions or broker non-votes as to any particular item.

VOTING SECURITIES

As of March 9, 2011, the Company had one class of capital stock outstanding, consisting of 81,702,232 shares of common stock without par value. The holders of the outstanding shares of common stock are entitled to one vote for each share held of record on each matter presented to a vote of the shareholders at the meeting. However, unless the holder personally appears and votes at the meeting, shares for which no proxy is returned (whether registered in the name of the actual holder thereof or in nominee or street name) will not be voted. Only shareholders of record at the close of business on March 9, 2011 will be entitled to vote at the meeting or at any adjournment of the meeting.

ITEM 1. ELECTION OF DIRECTORS

In September of 2006, the Board approved an amendment to our Code of By-Laws (“By-Laws”) to eliminate our classified Board. Our Board currently consists of one class of 13 directors. Mr. Koch will be retiring after the May 11, 2011 annual meeting and the Board will again consist of 12 directors. The Board recommends that the nominees listed below, all of whom are currently serving as directors, be reelected to a new one-year term. All nominees have consented to serve if elected. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director.

If the enclosed proxy is returned without specifying a vote “for” the election of directors, the Board of Directors intends that the enclosed proxy will be voted by the proxy holders in favor of the election of the nominees named below for the office of director of the Company to hold office for a term of one year or until their respective successors are duly qualified and elected. Directors are elected by a plurality of the votes cast. Plurality means that the individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees might result in some nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. If, however, any situation should arise under which any nominee is unable to serve, the proxy holders may exercise the authority granted in the enclosed proxy for the purpose of voting for a substitute nominee.

The Board has adopted a policy providing for a majority vote standard for uncontested elections. Any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “majority withheld vote”) shall tender his or her resignation to the Chair of the Nominating and Corporate Governance Committee (“Governance Committee”) promptly following certification of the shareholder vote. The Governance Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it. In determining whether to recommend acceptance or rejection of the tendered resignation, the Governance Committee will consider all factors it deems relevant including, without limitation, the stated reasons why shareholders “withheld” votes from the director, the director’s length of service and qualifications, the director’s contributions to the Company, and the Company’s Corporate Governance Guidelines.

The Board will act on the Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In deciding whether to accept the tendered resignation, the Board will consider the factors considered by the Governance Committee and any additional information and factors the Board believes to be relevant. Promptly following the Board’s decision, the Company will disclose that decision (and provide a full explanation of the process by which the decision was reached) in a Form 8-K filed with the SEC.

If the Board decides to accept the director’s resignation, the Governance Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to this policy will not participate in the Governance Committee recommendation or the Board consideration whether to accept or reject the resignation. If a majority of the members of the Governance Committee receive a majority withhold vote at the same election, then the independent directors who did not receive a majority withhold vote will appoint a Board committee consisting only of such independent directors solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them.

Nominee Biographies

Certain information concerning the nominees and the retiring directors of the Company is set forth below and under the caption “Meetings and Committees of the Board of Directors.” If not otherwise indicated, the principal occupation listed for any individual has been the same for at least five years.

Carl L. Chapman, age 55, was elected to the Board effective May 13, 2009 and has served as Chief Executive Officer and President since June 2010. He served as President and Chief Operating Officer of the Company from November 1, 2007 to May 31, 2010. He served as Chief Operating Officer from August 1, 2004 to June 2010 and as Executive Vice President from March 31, 2000 to November 1, 2004. From March 31, 2000 until August 2004, Mr. Chapman has also served as President of Vectren Enterprises, Inc. (“Vectren Enterprises”). Prior to March 31, 2000 and since 1999, Mr. Chapman served as Executive Vice President and Chief Financial Officer of Indiana Energy, Inc., a predecessor of the Company (“Indiana Energy”). Mr. Chapman served as President of IGC Energy, Inc., which has been renamed Vectren Energy Marketing and Services, Inc. (“VEMS”). Mr. Chapman has been a director of Indiana Gas Company, Inc. (“Indiana Gas”), Southern Indiana Gas and Electric Company (“SIGECO”), and Vectren Utility Holdings, Inc. (“VUHI”) since 2004. Currently, Mr. Chapman is the Chair of the board of representatives of ProLiance Holdings, LLC and Vice Chair of Reliant Services, LLC.

Mr. Chapman has been in a leadership position with Vectren since its inception in 2000. His decades of energy industry experience and his current and former duties on behalf of the Company and its predecessor, Indiana Energy, have afforded him intimate knowledge of our operations and business. His service on the Board enables him to continue to interact directly with the other members of the Board as they make strategic decisions regarding our businesses and their future direction.

James H. DeGraffenreidt, Jr., age 57, was elected to the Board of Directors effective March 3, 2010. Mr. DeGraffenreidt is the retired Chairman and Chief Executive Officer of WGL Holdings, Inc. and Washington Gas Light Company, a natural gas utility serving over 1 million customers in the District of Columbia, Maryland and Virginia. He also has significant experience as an attorney working on energy regulatory issues, as well as from his past service as Chair of the American Gas Association and as former co-chair and board member of the Alliance to Save Energy.

As the former chief executive officer of a New York Stock Exchange listed energy company, Mr. DeGraffenreidt brings not only a utility background to the Board but also significant public company experience. His background and expertise in the energy regulatory area enables him to provide valuable insight as a member of the Board of Directors, Audit and Risk Management Committee and Corporate Affairs Committee regarding such matters.

Niel C. Ellerbrook, age 62, has served as Non-Executive Chair of the Board since June 2010. He has been a director of Indiana Gas, Indiana Energy, SIGECO, VUHI, or the Company since 1991. He served as Chair and CEO since March 2000, when SIGCORP and Indiana Energy merged to create the Company until his retirement from the Company on May 31, 2010. Additionally, Mr. Ellerbrook served as President from May, 2003 until November 2007. Prior to that time and since June 1999, Mr. Ellerbrook served as President and Chief Executive Officer of Indiana Energy. Prior to his retirement in 2010, Mr. Ellerbrook was the Chair, Chief Executive Officer and a director of VUHI. Mr. Ellerbrook was also the Chair and a director of Vectren Capital Corp. and Vectren Enterprises and President, Chair and a director of Vectren Foundation, Inc. (“Vectren Foundation”). He is also a director of Old National Bancorp, a publicly traded company. He also serves on the Board of Trustees of the University of Evansville; and is currently the Board of Trustees Chair. Mr. Ellerbrook is chair of the Finance Committee of the Board.

Mr. Ellerbrook’s prior experience as Chief Executive Officer provides him with keen insight into the Company’s challenges and opportunities as well as its day-to-day operations of the Company. His decades of experience in the energy industry equip him to assist his fellow Board members in assessing issues affecting those businesses.

John D. Engelbrecht, age 59, has been a director of SIGCORP or the Company since 1996. Mr. Engelbrecht is Chair and President of South Central Communications Corp., owner and operator of radio and television stations in Indiana, Kentucky and Tennessee, and MUZAK franchises in 12 U.S. cities. Mr. Engelbrecht is also secretary and partner in Corner Homecare, serving the home medical needs of patients throughout western Kentucky.

Mr. Engelbrecht, as Chair and President of South Central Communications, brings to our board strong managerial and marketing experience as the owner and operator of a communications business in one of the service territories of our utility business. His entrepreneurial background is particularly useful to his service as a member of the Board regarding their consideration of the Company’s non-utility businesses. These strengths have positioned him as a valued member of the Finance, Corporate Affairs and Coal Committees.

Anton H. George, age 51, has been a director of Indiana Energy or the Company since 1990. Mr. George is the principal of Vision Racing, LLC. He is a director and the former Chief Executive Officer of Hulman & Company and its affiliates Clabber Girl Corporation, Indianapolis Motor Speedway Corporation and Indy Racing League, LLC. He is a director of First Financial Corporation, a public company.

Mr. George, as principal of Vision Racing, LLC, as well as his prior experience as Chief Executive Officer of Hulman & Co. and its affiliates, demonstrates his leadership ability and unique insight into the challenges and opportunities of running successful businesses. His experiences have made him a valuable contributor to the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee.

Martin C. Jischke, age 69, was elected to the Board of Directors effective February 1, 2007. Dr. Jischke is the President Emeritus of Purdue University, an institution of higher education. He is a director of Duke Realty Corporation and director and Chair of the Board of Directors of Wabash National Corporation, both of which are public companies.

Dr. Jischke has been the CEO of four major research universities, served as a director of four publicly-traded corporations and brings to the Board a background of science, engineering and research, as well as experience in public company governance. Dr. Jischke’s background provides expertise to our Corporate Affairs and Compensation and Benefits Committees.

Robert G. Jones, age 54, was elected to the Board of Directors on February 2, 2011. Mr. Jones is President and Chief Executive Officer and a member of the Board of Directors of Old National Bancorp, which is a public company.

Mr. Jones, as President and Chief Executive Officer of Old National Bancorp, provides the Board with financial and business and management expertise gained through over 31 years in the area of banking and finance. As a financial leader in the Company’s service territory, he brings strong understanding and knowledge of the markets in Indiana and Ohio that Vectren serves.

William G. Mays, age 65, has been a director of Indiana Energy or the Company since 1998. Mr. Mays is President and Chief Executive Officer and founder of Mays Chemical Company, Inc., an Indianapolis, Indiana based chemical distribution company. Mr. Mays is also a director of WellPoint, Inc., a public company. Previously, Mr. Mays was a director of First Indiana Corporation, a public company (which was acquired by Marshall & Ilsey Corporation in 2008).

Mr. Mays, as founder of Mays Chemical Company, brings to the board the spirit of entrepreneurship. As a result of serving on various other public boards, including WellPoint, Inc., he also brings experience and perspective regarding governance and other issues confronting public companies. As a long-time Indiana based business owner, Mr. Mays’ insights on operating in the state are particularly useful to his service as a member of the Board of Directors. Mr. Mays’ service on the Nominating and Corporate Governance Committee and as the Corporate Affairs Committee chair has allowed our Board to take advantage of his critical insights and skills.

J. Timothy McGinley, age 70, has been a director of Indiana Energy or the Company since January 1999. Mr. McGinley is a principal of House Investments, Inc., a real estate investment company. Mr. McGinley retired from the Board of Trustees of Purdue University in 2009 after serving nearly 20 years as a trustee and 16 years as Board Chair. He was previously a director of Waterfield L.L.C, retiring in 2010.

Mr. McGinley, as principal of House Investments, Inc., provides the Board with valuable financial experience and business acumen. The Board has utilized his talents as chair of the Coal Committee and as a member of the Finance and Nominating and Corporate Governance Committees.

R. Daniel Sadlier, age 64, was elected to the Board of Directors of the Company in 2003. Mr. Sadlier is the retired President and Chief Executive Officer of Fifth Third Bank (Western Ohio) and Chairman of Premier Health Care Services.

Mr. Sadlier, as retired President and Chief Executive Officer of Fifth Third Bank, has nearly thirty years of senior management experience in the financial service sector and significant community involvement and representation in the Company’s Ohio footprint. Mr. Sadlier’s knowledge of Ohio is particularly helpful to his service as a member of the Board when assessing the Company’s Ohio operations. The Board has utilized his leadership skills and background in finance as resources for both the Audit and Compensation and Benefits Committees of which he is a member.

Michael L. Smith, age 62, was elected to the Board of Directors of the Company effective March 1, 2006. In addition to the Company, Mr. Smith serves on the following other public company boards of directors: Kite Realty Group, Inc., H.H. Gregg, Inc., and Emergency Medical Services Corporation, Inc. He also serves on the audit committees of each of these companies. Mr. Smith was Executive Vice President and Chief Financial Officer of WellPoint, Inc. from 1999 until he retired on January 31, 2005. Previously, he was a director of the following publicly traded companies: Calumet Specialty Products Partners, InterMune Inc and First Indiana Corporation (which was acquired by Marshall & Ilsley Corporation in 2008). Mr. Smith also serves on the board of Hulman and Company.

Mr. Smith, as former Executive Vice President and CFO of WellPoint, Inc. and current member of several public company audit committees, brings to the Board a wealth of knowledge in dealing with financial and accounting matters. His experience in evaluating financial results and overseeing the financial reporting process of a large public company make him an important resource for our Board. He provides skilled advice in his role as “Financial Expert” as well as Chair of the Audit Committee. The Board has further utilized his financial expertise on the Compensation and Benefits and Coal Committees, of which he is a member.

Jean L. Wojtowicz, age 53, has been a director of Indiana Energy or the Company since 1996. Ms. Wojtowicz is President and founder of Cambridge Capital Management Corp., a consulting and venture capital firm. She is also a director of First Merchants Corporation, a public company, where she serves as the chair of the audit committee and as its designated Financial Expert. Previously, she was a director of Windrose Medical Properties Trust, a public company (which was acquired by Healthcare REIT in 2006).

Ms. Wojtowicz is very experienced in matters of finance and entrepreneurship. Her understanding of financial strategy and her business acumen make her a valued resource in the performance of her roles as Chair of the Compensation and Benefits Committee and as a member of the Audit and Risk Management Committee.

The Board of Directors Recommends a Vote “FOR” All Nominees.

Retiring Director’s Biography

Robert L. Koch II, age 72, has been a director of SIGECO, SIGCORP, or the Company since 1986. As Chair of the Nominating and Corporate Governance Committee of the Company’s Board, Mr. Koch also serves as the Lead director. Mr. Koch is President and Chief Executive Officer of Koch Enterprises, Inc., a holding company comprised of worldwide subsidiaries that produce aluminum die castings, industrial painting systems, structural adhesives, recycled non-ferrous metals, and distribute heating and air conditioning equipment and hydraulic and pneumatic equipment and install building security systems. Mr. Koch was previously a director of Fifth Third Bancorp, a public company.

Pursuant to the Corporate Governance Guidelines, Mr. Koch will be retiring from the Board at this annual meeting.

OTHER EXECUTIVE OFFICERS

Other executive officers of the Company during 2010 were Jerome A. Benkert, Jr., age 52, Ronald E. Christian, age 53, William S. Doty, age 60, and John M. Bohls, age 54.

Mr. Benkert has served as Executive Vice President and Chief Financial Officer and President, Shared Services, since September 2010. He served as Executive Vice President and Chief Financial Officer of the Company since March 2000 and as Treasurer of the Company from October 2001 to March 31, 2002. Mr. Benkert has also served as director of Indiana Gas, SIGECO and VUHI since March 31, 2000. Prior to March 31, 2000 and since October 1, 1997, he was Executive Vice President and Chief Operating Officer of Indiana Energy’s administrative services company. Mr. Benkert is a member of the board of representatives of ProLiance Holdings, LLC.

Mr. Christian has served as Executive Vice President, Chief Legal and External Affairs Officer, and President, Vectren South, since September 2010. He served as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of the Company since August 1, 2004 and Executive Vice President, General Counsel and Secretary of the Company since May 1, 2003. Prior to May 1, 2003 and since March 31, 2000, Mr. Christian served as Senior Vice President, General Counsel and Secretary of the Company. Mr. Christian has also served as director of Indiana Gas, SIGECO and VUHI since March 31, 2000. Prior to March 31, 2000, and since 1999, he was Vice President and General Counsel of Indiana Energy. Mr. Christian is a member of the board of representatives of ProLiance Holdings, LLC.

William S. Doty has served as Executive Vice President of Utility Operation and President of VUHI since May 1, 2003. Mr. Doty also served as Senior Vice President of Energy Delivery for the Company from April of 2001 to May of 2003. He was Senior Vice President of Customer Relationship Management from January 2001 to April 2001. From January 1999 to January 2001, Mr. Doty was Vice President of Energy Delivery for SIGECO.

John M. Bohls has served as President, Vectren Energy Marketing and Services, Inc., since September 2010. He also served as President, Vectren Enterprises, Inc., from August 1, 2004 until August 31, 2010. Prior to August 31, 2004, Mr. Bohls served as President, Vectren Energy Services. Mr. Bohls is also a member of the board of representatives of ProLiance Holdings, LLC.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of common stock of the Company beneficially owned by the directors, the Chief Executive Officer, the four additional named executive officers, and all directors and executive officers as a group, as of February 2, 2010. Except as otherwise indicated, each individual has sole voting and investment power with respect to the shares listed below.

Name of Individuals or Identity of Group	Beneficial Ownership(1)
Carl L. Chapman	142,444	(2)(4)(5)
James H. DeGraffenreidt, Jr.	3,054	(5)(7)
Niel C. Ellerbrook	360,083	(3)(4)(5)(6)
John D. Engelbrecht	27,226	(3)(5)
Anton H. George	18,320	(4)(5)(8)
Martin C. Jischke	1,000	(2)(5)(7)
Robert G. Jones	590	(7)
Robert L. Koch II .	15,322	(2)(3)(4)(5)
William G. Mays	11,885	(2)(4)(5)
J. Timothy McGinley	20,489	(2)(4)(5)
R. Daniel Sadlier	585	(2)(5)
Michael L. Smith	6,644	(2)(5)
Jean L. Wojtowicz .	12,571	(2)(4)(5)
Jerome A. Benkert, Jr.	132,196	(2)(4)(5)
Ronald E. Christian	101,357	(2)(4)(5)
William S. Doty	53,539	(2)(3)(4)(5)
John M. Bohls	44,474	(2)(4)(5)
All Directors and Executive Officers as a Group (17 Persons)	951,779	(1)

(1)	No director or executive officer owned beneficially as of February 2, 2011, more than 0.44% of common stock of the Company. All directors and executive officers owned beneficially an aggregate of 951,779 shares or 1.16% of common stock of the Company.

(2)	This amount does not include derivative securities held under the Company’s nonqualified deferred compensation plans, which are in the form of stock units that are valued as if they were Company common stock. The derivative securities in those plans are shown below:

Name of Individuals or Identity of Group	Phantom Stock Units
Carl L. Chapman	35,268
Martin C. Jischke	4,920
Robert L. Koch II .	37,693
William G. Mays	6,009
J. Timothy McGinley	3,156
R. Daniel Sadlier	24,896
Michael L. Smith	5,898
Jean L. Wojtowicz .	6,494
Jerome A. Benkert, Jr.	2,934
Ronald E. Christian	39,921
William S. Doty	17,932
John M. Bohls	6,459
All Directors and Executive Officers as a Group	191,580

(3)	Includes shares held by spouse, jointly with spouse or as custodian for a minor.

(4)	Includes shares which the named individual has the right to acquire as of February 2, 2011 pursuant to options granted under the At Risk Plan.

(5)	This amount does not include stock unit awards granted to the named executive officers on January 1, 2008, February 12, 2009, January 1, 2010 and January 1, 2011 and dividend equivalents earned on these grants under the At Risk Compensation Plan and to the directors on May 19, 2010. The following derivatives are in the form of stock units and dividend equivalents which are valued as if they were common stock and are subject to certain transferability restrictions and forfeiture provisions.

Name of Individuals or Identity of Group	Stock Unit Awards
Carl L. Chapman	119,782
James H. DeGraffenreidt	1,713
Niel C. Ellerbrook	156,681
John D. Engelbrecht	1,713
Anton H. George	1,713
Martin C. Jischke	1,713
Robert L. Koch II .	1,713
William G. Mays	1,713
J. Timothy McGinley	1,713
R. Daniel Sadlier	1,713
Michael L. Smith	1,713
Jean L. Wojtowicz .	1,713
Jerome A. Benkert, Jr.	74,574
Ronald E. Christian	58,765
William S. Doty	51,355
John M. Bohls	50,096

All Directors and Executive Officers as a Group	528,383

(6)	Includes 68,000 shares held by the Niel & Karen Ellerbrook Family Foundation, for which he is a director. Mr. Ellerbrook has shared voting power and shared investment power over the shares held by the Foundation.

(7)	Martin C. Jischke was elected to the board on February 2, 2007, James H. DeGraffenreidt, Jr. was elected to the board on March 3, 2010 and Robert G. Jones was elected to the board on February 2, 2011. Our director ownership guidelines provide a five year transition period for compliance.

(8)	This amount does not include any shares held by certain charitable organizations and other corporations with which Mr. George is associated as to which he disclaims beneficial ownership.

OWNERSHIP OF VECTREN STOCK

Securities Owned by Certain Beneficial Owners

According to information filed with the SEC on January 21, 2011, the following shareholder was a beneficial owner of more than 5 percent of the Company’s common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class[1]
BlackRock, Inc.[2] 40 East 52nd Street New York, NY 10022	4,823,507	5.91%

1	As of December 31, 2010.

2	The information shown in this table for BlackRock, Inc. is derived from information filed with the SEC on January 21, 2011 on Schedule 13G. BlackRock’s filing states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock and that no one person’s interest in the Company’s common stock is more than 5 percent of the total outstanding common shares.

RELATED PERSON TRANSACTIONS

Review and Approval Policies and Procedures

We do not have a separate policy that codifies in a single document all of our policies regarding related person transactions. We do, however, have policies, procedures and practices for monitoring the occurrence of transactions involving the Company and our subsidiaries and related persons (directors and executive officers or their immediate family members, or shareholders owning 5% or greater of our outstanding stock) and for reviewing and approving related person transactions. Our Corporate Code of Conduct directs officers and employees to avoid relationships and financial interests in vendors, suppliers and contractors with whom the Company does business or who are seeking to do business with the Company. Further, the corporate policy requires employees owning or acquiring a financial interest of $25,000 or more or 5% ownership in such vendors, suppliers or contractors to report such relationships to their immediate supervisor. If the supervisor determines that a conflict exists, the supervisor is required to contact the appropriate executive officer and the director of Corporate Audit for resolution. Annually, as required by the Corporate Code of Conduct, the director of Corporate Audit requires all directors, officers and key employees to complete a certification regarding relationships and financial interests in vendors, suppliers, contractors and customers. The director of Corporate Audit also annually mails letters to Vectren’s major vendors, suppliers and contractors to inform them of these restrictions.

Our combined Code of Conduct and Code of Ethics for the Board of Directors require directors to promptly disclose to the Chair of the Nominating and Corporate Governance Committee any situation that involves, or may potentially involve, a conflict of interest. These Codes also provide for the Nominating and Corporate Governance Committee to review all relationships that exist between Vectren and a non-management director other than relationships relating to the director’s service on the Board. We also obtain information from directors at least annually about any of these relationships or transactions. The Corporate Code of Conduct, Code of Ethics for the Board of Directors and related acknowledgment forms are posted in the Corporate Governance section of the Company’s website at www.vectren.com.

In connection with the preparation of its annual proxy statement and Form 10-K, Vectren distributes a director and officer questionnaire to its directors and executive officers to elicit information about, among other matters, related person transactions. Data compiled from these questionnaires are reviewed by management, Vectren’s executive vice president, chief legal and external affairs officer and secretary, Vectren’s Nominating and Corporate Governance Committee of its Board of Directors and by the full Board.

CORPORATE GOVERNANCE AND MEETINGS AND

COMMITTEES OF THE BOARD OF DIRECTORS

Director Independence

The Board of Directors has determined that with the exception of Mr. Ellerbrook, who is the retired Chief Executive Officer of the Company, and Mr. Chapman, who is President and Chief Executive Officer of the Company, all members of the Board are independent since they satisfy the Company’s Director Independence Standards. The Director Independence Standards are set forth on pages 19-20 of this proxy statement.

Nomination of Directors By Shareholders

If a shareholder entitled to vote for the election of directors at a shareholders’ meeting desires to nominate a person for election to the Board of Directors of the Company, the Company’s By-Laws require the shareholder to deliver or mail a notice that is received at the principal office of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the shareholders for the preceding year. If, however, the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, the shareholder notice shall be given by the later of: (a) the date 90 days prior to the actual date of the shareholder meeting, or (b) the tenth day following the day on which the annual meeting date is first publicly announced or disclosed. In any case, such shareholder’s notice must set forth, in addition to the name and address of the shareholder submitting the nomination, as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in the solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected), and (v) the qualifications of the nominee to serve as a director of the Company.

The process described in the preceding paragraph is currently the sole formal process for shareholders to nominate persons to the Company’s Board of Directors. However, there is a framework in place for shareholders to contact the Board of Director’s Lead director, and, as part of that process shareholders may communicate regarding any prospective candidate for membership on the Board of Directors. The criteria employed by the Nominating and Corporate Governance Committee when considering all nominees to the Board of Directors are contained in the Company’s Code of By-Laws and are set forth in Appendix A.

Board Leadership Structure

During 2010, and presently, Mr. Ellerbrook holds the position of non-executive Board Chair, and Mr. Chapman holds the positions of President and Chief Executive Officer. The split of the position of Board Chair from the positions of President and Chief Executive Officer occurred at the end of May 2010 upon Mr. Ellerbrook’s retirement from active employment with the Company, with his last position being Board Chair and Chief Executive Officer. As part of the succession planning process for the President and Chief Executive Officer, in 2010 the Governance Committee determined, as provided in Section 1.G of the Corporate Governance Guidelines, that providing for Mr. Ellerbrook’s continued role as non-executive Board Chair would facilitate the transition of leadership to Mr. Chapman, and, so long as the transition progressed as envisioned by the Governance Committee and the Board, the positions of Board Chair and President and Chief Executive Officer could ultimately be reconsolidated with Mr. Chapman assuming all of those responsibilities. As discussed more fully in the Report of the Nominating and Corporate Governance Committee on pages 15-20 of this proxy statement, throughout the past year under the leadership of the Lead director, the Governance Committee has actively overseen the transition of leadership from Mr. Ellerbrook to Mr. Chapman, and has continuously apprised the Board of the developments in this area. It is now the assessment of the Governance Committee and the Board that this transition has successfully occurred and that Mr. Chapman is capable of assuming all of these responsibilities. Accordingly, subject to Mr. Chapman’s reelection by the shareholders to the Board at the 2011 Annual Meeting, effective immediately following that meeting the Board has elected Mr. Chapman to the offices of Board Chair, President and Chief Executive Officer. During Mr. Ellerbrook’s tenure with the Company the combination of these offices positively served the Company’s interests because of the efficiencies of having the roles combined. Because of the Board’s confidence in Mr. Chapman’s leadership, they have concluded that similar efficiencies will be realized by vesting him with the additional responsibilities of the Board Chair. By combining the performance of all of these responsibilities with Mr. Chapman, the Board will have regular direct access to his first hand knowledge of the operations of the Company, which will enhance their ability to effectively manage the Company’s businesses. To ensure the preservation of good governance, the Board will continue with the position of an independent Lead director and that person will ensure in those circumstances where it is advisable or necessary to have the non-employee, independent directors consider matters and take action, there is a strong, independent governance structure in place to facilitate those considerations and actions. The responsibilities of the Chair and the Lead director are set forth in the Corporate Governance Guidelines, which are posted at the Company’s website at www.vectren.com.

Board’s Role In Risk Oversight

As provided for in its charter, throughout the year the Audit and Risk Management Committee received and reviewed reports from management regarding enterprise risk issues affecting the Company and considered by management’s Risk Management Committee (“RMC”). The RMC, which is comprised of senior executives and other key members of management and led by the Treasurer and Vice President of Investor Relations, meets on approximately a bi-weekly basis. The RMC identifies and oversees organizational efforts to address the top strategic risks facing the Company, as well as other risks that arise during the course of operations. The types of strategic risks the RMC considers and monitors include financial, regulatory, environmental and compliance risks that could impact the business. For example, during 2010, the RMC oversaw and monitored issues relating to commodity hedging, coal mining operations, pipeline safety, cyber-security and credit risks. The Audit Committee receives detailed reports throughout the year regarding the activities of the RMC and strategic risk management efforts within the Company. In response to those reports, the Audit Committee may direct management to consider additional issues or provide additional information to the Committee regarding the RMC’s actions. The Audit Committee chair reports regularly to the Board regarding the risk matters presented to the Committee.

Board Meetings

The Board of Directors of the Company had eight meetings during the last fiscal year. No member attended fewer than 92.9% of the aggregate of Board meetings and meetings of the respective committees of the Board of which they are members. All of the members of the Board attended last year’s annual meeting.

The members of the Company’s Board of Directors are elected to various committees. The standing committees of the Board are: the Nominating and Corporate Governance Committee, the Corporate Affairs Committee, the Audit and Risk Management Committee, the Finance Committee, and the Compensation and Benefits Committee.

The members of the Nominating and Corporate Governance Committee are Robert L. Koch II, Chair, Anton H. George, William G. Mays, and J. Timothy McGinley. As Chair of the Committee, Mr. Koch is also the Company’s Lead director. Membership on the Committee is restricted to non-employee members of the Board of Directors who must be independent under New York Stock Exchange rules. The functions of the Committee are described under “Report of the Nominating and Corporate Governance Committee” below. There were three meetings of the committee during the past fiscal year.

The members of the Corporate Affairs Committee are William G. Mays, Chair, James H. DeGraffenreidt, Jr., John D. Engelbrecht, and Martin C. Jischke. None of the members is an officer or employee of the Company. The functions of the Committee are described under “Report of the Corporate Affairs Committee” below. There were three meetings of the Committee during the past fiscal year.

The members of the Audit and Risk Management Committee are Michael L. Smith, Chair, James H. DeGraffenreidt, Jr., R. Daniel Sadlier and Jean L. Wojtowicz. The Board of Directors has determined that Mr. Smith is the Committee’s designated “Financial Expert” under the SEC definition. Membership on the Committee is restricted to non-employee members of the Board of Directors who must be independent under New York Stock Exchange rules. The functions of the Committee are described under “Report of the Audit and Risk Management Committee” below. There were five meetings of the Committee during the past fiscal year.

The members of the Finance Committee are Niel C. Ellerbrook, Chair, John D. Engelbrecht, Robert L. Koch II and J. Timothy McGinley. The Finance Committee acts on behalf of the Board of Directors with respect to financing activities of the Company and its subsidiaries and also in instances where the Board has delegated authority to the Committee to act on behalf of the Board. The functions of the Committee are described under “Report of the Finance Committee” below. There were two meetings of the Committee during the past fiscal year.

The members of the Compensation and Benefits Committee are Jean L. Wojtowicz, Chair, Anton H. George, Martin C. Jischke, R. Daniel Sadlier and Michael L. Smith. Membership on the Committee is restricted to non-employee members of the Board of Directors who must be independent under the rules of the New York Stock Exchange. The functions of the Committee are described under “Report of the Compensation and Benefits Committee” below. There were four meetings of the Committee during the past fiscal year.

In 2009, the Board of Directors determined that it would be appropriate to create a temporary committee of the Board whose purpose would be to better understand the Company’s coal operations since in 2009, they contributed significantly to the Company’s consolidated net income. The Committee is chaired by Mr. McGinley and also has Messrs. Engelbrecht and Smith as members. The Committee met three times in 2010.

Director Compensation

As more fully discussed in the Report of the Nominating and Corporate Governance Committee, which begins on page 15 of this proxy statement, the establishment of compensation for non-employee directors is part of the responsibilities of that Committee. The philosophy for the compensation decisions is discussed in that report.

During 2010, non-employee directors of the Company received a cash retainer of $30,000 per year for service on the Board. The fees are paid in the form of a monthly retainer of $2,500. The Chair of the Audit and Risk Management Committee received a retainer of $7,500, paid in the form of a monthly retainer of $625. All other Committee Chairs received a retainer of $5,000, paid in the form of a monthly retainer of $416.66.

Non-employee directors also received a fee of $1,250 for each Company Board meeting attended. Each non-employee member of a committee of the Board was paid a fee of $1,250 for each committee meeting attended.

In addition to the compensation paid to all other non-employee board members, Mr. Ellerbrook received a stipend in the amount of $150,000 for his performance of responsibilities as non-executive chair beginning in June of 2010. This stipend will end as of the 2011 annual shareholders meeting.

In 2010, the compensation of the non-employee directors was evaluated by our independent compensation consultant who determined that certain components of the non-employee director compensation were significantly under market. As a result of that consultant’s analysis and advice, in October 2010, the Nominating and Governance Committee approved recommended increases in some components of our director compensation. Beginning in 2011, non-employee directors of the Company will receive a cash retainer of $45,000 per year for service on the Board. The fees will be paid in the form of a monthly retainer of $3,750. The Lead Director will receive a retainer of $15,000, paid in the form of a monthly retainer of $1,250. The Chair of the Audit and Risk Management Committee will receive a retainer of $10,000, paid in the form of a monthly retainer of $833.33. The Chair of the Compensation and Benefits Committee will receive a retainer of $7,000, paid in the form of a monthly retainer of $583.33. All other Committee Chairs receive a retainer of $5,000, paid in the form of a monthly retainer of $416.66. The attendance fees for board and board committee meetings were unchanged.

Non-employee directors also receive a fee of $1,250 for each Company Board meeting attended. Each non-employee member of a committee of the Board is paid a fee of $1,250 for each committee meeting attended.

As part of the total compensation package provided to non-employee directors, subject to each director’s re-election to the Board, a grant of stock unit awards will be made as of May 11, 2011, and the grant will vest at the end of one year. The equity compensation provided to non-employee directors is solely in the form of stock unit awards. In 2010, the value of the equity compensation awards was $40,000 per director. As a result of the analysis and advice from the compensation consultant discussed above, in 2011 this amount will increase to $50,000.

Pursuant to a director expense reimbursement policy approved by the Board of Directors, the Company reimburses the reasonable travel and accommodation expenses of directors to attend meetings and other corporate functions. Such travel may be by Company aircraft, if available.

The Board has adopted a director education policy. The Vectren Corporation Director Education Policy is administered by the President and Chief Executive Officer, with oversight by the Nominating and Corporate Governance Committee, and provides each non-employee director with an annual education allowance of up to $7,500 to use for continuing education programs to assist them with the discharge of their duties to the Company.

Under the Vectren Foundation Directors Matching Policy the Vectren Foundation will match qualifying contributions up to $5,000 annually, made by active non-employee members of the Board. Qualifying organizations must meet two criteria: (1) be designated a 501(c)(3) Federal tax exempt entity by the Internal Revenue Service and (2) promote and implement activities and programs, some of which are within the Company’s service area. This policy encourages and supports contributions that promote the preservation and restoration of natural resources, energy efficiency and renewable resources and institutions of higher education. The maximum match amount of $5,000 may be used by matching a single college or university gift not to exceed $2,500 and matching a single gift to an organization focused on environmental preservation/restoration or conservation not to exceed $2,500.

Directors are eligible to participate in the Vectren Corporation Nonqualified Deferred Compensation Plans described starting on page 54 under the heading “Nonqualified Deferred Compensation.” At the present time, directors may defer all or a portion of their director fees and restricted stock and stock unit awards upon the lapse of restrictions applicable to that stock and those stock units into the Vectren Corporation Nonqualified Deferred Compensation Plan, effective January 1, 2006, which is designed to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”).

The plans’ investment options mirror the investment options in the Company’s 401(k) Plan except that the deferred compensation plans do not include any limitation on the amount of the contributions which can be allocated to the Company’s common stock. Participants have the ability to elect a scheduled distribution of any amounts deferred into the plans as long as the distribution is at least three plan years after the end of the plan year for which the participant elects the deferral. Once the director’s service on our Board has ended, the balance in these plans is paid in either a lump sum or annual installments over 5, 10 or 15 years.

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2010. Information on compensation for Mr. Ellerbrook for his services as a director after his retirement is included in the Summary Compensation Table on pages 44 to 46 of this proxy statement. Mr. Ellerbrook did not receive additional compensation for his services as a director prior to his retirement and Mr. Chapman does not receive any additional compensation for his service as a director. No option awards or non-equity incentive plan awards were made to directors. Directors do not receive pensions and did not receive any above-market or preferential earnings on deferred compensation.

2010 Director Compensation Table

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Stock Awards (2)($) (c)	Option Awards (3) (d)	All Other Compensation (4)($) (d)	Total ($) (e)
James H. DeGraffenreidt, Jr.	$48,755	$39,810		$3,977	$92,542
John M. Dunn(5)	$26,255	$0		$3,743	$29,998
John D. Engelbrecht	$52,505	$39,810		$4,289	$96,604
Anton H. George	$50,005	$39,810		$5,289	$95,104
Martin C. Jischke	$51,255	$39,810		$4,747	$95,812
Robert L. Koch II	$54,588	$39,810		$13,067	$107,465
William G. Mays	$53,755	$39,810		$4,289	$97,854
J. Timothy McGinley	$57,505	$39,810		$5,411	$102,726
Richard P. Rechter(5)	$31,255	$0		$3,116	$34,371
R. Daniel Sadlier	$53,755	$39,810		$2,182	$95,747
Michael L. Smith	$65,005	$39,810		$6,789	$111,604
Jean W. Wojtowicz	$58,755	$39,810		$2,789	$101,354

(1)	This column represents annual cash retainers and meeting attendance fees paid to Board members. These retainers are more fully discussed above under “Director Compensation”.

(2)	This column reflects the value at the grant date based on FASB ASC Topic 718, which in this instance is the number of stock units issued multiplied by the share price on the date of grant.

(3)	No stock options were granted to directors in 2010 and no stock options have been granted to directors since 2003. At the end of the fiscal year ended December 31, 2010, the following directors had unexercised nonqualified stock options:

(a)	Mr. George had 1,384 unexercised stock options granted to him on May 1, 2002 with an expiration date of May 1, 2012 and an exercise price of $24.90.

(b)	Messrs Engelbrecht, Koch, Mays, McGinley, and Ms. Wojtowicz each held the following unexercised nonqualified stock options:

Grant Date	Expiration Date	No. of Shares	Exercise Price
5/1/2001	5/1/2011	2,805	$22.54
5/1/2002	5/1/2012	1,384	$24.90
10/1/2002	5/1/2012	2,400	$22.37
5/1/2003	5/1/2013	3,900	$22.57

(4)	This column includes dividends paid on stock unit awards in 2010, reimbursement for travel expenses and continuing director education and matching of qualifying charitable contributions. The table below discloses the breakdown of payments in the All Other Compensation column:

2010 Director Compensation - All Other Compensation

Name	Stock Unit Dividend	Directors Matching Policy Contributions	Travel Expense Reimbursement	All Other Compensation ($)
James H. DeGraffenreidt, Jr.	$1,713	$0	$2,264	$3,977
John M. Dunn	$616	$500	$2,627	$3,743
John D. Engelbrecht	$1,789	$2,500		$4,289
Anton H. George	$1,789	$3,500		$5,289
Martin C. Jischke	$1,789	$2,750	$208	$4,747
Robert L. Koch II	$1,789	$2,500	$8,778	$13,067
William G. Mays	$1,789	$2,500		$4,289
J. Timothy McGinley	$1,789	$3,500	$122	$5,411
Richard P. Rechter	$616	$2,500		$3,116
R. Daniel Sadlier	$1,789	$0	$393	$2,182
Michael L. Smith	$1,789	$5,000		$6,789
Jean W. Wojtowicz	$1,789	$1,000		$2,789

Messrs. Dunn and Rechter retired from the board at the 2010 annual Shareholder’s meeting.

REPORT OF THE NOMINATING AND

CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee (“Governance Committee”) is primarily responsible for corporate governance matters affecting the Company and its subsidiaries. The Governance Committee has four members and is composed entirely of non-employee directors all of whom the Board has determined to be independent pursuant to the New York Stock Exchange (“NYSE”) rules. The Governance Committee met three times during the past fiscal year. At each meeting, the Governance Committee conducts an executive session without management present.

Scope of Responsibilities

The Governance Committee has a number of significant responsibilities which are set forth in its charter posted at www.vectren.com, including:

•	Serving as a conduit for shareholders and other interested parties to communicate with the non-employee members of the Board regarding nominees and other matters affecting Company business;

•	Overseeing the succession planning process for the office of Chief Executive Officer, senior management and the primary leadership of the Company’s subsidiaries and affiliates;

•	Monitoring other corporate governance matters, including periodically reviewing the Company’s Code of By-Laws and Articles of Incorporation as they relate to corporate governance;

•	Formulating recommendations concerning the composition, organization and functions of the Board and its committees;

•

Identifying and selecting qualified nominees for election to the Board, including assessing the viewpoint, background and demographics of nominees, and whether their presence on the Board would contribute to the overall diversity of the Board;

•	Recommending programs for continuing Board member education and development;

•	Establishing qualification criteria for service as a member of the Board, including “independence;”

•	Assessing the contributions of existing members of the Board for reelection;

•	Monitoring the effectiveness and functioning of the Board and its various committees;

•	Approving management participation on compensated third party Boards of Directors; and

•	Establishing compensation for non-employee members of the Board.

2010 Accomplishments

Throughout the year, the Governance Committee gathered, assessed, and, as appropriate, acted upon information relating to corporate governance, including governance-related items described in the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), and those regulatory changes affecting listed companies established by the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). These efforts by the Governance Committee are ongoing.

As required by the Governance Committee’s Charter, which is posted on the Company’s website at www.vectren.com, the Governance Committee conducted an annual review of the Corporate Governance Guidelines applicable to the full Board. Based upon that review, the Governance Committee concluded that no modifications were necessary or advisable at the current time. The current Corporate Governance Guidelines are posted on the Company’s website at www.vectren.com.

The Governance Committee considers nominees for director, including nominees recommended by security holders. The policy for director nominations by shareholders is included under “Nomination of Directors by Shareholders” on page 10 of this proxy statement. The criteria considered by the Governance Committee and the full Board when assessing candidates are contained in the Company’s Code of By-Laws (“By-Laws”) and are also set forth in Appendix A of this proxy statement.

In anticipation of the impending retirement of Robert L. Koch II, over the course of 2010 the Committee conducted a search for a potential replacement director. After an extended process, the Governance Committee selected Mr. Robert G. Jones. Mr. Jones’ qualifications and experience are set forth on page 5 of this proxy statement. He was recommended for election by the Governance Committee and he was elected to the Board at the February 2, 2011 meeting. Mr. Jones is standing for election by the shareholders at this Annual Meeting.

During the year, the Governance Committee provided ongoing oversight with respect to each Board member’s relationship with the Company and its subsidiaries. This action was required under the “independence” standards for the Board, which were developed by the Governance Committee as required by the Company’s Corporate Governance Guidelines, and were approved by the full Board. The independence standards are set forth and discussed on pages 19-20 of this proxy statement. Based on these standards, the Board has determined that with the exception of Mr. Ellerbrook, who is non-executive Chair of the Board, and Mr. Chapman, who is President and Chief Executive Officer of the Company, all members of the Board are independent.

During the year, the Governance Committee evaluated each Board member’s presence on committees in light of the applicable qualification requirements, including additional independence requirements pertinent to certain of the committees. Based upon this evaluation the Governance Committee recommended the composition and leadership of each committee to the full Board. Thereafter, those recommendations were adopted by the full Board.

During the year, the Governance Committee oversaw a formal communication process to ensure there is adequate information provided to the Board regarding actions taken by the boards of directors at the Company’s wholly-owned subsidiaries and affiliates. That process provides for quarterly management updates to the Governance Committee relative to these actions.

The Governance Committee oversees non-employee directors’ compliance with the stock ownership guidelines that have been established by the Board. Those guidelines are more fully discussed on page 18 of this proxy statement. During the past year, stock ownership by directors was monitored and, as discussed on page 18 of this proxy statement, as of February 2, 2011, each director, with the exception of Martin C. Jischke, who was elected to the Board effective February 1, 2007, James DeGraffenreidt, Jr., who was elected to the Board effective March 3, 2010, and Robert G. Jones, who was elected to the Board effective February 2, 2011, met the ownership threshold required by those guidelines. There is a five-year transition period for compliance by new directors and each of the three directors mentioned above is still within that transition period.

During the year, the Governance Committee continued with the administration of the succession planning process for the senior management of the Company and the primary leadership of the Company’s subsidiaries and affiliates. The Governance Committee believes that actively engaging in the succession planning process is a critical part of the Company’s long-term management continuity preparedness. Succession planning is an ongoing process with respect to management positions across the Company and is an integral part of the Company’s normal personnel planning activities. Reports on this process were provided to the Governance Committee during the year. On a regular basis the chair of the Governance Committee provides updates on this subject to the Board as part of the executive session segments of Board meetings.

As part of their oversight of the succession planning process for the Chief Executive Officer position, the Governance Committee discussed during 2010 the organizational structures that could result from the possible retirement of Mr. Ellerbrook, the current non-executive Chair of the Board. Following Mr. Ellerbrook’s retirement last year as Chief Executive Officer, the Governance Committee decided that he should have a continuing role as non-executive Chair of the Board during the transition of leadership to his successor, Mr. Chapman. Such a continuing role was provided for in Section 1.G. of the Corporate Governance Guidelines. Throughout the year under the leadership of the Lead director, the Governance Committee assessed the transition process and has concluded that it has been successful. As a result, the Governance Committee recommended to the Board that Mr. Chapman be elected Board Chair effective immediately following the 2011 Annual Meeting, subject to his reelection to the Board by the shareholders at that meeting. This recommendation was adopted by the Full Board on March 2, 2011. The Governance Committee and the Board have also determined that given Mr. Ellerbrook’s significant knowledge and expertise in the energy industry, it would be valuable to the Company and its stakeholders for Mr. Ellerbrook to continue to serve as a director. This subject is more fully discussed on pages 34-36 of this proxy statement under the heading “Retirement of the CEO.”

Under the oversight of the Governance Committee, formal Board development activities were undertaken during the past year. The Board conducted a multi-day development session where they heard presentations from various external professionals with respect to important issues affecting the Company. As part of that session, the Board also received in-depth presentations from senior management regarding industry issues and processes affecting the Company and its subsidiaries. In addition, some members of the Board attended training activities focused on the development of directors’ skills.

The Governance Committee is charged with oversight of compensation for the non-employee members of the Board. Periodically, the Committee directs the preparation of an analysis of the continuing market competitiveness of that compensation. In early 2010 the Governance Committee had such an analysis prepared by Hay Group, Inc., which is the independent compensation consultant employed by the Compensation and Benefits Committee, and determined, based upon the results of that analysis, that the existing level of director compensation was not market competitive. The analysis included a review of the annual board retainer, board meeting attendance fees, committee retainers, committee meeting attendance fees, and equity grants. The analysis primarily relied upon a review of comparative data from the group of companies within the industry peer group that has been used by the Company to measure its performance and used by the Compensation and Benefits Committee when establishing executive compensation. Based upon the analysis and review of current market data, it was the conclusion of the independent consultant that the compensation to outside directors was well below both the average and the median for the Company’s peer group. In October of 2010, the Governance

Committee took action in response to that information and recommended an increase in director compensation. That recommendation was adopted by the Board at its November meeting, with an effective date of January 1, 2011. Director compensation is more fully discussed on pages 12-15 of this proxy statement under the “ Director Compensation.”

As the plan administrator of the Vectren Compensation At-Risk Compensation Plan (“At-Risk Plan”) with respect to compensation for non-employee members of the Board, the Governance Committee has determined, subject to each director’s re-election to the Board at the 2011 Annual Meeting to recommend annual awards of restricted units for directors effective as of May 11, 2011. The role of equity compensation as part of the total compensation provided to non-employee directors is more fully discussed on pages 12-15 of this proxy statement.

The chair of the Governance Committee administered the annual Board performance evaluation process pursuant to which the Board critiqued its performance. The chair of the Governance Committee then presented the evaluation results to the full Board. In response, senior management will develop an action plan that will be executed over the course of 2011.

Early in 2011, the chair of the Governance Committee received affirmations from the chairs of all other committees certifying that their respective charters were adhered to in 2010, and specifying whether any changes to those charters were determined to be necessary or advisable. During the year the Governance Committee amended its charter on two occasions. The first related to the expiration of the Company’s shareholder rights agreement. Following that occurrence, it was necessary to delete references to that agreement from the charter. The second occurred as a result of the enactment of the Dodd-Frank Act and addressed that law’s requirements with respect to shareholder access provisions under the rules of the SEC. In response to the Dodd-Frank Act, the Governance Committee also developed and recommended related changes to the Corporate Governance Principles and the Code of By-Laws. All of the Governance Committee’s recommended changes were approved by the Board during 2010.

In connection with the 2011 Annual Meeting, and employing the qualification criteria set forth in the Corporate Governance Guidelines, as well as the director retention criteria approved by the Board, the Governance Committee evaluated all of the nominees who are standing for reelection. As a result of that process, the Governance Committee concluded that the full Board should recommend to the shareholders that, with the exception of Mr. Robert L. Koch, II, who is retiring at the 2011 Annual Meeting, all of the existing directors should be reelected.

Share Ownership Policy

Our Company’s share ownership policy requires officers and non-employee directors to meet share ownership targets. The Committee adopted that policy in 2000 and it provides a five-year transition period for non-employee directors to comply with their applicable share ownership targets. The Board expects the covered persons to make ratable progress toward compliance each year. The program includes these key features:

•

Participants who are non-employee directors have a share ownership target based on a multiple of five times their annual cash retainer, which for the past year amounted to $150,000. As of January 1, 2011, when the revised director compensation became effective,[1] that ownership target increased to $225,000. As of February 2, 2011, all of the non-employee directors, excluding Messrs. Jischke, DeGraffenreidt and Jones, who are all still in the transitional five year compliance period, exceeded the established ownership requirements. The Governance Committee reviews non-employee director stock ownership on an annual basis.

•

A participant may count toward his or her target the value of owned shares, derivative units of our stock in our nonqualified deferred compensation plans and vested “in the money” stock options, restricted shares and stock unit awards, with value based on the market price of our common stock.

[1]	The revision to director compensation is discussed on pages 12-15 of this proxy statement.

Annual Committee Charter Review and Performance Evaluation

As required by the Governance Committee’s charter, earlier this year the Committee reviewed its charter and determined that two modifications were advisable. Those modifications are discussed earlier in this report. Also, as required by the Governance Committee’s charter, the Committee conducted an annual performance evaluation, the results of which have been discussed among the Committee members.

Director Independence Standards

In determining director independence, the Board considers broadly all relevant facts and circumstances, including the corporate governance listing standards of the NYSE, which are summarized below. The Board considers the issue not merely from the perspective of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director must be free of any relationship with the Company that impairs the director’s ability to make independent judgments, including indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company.

At a minimum, in making the independence determination, the Board applies the following standards, and it also considers any other relationships it deems relevant. A director will not be considered independent if any of the following criteria apply:

1. The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer,2 of the Company.

2. The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

3. (A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or, (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4. The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s Compensation Committee.

5. The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

In determining that the independent directors satisfied the above criteria, the Governance Committee considered the following transactions. In 2010, the Company purchased from Koch Enterprises, Inc., a corporation in which Mr. Koch has an interest, commodity-type products, including air conditioning units, in the aggregate amount of approximately $878,470. These purchases represent a very small percentage of the consolidated 2010 revenues for Koch Enterprises, Inc. In 2010, the Company purchased approximately $58,920 of advertising time from South Central Communications, Inc., a corporation in which Mr. Engelbrecht has an interest, which represents a very small percentage of that corporation’s 2010 revenues. In 2010, the Company had banking relationships with Old National Bank, of which Mr. Jones is President and Chief Executive Officer. The

[2]	For purposes of this standard, the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

total fees paid for those relationships, were $149,675, and represent a very small percentage of that corporation’s 2010 revenues. In addition, Old National Bank purchased utility services from the Company which also did not represent a significant percentage of Old National Bank’s revenues. The Governance Committee determined that the amounts involved in these transactions were well below the levels provided in the director independence standards and were not material to the relevant directors or to any person or organization with whom they are affiliated.

Selection and Evaluation of Director Candidates

All director candidates must meet the requirements established by the Governance Committee from time to time and the director qualification standards included in the Company’s Corporate Governance Guidelines. Candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In considering director nominees, pursuant to its charter the Governance Committee considers diversity, including geographic as well as other considerations described below, as a key factor in selecting candidates for election to the Board. In discharging this responsibility, the Governance Committee assesses the viewpoint, background and demographics of the candidates. The Governance Committee seeks to create a board that is strong in its collective knowledge and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and other factors the Corporate Governance Committee deems appropriate. When considering a candidate, the Governance Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then current mix of director attributes, including the matters discussed above, as well as ethnicity, race and gender. Specific selection criteria are set forth in the By-Laws and are also included in Appendix A.

Commitment

The Governance Committee is committed to ensuring that the Company implements and follows corporate governance principles that fulfill its responsibilities under its charter and to enhance, where appropriate, the company’s corporate governance practices. The Governance Committee anticipates meeting at least three times in 2011.

Nominating and Corporate Governance Committee

Robert L. Koch II, Chair, Anton H. George, William G. Mays, and J. Timothy McGinley

REPORT OF THE CORPORATE AFFAIRS COMMITTEE

The Corporate Affairs Committee is primarily responsible for ensuring the discharge of the Board’s duties relating to the Company’s policies, practices and procedures as a responsible corporate citizen. The Corporate Affairs Committee consists of four members and is composed entirely of non-employee directors, all of whom the Board has determined to be independent pursuant to the NYSE rules. The Corporate Affairs Committee met three times during the past fiscal year. At each meeting, the Corporate Affairs Committee conducts an executive session without management present.

Scope of Responsibilities

The Corporate Affairs Committee’s responsibilities are set forth in its charter, which is posted on the Company’s website at www.vectren.com. Those responsibilities include:

•	Overseeing policies, practices and procedures relating to business practices, including compliance with applicable laws and regulations;

•	Overseeing policies, practices and procedures relating to public communications with key stakeholders, other than the financial community;

•	Overseeing policies, practices and procedures relating to community relations, including charitable contributions and community affairs;

•	Overseeing policies, practices and procedures relating to customer relations, including customer satisfaction and quality of customer service;

•

Overseeing policies, practices and procedures relating to employer practices and procedures, including the Company’s objective of being an employer of choice, the attainment of workforce diversity, and compliance with employment related laws, regulations and policies and the promotion of a culture of safety; and

•	Overseeing policies, practices and procedures relating to environmental compliance and stewardship, including adherence to environmental laws and regulations.

2010 Accomplishments

The Company’s environmental compliance and stewardship was considered at each meeting of the Corporate Affairs Committee. Presentations were provided regarding potential new or revised Environmental Protection Agency (“EPA”) regulations, including (1) regulation of fly ash as a hazardous material; (2) the Clean Water Act regulating discharges from power plants, and (3) new regulation of emissions from the Company’s coal fired electric generating units. Reports were also provided on the status of former manufactured gas plant remediation activities and associated cost recovery efforts.

The Corporate Affairs Committee monitored activities related to the Company’s relationships with its customers, including the ongoing measurement of customer satisfaction which is used by the Compensation and Benefits Committee as a performance metric for annual incentive awards under the Company’s At Risk Compensation Plan (“At Risk Plan”). That performance metric is discussed further on page 39 of this proxy statement. The Corporate Affairs Committee also regularly received reports relative to the measurement of customer satisfaction as determined by the firm of J.D. Power and Associates. Reports were provided regarding the Company’s Universal Service Program that provides bill discounts to low income customers, the Company’s continued implementation of gas and electric efficiency programs, and the Company’s utility call center performance. Management also regularly reported on ongoing regulatory proceedings before the Indiana Utility Regulatory Commission and the Public Utilities Commission of Ohio.

The Corporate Affairs Committee monitored the activities of the Vectren Foundation. This monitoring included receiving regular reports regarding the Foundation’s activities in the Company’s operating areas.

The Company’s safety performance was monitored by the Corporate Affairs Committee. Considerable attention was given to vehicular safety training, the Company’s safety focus through communications to employees, as well as efforts that can and should be implemented to minimize workplace accidents and injuries. Safety performance is also used by the Compensation and Benefits Committee as a metric in establishing annual incentive payment awards under the At Risk Plan. That performance metric is discussed further on page 39 of this proxy statement.

The Corporate Affairs Committee monitored the Company’s employment practices. This monitoring included reports on negotiations related to a new labor contract at one of the Company’s operating utilities and the Company’s continuing employee diversity efforts. These Corporate Affairs Committee also received reports regarding the Company’s focus on its supplier diversity program.

Finally, legislative matters of importance to the Company at the federal level, as well as in Indiana and Ohio, were reviewed and discussed with the Corporate Affairs Committee.

Annual Committee Charter Review and Performance Evaluation

As required by the Corporate Affairs Committee’s charter, in late 2010 the Committee reviewed its charter and determined that no modifications were necessary or advisable at this time. Also, as required by the Corporate Affairs Committee’s charter, the Committee conducted an annual performance evaluation, the results of which will be discussed by the Committee at the next regularly scheduled meeting.

Commitment

The Corporate Affairs Committee is committed to ensuring that the Company conducts its operations consistent with being a good corporate citizen. The Corporate Affairs Committee anticipates meeting at least three times in 2011 to continue to focus on the matters set forth in its charter.

Corporate Affairs Committee

William G. Mays, Chair, James H. DeGraffenreidt, Jr. John D. Engelbrecht, and Martin C. Jischke.

REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE

The Audit and Risk Management committee (“Audit committee”) oversees the Company’s financial reporting process on behalf of the full Board. The Audit committee currently consists of four members, who each satisfy the “independence” standard established by the full Board, as well as the independence requirements contained in the Corporate Governance Listing Standards of the NYSE. The Audit committee met five times during the past fiscal year.

Scope of Responsibilities

The Audit committee operates under a written Audit and Risk Management Committee Charter containing provisions that address requirements imposed by the SEC and the NYSE. That charter is posted on the Company’s website at www.vectren.com. The Audit committee’s responsibilities include the authority and the responsibility of:

•	Overseeing the integrity of the Company’s financial statements;

•	Overseeing the Company’s compliance with legal and regulatory requirements;

•	Overseeing the registered public accounting firm’s (independent auditor’s) qualifications and independence;

•	Overseeing the performance of the Company’s internal audit function (Corporate Audit) and independent auditor;

•	Overseeing the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; and

•	Overseeing the Company’s practices and processes relating to risk assessment and risk management.

2010 Accomplishments

In fulfilling its oversight responsibilities, the Audit committee reviewed and discussed with management and the independent registered public accounting firm the financial statements and report of management on the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K. The Audit committee also received reports from management with respect to each of the Company’s Quarterly Reports on Form 10-Q and reviewed drafts of the Company’s earnings releases prior to public dissemination.

Mr. Michael L. Smith serves as the Audit committee designated “audit committee financial expert,” as previously determined by the Board of Directors. The appointment and designation were reviewed and approved by the Nominating and Corporate Governance committee and confirmed by the Board of Directors.

The Audit committee reviewed with the independent registered public accounting firm its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit committee under generally accepted auditing standards.

In addition, the Audit committee has discussed with the independent registered public accounting firm its independence from management and the Company, including the matters in such firm’s written disclosures made to the Audit committee pursuant to the requirements of the Independence Standards Board.

The Audit committee also discussed with the Company’s director of corporate audit and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit committee meets periodically with the director of corporate audit and independent registered public accounting firm, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

During the year, the Audit committee administered the Company’s policy regarding when and under what circumstances the Company can engage its independent registered public accounting firm to provide non-audit related services.

During the year, the Audit committee received reports from the Company’s legal counsel with respect to litigation, claims and other legal matters potentially affecting the Company.

During the year, the Audit committee was involved in monitoring the efforts undertaken by management to document, test and evaluate the Company’s system of internal controls over financial reporting in response to the certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

In early 2010, the Audit committee reviewed and approved the Corporate Audit department work plan for activities to be undertaken by the department during 2010.

The Audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement of Auditing Standards No. 61 (Codifications of Statements on Auditing Standards, AU380), as amended, as adopted by the Public Company Accounting Oversight Board. The Audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s independence, and has discussed with Deloitte & Touche LLP their independence.

Corporate Code of Conduct

As provided for in its charter, the Audit committee is responsible for establishing, reviewing and updating periodically a Corporate Code of Conduct (“Code”) and ensuring that management has established a system to enforce this Code. This process includes confirming that the Code is in compliance with all applicable rules and regulations. Additionally, processes have been outlined within the Code that provides Company employees and others with the ability to directly contact the Chair of the Audit committee with issues arising under the Code. A copy of the Code is posted on the Company’s website at www.vectren.com. The Audit committee reviews management’s monitoring of the Company’s compliance with the Code, and confirms that management has the proper review system in place to provide that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements. The Audit committee also confirmed, with assistance from the Corporate Audit department, that during 2010 the members of the Board have complied with the Code.

Risk Management

As provided for in its charter, the Audit Committee, throughout the year, received and reviewed reports from management regarding enterprise risk issues affecting the Company and considered by management’s risk management committee. This included a comprehensive and regular review of numerous business matters that present potential risks for the Company.

Sarbanes-Oxley Section 404 Compliance

Throughout the year the Audit committee received and reviewed reports from the director of Corporate Audit regarding the Company’s ongoing compliance with Sarbanes-Oxley Section 404. The Audit committee also received reports on this subject from the Company’s chief financial officer and chief accounting officer, as well as commentary from the Company’s independent registered public accounting firm with respect to the company’s compliance.

Delineation of Responsibilities Between Management, the Independent Registered Public Accounting Firm, and the Audit Committee

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; establishing and maintaining disclosure controls and procedures; establishing and maintaining internal controls over financial reporting; evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal controls over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal controls over financial reporting.

The Company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal controls over financial reporting.

The Audit committee’s responsibility is to monitor and review the processes performed by management and the independent registered public accounting firm. It is not the Audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit committee members are not employees of the Company. Therefore, the Audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements.

Furthermore, the Audit committee’s considerations and discussions with management and the independent registered public accounting firm concerning the Company’s audited and unaudited financial statements, internal controls and related matters do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

2010 Form 10-K

In reliance on the reviews and discussions referred to above, the Audit committee recommended to the full Board that the audited consolidated financial statements of the Company and its subsidiaries for 2010 be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

A copy of the Company’s 10-K is available without charge upon request. Send your request to:

Attn:	Investor Relations
Vectren Corporation One Vectren Square Evansville, IN 47708 vvcir@vectren.com

Reappointment of Deloitte & Touche LLP (“Deloitte”)

The Audit committee considered and has recommended to the full Board that Deloitte be reappointed as the Company’s independent registered public accounting firm for fiscal year 2011. That recommendation calls for the reappointment to be subject to ratification by the shareholders of the Company at the 2011 Annual Meeting.

Annual Committee Charter Review and Performance Evaluation

As required by its charter, the Audit committee reviewed its charter during 2010. The Audit Committee approved modifications to the charter in 2009 that were subsequently approved by the full Board in 2010. In this regard, the charter was amended and restated in early 2010. Also, as required by its charter, the Audit committee conducted an annual performance evaluation, the results of which have been discussed among the committee members.

Commitment

The Audit committee is committed to ensuring that the Company implements and follows necessary and appropriate financial reporting processes. The Audit committee anticipates meeting at least quarterly throughout 2011.

Audit and Risk Management Committee

Michael L. Smith, Chair, James H. DeGraffenreidt, R. Daniel Sadlier, and Jean L. Wojtowicz

REPORT OF THE FINANCE COMMITTEE

The Finance Committee is primarily responsible for ensuring the discharge of the Board’s duties relating to the financing activities of the Company’s utility and non-utility businesses. The Finance Committee consists of four members, all of whom are non-employee directors. The chair of the Finance Committee is Niel C. Ellerbrook, Chair of the Board. The Finance Committee met two times during the last fiscal year. At each meeting, the Finance Committee conducts an executive session with only Committee members present.

Scope of Responsibilities

The Finance Committee’s responsibilities are set forth in its charter, which is posted on the Company’s website at www.vectren.com. Those responsibilities include:

•

Acting within parameters established by the full Board with respect to financing activities of the Company, including, as necessary or advisable, financing activities of one or more of its subsidiaries or affiliates;

•

Acting on behalf of the full Board in limited instances where it is not practical for the full Board to meet and take action with respect to finance matters and only within parameters prescribed and delegated by the full Board; and

•

Appointing from among management the members of the Company’s Investment Committee, which is charged with monitoring retirement plan investments; developing retirement plan investment policies; selecting and reviewing investment managers and investment advisors; reviewing the funded status of the pension plans; and recommending Company contribution levels. The Committee is also kept informed of the general activities of the Investment Committee for informational purposes only, but does not make investment decisions, nor does it perform any functions delegated to the Investment Committee.

2010 Accomplishments

In the spring of 2010 the Finance Committee reviewed and approved updates to the Company’s 2010 financing program. As part of this action, the Committee received presentations from management regarding the Company’s credit ratings and capitalization ratios, as well as the forms of financing instruments that are available to the Company to effectuate both its short and long-term financing requirements. The Committee also received an overview of the state of the financial markets. At that meeting, the committee received a report from management with respect to the company’s retirement plans. Those reports addressed investment criteria, fund performance, funding requirements and plan administration matters. The committee also reviewed and provided input on the Company’s plans to renew and extend its credit facilities, as well as its efforts to execute long-term debt issuances in favorable markets to reduce the reliance on short-term credit facilities.

At its meeting in the fall of the year, the Committee reviewed the Company’s 2011 financing plans, as well as management’s recommended dividend level to be effective December 1, 2010. The Committee also received a capital markets report from one of the Company’s investment bankers. Finally, the Committee received a status report on the execution of the Company’s 2010 financing program.

Annual Committee Charter Review and Performance Evaluation

As required by the Finance Committee’s charter, in early 2011 the Committee reviewed the charter and determined that no changes were necessary or advisable at this time. At its fall 2010 meeting, the Committee revised its charter to address its involvement with respect to the Company benefit plans. The Committee’s role in those matters is summarized above in the Scope of Responsibilities section of this report and is more fully set forth in the Finance Committee’s charter. Also, as required by the Finance Committee’s charter, the Committee has conducted an annual performance evaluation, the results of which will be discussed with the Committee at its next meeting.

Commitment

The Finance Committee is committed to overseeing the financing activities of the Company on behalf of the full Board and, in limited circumstances, to act on behalf of the Board with respect to financing matters when delegated authority to respond to certain circumstances. The Finance Committee is also committed to discharging its role with respect to the Company’s benefit plans, as more fully defined in the charter. The Finance Committee anticipates meeting at least two times in 2011 to continue to focus on the matters set forth in its charter.

Finance Committee

Niel C. Ellerbrook, Chair, John D. Engelbrecht, Robert L. Koch II, and J. Timothy McGinley

EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

Compensation and Benefits Committee

The Compensation and Benefits Committee (“Compensation Committee”) has five members and met four times in fiscal 2010. The Compensation Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the NYSE rules. The Compensation Committee members are also required to meet other independence requirements imposed by federal laws and regulations. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website at www.vectren.com. At each meeting, the Compensation Committee conducts an executive session without management present.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•	Establish the base salary, incentive compensation and any other compensation for the Company’s President and Chief Executive Officer and the other executive officers of the Company;

•

Administer the Company’s management incentive and stock-based compensation plans, and oversee the administration of the Company’s retirement and welfare plans and discharge the duties imposed on the Compensation Committee by the terms of the plans; and

•	Conduct the performance appraisal for the President and Chief Executive Officer; and perform other functions or duties that are deemed appropriate by the full Board.

Compensation decisions for the five executive officers, which include the President and Chief Executive Officer and other executive officers of the Company, are made by the Compensation Committee. Decisions regarding non-equity compensation for other officers are made by the Company’s President and Chief Executive Officer and are reviewed and evaluated by the Compensation Committee. The Committee has engaged Hay Group, Inc. (“Hay Group”), an independent outside global human resources consulting firm, to conduct an annual review of the Company’s total compensation program (base salary, annual incentives and long-term incentives) for the executive officers. At the Compensation Committee’s direction, Hay Group also provides advice with respect to the total compensation for the Company’s other officers, as well as the officers of the Company’s primary subsidiaries.

The agendas for meetings of the Compensation Committee are established by its Chair with assistance from the other members of the Committee, the Compensation Committee’s independent compensation consultant, and the Company’s President and Chief Executive Officer, Chief Financial Officer, and Chief Legal and External Affairs Officer and Secretary. Compensation Committee meetings are regularly attended by the President and Chief Executive Officer, Chief Financial Officer, Chief Legal and External Affairs Officer and Secretary, and the Vice President of Human Resources. The Compensation Committee’s Chair reports the Committee’s recommendations on executive compensation to the Board. Independent advisors, as directed by the Committee, support the Compensation Committee in its duties. In addition, one or more of the Company’s officers, as well as the Company’s Human Resources department, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Company’s Human Resources department is charged by the Committee with the task of executing the compensation plans and programs adopted by the Committee, as well as implementing changes in compensation levels as directed by the Committee. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary or advisable to assist in the fulfillment of its responsibilities.

Role of President and Chief Executive Officer in the Compensation Process

Compensation determinations for our five named executive officers, including the President and Chief Executive Officer, are made by the Compensation Committee. The Committee delegates certain administrative duties to, and solicits recommendations from, Mr. Chapman, the President and Chief Executive Officer. He provides recommendations to the Committee regarding the base salary, annual incentive and stock-based compensation opportunities for the other executive officers. He receives and reviews market data from the Committee’s independent compensation consultant. After considering that data, Mr. Chapman also takes internal pay equity into account in making his recommendations, as well as the overall performance of each officer, the officer’s contributions to the Company over the past year, the officer’s experience and potential, and any change in the officer’s functional responsibility, Mr. Chapman’s recommendations are reviewed by the Committee with assistance from its independent compensation consultant, and the Committee can accept or make upward or downward adjustments to the recommended amounts. Determinations regarding short-term and long-term incentive opportunities under the Company’s At Risk Compensation Plan (“At Risk Plan”) for officers are made by the Committee.

The President and Chief Executive Officer regularly attends Committee meetings to provide input as a representative of management. At each meeting the Committee goes into an executive session and excuses Mr. Chapman and any other members of management who may be present.

Share Ownership Policy

Our Company’s share ownership policy requires officers and non-employee directors to meet share ownership targets. The Committee adopted that policy in 2000 and it provides a five-year transition period for officers to comply with their applicable share ownership targets. The Compensation Committee expects the officers to make ratable progress toward compliance each year. The program includes these key features:

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Participants who are officers have a share ownership target based on a multiple of their base salary, which is two times base salary for Mr. Bohls, three times base salary for Messrs. Benkert, Christian, and Doty, and five times base salary for Mr. Chapman. As of February 2, 2011, all of the five named executive officers listed in the Summary Compensation Table exceeded the established ownership requirements. Mr. Ellerbrook, who retired as Chief Executive Officer in May of 2010, is also listed in the summary compensation table. As of the date of his retirement, he was in compliance with the stock ownership guidelines that were applicable to him as the Company’s Chief Executive Officer. The Committee reviews executive officers’ stock ownership on an annual basis. As of February 2, 2011, all of the Company’s current officers subject to the share ownership policy either held the required level of shares or they were still in their five year compliance transition period.

•

A participant may count toward his or her target the value of owned shares, derivative units of our stock in our nonqualified deferred compensation plans and vested “in the money” stock options, restricted shares and stock unit awards, with value based on the market price of our common stock.

Compensation Consultant

The Compensation Committee has the authority under its charter to retain outside consultants to provide assistance. In accordance with this authority, the Committee engaged Hay Group as its independent compensation consultant for 2010. The representatives of Hay Group report directly to the Compensation Committee and in performing their engagements work under the direction and supervision of the Chair of the Compensation Committee. Once that work is completed, it is then reported to the entire Committee for review, discussion and, if appropriate, action by the Committee. As discussed on pages 17-18 of this proxy statement, Hay Group is also engaged from time to time by the Nominating and Corporate Governance Committee to assist with the review and establishment of appropriate, market based compensation for the non-employee members of the Board. Hay Group is not engaged in providing services or advice to other parts of our business. Under the direction and supervision of the Chair of the Compensation Committee, Hay Group provides market data concerning compensation of executives at comparable companies in order to assist the Committee in determining whether the compensation system is a reasonable and appropriate means to achieve the Company’s business objectives. From time to time, Hay Group is also engaged by the Compensation Committee to provide advice with respect to other elements of executive compensation, including providing regulatory updates, as well as advice with respect to employment agreements, perquisites, and other arrangements affecting executives. The Committee has reengaged Hay Group as its independent compensation consultant for 2011.

Early in 2011 the Compensation Committee codified its long-standing practice of providing that its compensation consultant must be independent. To ensure that occurs, the consultant can only perform work for the Company pursuant to an engagement of the Compensation Committee which provides that the work is performed under the direction and supervision of the Committee Chair, and work for the Nominating and Corporate Governance Committee with respect to the compensation for non-employee members of the Board. The policy, which is entitled the Vectren Corporation Compensation Consultant Engagement Policy, is available on the Company’s website at www.vectren.com. This policy is also intended to ensure that the Compensation Committee remains in compliance with the independence requirements imposed by the Dodd-Frank Act (“Dodd-Frank Act”).

Recoupment or Clawback Policy

Early in 2011, the Compensation Committee adopted a recommended pay recoupment or clawback policy which provides, under certain conditions, for the return of annual incentive compensation received by officers of the Company and its subsidiaries for a period of up to three years. Generally stated, those conditions are a material restatement of the Company’s consolidated financial statements for a prior period, which, if such restated financial statements had been in effect at the time that compensation was paid would have resulted in a lesser payment. The policy is intended to position the Company to comply with the requirements of the Dodd-Frank Act in this area, recognizing that neither the Securities and Exchange Commission nor the New York Stock Exchange has adopted rules implementing this part of the law. The policy explicitly acknowledges that upon the adoption of further guidance from these authorities, the policy will need to be revised. Given the pending uncertainty in this area due to the lack of definitive guidance from the SEC and the NYSE, the Compensation Committee reserved the right in the At Risk Plan to be voted upon at this meeting and grant agreements for 2011 awards of long-term incentive compensation issued under the At Risk Plan to subject those grants to any successor policy adopted by the Committee during the pendency of those grants. The Committee’s recommended pay recoupment or clawback policy has been approved by the Board and is available on the Company’s website at www.vectren.com.

Oversight of Company Benefits Plans

In addition to the responsibilities with respect to executive compensation, which are fully discussed in the Compensation Discussion and Analysis starting on page 31 of this proxy statement, pursuant to its charter the Compensation Committee also has general oversight authority of the Company’s benefit plans applicable to all employees and retirees. In furtherance of that charge, during 2010 the Committee received reports from management regarding the Company’s retirement and welfare plans. Those reports included an assessment of the impact of federal health care reform on the Company’s benefit plans and obligations. The Compensation Committee anticipates continuing to receive such informational reports during 2011. As discussed on page 26 of this proxy statement, the Finance Committee also has some shared responsibilities with respect to certain of the Company’s benefit plans.

The Compensation Committee also received reports from management regarding ongoing efforts by the Company to continuously improve the design of its incentive plans applicable to the majority of the Company’s’ employees. While the Committee does not directly administer those plans, it provides counsel to management with respect to plan design issues. The Committee anticipates continuing to play such a role in 2011.

Employee Engagement Survey

During 2010 the Compensation Committee received detailed reports from management with respect to the Company’s biennial employee survey conducted with all employees. The Committee offered its counsel to management regarding the survey results and how best to continuously improve those results.

Company’s Human Resources Advisory Committee

The Company has a Human Resources Advisory Committee (“HRAC”) that is composed solely of management and is focused upon establishing policy for human resource matters. Under its charter, the Compensation Committee is charged with appointing the members to the HRAC. Each year the Committee reviews HRAC membership, and, with input from the President and Chief Executive Officer, selects members of management to serve on that committee.

Compliance with Internal Revenue Service Code Section 409A

Throughout 2010 the Compensation Committee oversaw management’s actions to ensure compliance with Internal Revenue Code Section 409A. These efforts included reviewing all plans and agreements of the Company, its subsidiaries and affiliates, to confirm they properly confirm to the requirements of that law. As of the end of 2010, management advised the Committee that all of those plans and agreements are in conformity with the requirements of that law.

Regulatory Updates and Governance Practices

Throughout 2010 the Compensation Committee regularly received updates from Hay Group regarding regulatory developments in the area of executive compensation. Those updates also addressed executive pay and governance practices as established by corporate governance rating firms. In establishing the executive compensation program that is more fully described in the Compensation Discussion and Analysis starting on page 31 of this proxy statement, the Committee is ever mindful of these regulatory developments regarding executive pay and governance practices and endeavors to ensure that the Company’s executive compensation program is in alignment with those developments and practices.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, disallows the deduction from corporate taxable income of “compensation” paid in excess of one million dollars to the Chief Executive Officer and the other three highest paid employees unless the compensation is payable solely on achievement of one or more pre-established objective performance goals. The At Risk Plan, as re-approved by our shareholders in April 2006 and as proposed to be reapproved at this meeting, has been structured to give the Committee the discretion to award compensation which satisfies the requirements of Section 162(m) of the Internal Revenue Code. Consequently, the Committee intends to the extent practical and consistent with the best interests of the Company and its shareholders to use compensation policies and programs that preserve the tax deductibility of compensation expenses. The At Risk Plan also permits the Compensation Committee to require the deferral of any payment to these executives if the deduction would be eliminated by Section 162(m) until the deduction would no longer be eliminated or the executive officer separates from service. The delayed payment is automatically transferred to our nonqualified deferred compensation plan.

Compensation Discussion and Analysis

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference to the Company’s Annual Report on Form 10-K.

Annual Committee Charter Review and Performance Evaluation

As required by the Compensation Committee’s charter, late in 2010 the Committee reviewed the charter and determined that no modifications were necessary or advisable. Also, as required by the Compensation Committee’s charter, the Committee has conducted an annual performance evaluation, the results of which have been discussed by the Committee.

The Compensation Committee expects to meet at least three times in 2011.

Compensation and Benefits Committee

Jean L. Wojtowicz, Chair,
Anton H. George,
Martin C. Jischke,
R. Daniel Sadlier, and
Michael L. Smith

COMPENSATION DISCUSSION AND ANALYSIS

In this “Compensation Discussion and Analysis” section the terms “we,” “our,” and “us” refer to Vectren Corporation and the term “Committee” refers to the Compensation and Benefits Committee of Vectren’s Board of Directors.

Forward-Looking Statements

The following discussion and analysis contains statements regarding future Company and individual performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Executive Summary

The following is an overview of our Compensation Discussion and Analysis. A more detailed disclosure follows this summary.

•

The primary objectives of our compensation program are paying for Company performance, individual performance, level of job responsibility, and attracting and retaining successful, high achieving employees.

•	In order to ensure that the Company is achieving its compensation program objectives, the Committee uses performance measures to assess company performance and financial and strategic achievements to evaluate the performance of the Chief Executive Officer. The Chief Executive Officer assesses the individual performance of all other named executives officers and presents a performance assessment and compensation recommendation to the Committee for review. The Committee also reviews peer group data benchmarks annually to determine that the executive compensation programs are competitive.

•

The total compensation program for executives includes base salaries, annual and long-term incentive opportunities, retirement and welfare benefits, and minimal perquisites. The Company policy with regard to perquisites sets limits for senior executives at $5,000 and includes a 20% co-payment on all eligible expenses, which are primarily restricted to personal financial planning and wellness initiatives.

•

On February 14, 2011, the Compensation Committee in response to the Dodd-Frank Wall Street Reform and Consumer Protection Act, on the advice of their independent compensation consultant, adopted a policy to recoup or clawback future annual incentive compensation paid to current and former officers that resulted from a material restatement of financial statements. The Committee expects to review and refine, if necessary or advisable, this policy after the SEC provides guidance on how to address recoupment under the Dodd-Frank Act.

•

While all executives receive a mix of short-term and long-term incentive compensation, a greater portion of compensation that can be earned by our named executives is tied to longer-term performance because they are in a position to have greater influence on longer-term results. A significant portion of compensation that can be earned by our named executives is directly related to Company performance-based goals that are established by the Compensation Committee.

To align executive interests with those of our shareholders, the Company links compensation to pay for performance by the use of short-term and long-term compensation opportunities. The short-term incentive is paid in cash and is primarily measured by Company earnings performance, which accounts for 60-70 percent of the opportunity. The 2010 performance goals for the short-term incentive included Company Earnings Per Share (“EPS”), customer satisfaction, safety, and equivalent availability. The 2010 long-term incentive grants to executives included a mix of 90% performance-based and 10% time-vested stock units. The long-term grant performance measurement was spread equally between (1) our total shareholder return performance against our peer group and (2) our return on equity performance against pre-established performance goals.

•

The Committee approves all final compensation decisions for executives. The Committee, with the assistance of an independent compensation consultant, Hay Group Inc., annually reviews each executive’s base pay, annual incentive, and equity incentive to ensure the Company’s pay practices are appropriate and in line with the market.

•

Corporate officer salaries were frozen in 2009 and 2010 in recognition of the difficult economic conditions and to give the Company more ability to provide 2009 and 2010 base salary adjustments to the rest of the Company’s employees. In 2010, in recognition of the second year of a base salary freeze, a one-time grant of time-vested restricted stock was provided to the executives. Those grants were approximately one-tenth the size of the typical performance based grants included annually as the long-term incentive compensation component of executive compensation.

•

The Company has a Nonqualified Benefit Restoration Plan open to all executives that restores the benefits that are lost due to Internal Revenue Service (“IRS”) limitations. In addition, the Company has an unfunded Supplemental Retirement Plan (“SERP”). Participation in the SERP is frozen and only four active employees are participants. Messrs. Chapman, Benkert, Christian and Doty are grandfathered into this Plan. Mr. Bohls is not entitled to any benefits under this plan.

•

Effective June 1, 2010, Mr. Ellerbrook retired from the role of CEO and assumed the role of non-executive Chair of the Board. A retirement agreement between Mr. Ellerbrook and the Company was recommended by the Committee and approved by the full Board in February of 2010.

Objectives of Vectren’s Compensation Programs

The primary objectives of our executive compensation programs are as follows:

•

Compensation should be based on the level of job responsibility, individual performance, and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance and shareholder returns because they have more ability to affect the Company’s results.

•

Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled workforce, we must remain competitive with the pay of other employers who compete with us for talent. Our compensation programs are designed to be competitive with market practices for comparable sized companies in the U.S. utility and industrial markets, with the data that we take into consideration weighted 75% and 25%, respectively, to approximate our mix of utility and non-utility businesses.

•

Compensation should reward performance. Our programs should deliver top-tier compensation given top-tier Company and individual performance; likewise, where Company performance lags the industry and/or individual performance falls short of expectations, the programs should deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in Company performance, the programs should continue to ensure that successful, high-achieving employees will remain motivated and committed to us.

•

While all executives receive a mix of both annual and longer-term incentives, executives at higher levels have an increasing proportion of their compensation tied to longer-term performance because they are in a position to have greater influence on longer-term results.

In assessing the appropriate overall compensation level for our executive officers, including our Chief Executive Officer, the Committee considers numerous factors and challenges facing our business, including:

•	our need to attract and retain effective management;

•	the competitive markets in which we operate;

•	the economic conditions and resulting business challenges in the Midwest compared to other regions of the country;

•	the increasing environmental regulation of our operations and the resulting impact on the cost of our products and services and our customers’ ability to pay for the services they receive;

•	the challenges and potential cost to access capital to finance our ongoing operations;

•	the impact of the increasingly volatile energy markets; and

•	the importance of our non-utility businesses to the Company’s overall long-term success.

Executive Compensation Strategy and Process

The Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•

Assessment of Company Performance.    The Committee uses Company performance measures in two ways. First, in establishing total compensation ranges, the Committee considers various measures of Company and industry performance, including earnings per share, return on equity, and total shareholder return. The Committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively. Second, as described in more detail below, the Committee has established specific Company performance measures, against which actual performance determines the size of payouts under the Company’s incentive programs.

•

Assessment of Individual Performance.    Individual performance has a strong impact on the compensation of all employees, including the Chief Executive Officer and the other executive officers. Annually, each member of the board of directors completes a comprehensive evaluation of the CEO’s performance on a range of different performance measures including both financial and strategic achievements. The chair of the Committee then reports the results of this process to the full board in executive session. The Committee meets to summarize and discuss the results of the evaluation process. For the other named executive officers, the Committee receives a performance assessment and compensation recommendation from the Chief Executive Officer and also exercises its judgment based on the Board’s interactions with the executive officer. As with the Chief Executive Officer, the performance evaluation of these executives is based on achievement of objectives by the executive and the Company, their contribution to the Company’s performance, and other leadership accomplishments.

•

Benchmarking.    The Committee benchmarks the Company’s programs with a peer group of gas and/or electric utility groups which also include non-utility operations. The Committee uses the peer group data primarily to ensure that the executive compensation program as a whole is competitive, meaning generally within the broad middle range of comparative pay of the peer group companies when the Company achieves the targeted performance levels. The individual’s relative position is driven by individual and Company performance.

•

Total Compensation Review.    The Committee annually reviews each executive’s base pay, annual incentive, and equity incentives with the guidance of the Committee’s independent consultant, Hay Group, Inc. In addition to these primary compensation elements, the Committee reviews the deferred compensation programs, perquisites and other compensation, and payments that would be required under various severance and change-in-control scenarios.

While the Committee reviews internal pay equity, it does not adhere to any multiple of pay policy or maximum or minimum levels of compensation.

Material Differences in Compensation Policies for Individual Named Executive Officers

The Committee conducts an annual performance review of the Chief Executive Officer based on his achievement of the agreed upon objectives, contributions to the Company’s performance and leadership accomplishments. As discussed above, for the other named executive officers, the Committee receives a performance assessment from the Chief Executive Officer and exercises its judgment based on the Board’s interaction with the particular executive officer. As noted above under the caption “Executive Compensation Strategy and Process,” compensation is based on the level of job responsibility, Company performance and individual performance. In addition, as part of the benchmarking process the Committee reviews market information for Vectren’s peer group of energy related companies, listed on page 41 and 43 of this proxy statement, with respect to the levels of compensation for executive positions similar to those held by our named executive officers. Market comparability is an important factor in determining the amount of compensation awarded to the individual named executive officer. Market data reflects that the chief executive officers of our peer companies are paid higher, and with a greater proportion of at risk compensation, than other executive officers at those same peer group companies.

Retirement of the CEO

In early 2010, when Mr. Ellerbrook indicated his desire to retire, an agreement between the Company and Mr. Ellerbrook was forwarded to the full Board with a recommendation for approval. Board approval of the agreement occurred in February 2010 and it became effective after being executed by Mr. Ellerbrook and Ms. Wojtowicz, as chair of the Committee. Pursuant to that agreement, Mr. Ellerbrook continued to be employed as CEO until May 31, 2010, at which date he retired and, at the same time, Mr. Chapman assumed the position of President and Chief Executive Officer. Mr. Chapman’s previous position of Chief Operating Officer was eliminated and the responsibilities of the role of Chief Operating Officer have been retained by him in his new role or reallocated among existing management at the Company.

Effective June 1, 2010, Mr. Ellerbrook assumed the role of non-executive chair of the Board. Having Mr. Ellerbrook serve as the non-executive chair of the Board during the transition in leadership to Mr. Chapman is expressly provided for by Section 1.G. of the Company’s Corporate Governance Guidelines. We believe this planned transition in leadership, with Mr. Ellerbrook’s agreement to remain as non-executive chair, has facilitated the process in a manner that is in the best interests of the Company and its stakeholders. The independent consultant to the Committee supported the viewpoint that this structure has provided the Company and the Board the benefit of Mr. Ellerbrook’s experience and expertise with respect to the Company’s business affairs and assisted Mr. Chapman’s transition. As more fully discussed on pages 10-11 of this proxy statement, that transition period will be concluded following the 2011 Annual Meeting and at that time, subject to his re-election to the Board at the 2011 Annual Meeting, Mr. Chapman will be elected as Board chair and Mr. Ellerbrook will continue as a member of the Board.

Below are the terms of Mr. Ellerbrook’s retirement agreement as previously outlined in last year’s proxy statement. The amounts paid to Mr. Ellerbrook in connection with his retirement agreement are detailed on pages 62-63 of this proxy statement.

In considering the retirement agreement, the Committee and Mr. Ellerbrook evaluated the rationale and the circumstances carefully in the interests of the Company and its stakeholders. The Committee, after extended deliberation, confirmed that Mr. Ellerbrook’s interest in retiring at this time was reflective of his having (1) served the Company and its predecessor for nearly thirty years (effective September 2010), and (2) served the Company as CEO since its inception almost ten years ago (and as CEO of one of the two predecessor companies). Mr. Ellerbrook and the Committee believed it would be positive for the Company and its stakeholders to experience an orderly change in leadership to provide for necessary continued evolution of the organization. The Committee concluded that the promotion of Mr. Chapman into the role of CEO would enable the organization to continue to develop and position it to confront the ever changing energy industry and its impact on the Company’s utility and non-utility businesses. The Committee also concluded that the May 31, 2010 retirement date for Mr. Ellerbrook would be a better date than December 31, 2010 to effectuate this transition of leadership since the May date followed the annual meeting of the shareholders, immediately after which the Board typically elects officers for the following twelve month period, as well as implements any changes to the composition of the Board’s committees.

In fashioning the terms and conditions of the retirement agreement, the Committee and Board received advice and counsel from the independent compensation consultant, which included information on competitive market practices relating to succession and compensation arrangements for retiring executives. The Committee determined that it would be appropriate during the transition phase for Mr. Ellerbrook to receive a stipend for his performance of the responsibilities as non-executive chair in the amount of $150,000 annually, in addition to the compensation paid to all other non-employee board members. This stipend will cease upon Mr. Chapman assuming the role of chair following the 2011 Annual Meeting. In addition, the retirement agreement provided for unreduced SERP benefits, recognizing Mr. Ellerbrook’s nearly thirty years of service and the fact that he turned 62 in 2010. Although the SERP currently requires age 65 to be achieved before benefits may be fully realized, upon the Committee’s review in 2009 of data provided by Towers Watson relating to the Company’s retirement plans and a comparison of those plans to the plans used by the companies in the Company’s peer group, the Committee concluded that the existing age provisions in the Company’s SERP were not in line with a more typical market provision of age 62. In this circumstance, Towers Watson was engaged by the Company due to that firm’s familiarity with the Company’s retirement plans and their work product was reviewed by Hay Group, which is the Committee’s independent compensation consultant. Following consultation with their independent consultant regarding the review of the Towers Watson data, the Committee concluded that this variance from prevalent market practice, which created a disincentive for Mr. Ellerbrook to retire after a full career of service, jeopardized the ability of the Company to ensure an orderly transition to the new CEO.

Finally, the retirement agreement addressed outstanding incentive opportunities, including the short-term incentive opportunity for 2010, payable in 2011, and outstanding long-term incentive grants. The retirement agreement provided Mr. Ellerbrook with an opportunity to fully participate in the short-term incentive plan without regard to any reduction for service or base compensation that could occur since he retired before December 31, 2010. Long-term incentive grants were permitted to run the course of their respective terms with no proration to reflect a retirement prior to vesting, which is within the Committee’s discretion under the original terms of the grants. The incentives remain at risk and continue to be based on the achievement of the performance goals previously established by the Committee since as non-executive chair Mr. Ellerbrook continued to influence the development and execution of the Company’s business strategy.

Compensation of the CEO

In May of 2010, the Committee met to review and establish the compensation that would be effective for Mr. Chapman following his assumption of the role of Chief Executive Officer effective June 1, 2010. With assistance from their independent compensation consultant, the Committee decided that beginning June 1, 2010 Mr. Chapman’s base salary should be increased to $600,000. The Committee acknowledged that this amount was substantially below the market for this position, and committed to review the level of compensation again in 2011. In column (c) of the Summary Compensation Table on page 44 of this proxy statement, the amount for 2010 includes a blend of the two base salaries that were effective for Mr. Chapman during 2010. In addition, the Committee increased Mr. Chapman’s annual incentive opportunity at target under the At Risk Plan to 80%. Because this opportunity was significantly below the market for the chief executive officer position, the Committee determined that there should be no proration of the 2010 incentive paid to Mr. Chapman for his previously effective base salary and incentive opportunity. That incentive payment is shown in column (g) of the Summary Compensation Table on page 44 of this proxy statement. In 2011, to further move Mr. Chapman’s compensation to market, the Committee established his annual incentive opportunity at target under the At Risk Plan to 100%.

Monitoring of the Company’s Pay Practices

The Committee is mindful of the need to ensure that the Company’s pay practices are appropriate and in line with the market for executive compensation. With regard to perquisites, the Company has a policy that limits the Company’s obligation (to $5,000 for annual eligible perquisites with a required 20% co-payment) on all expenses. Furthermore, only financial, tax and estate planning and wellness related costs are eligible for reimbursement.

Using their independent compensation consultant, the Committee designs total compensation packages which ensure that any differential between the pay for the CEO and the other named executive officers is market based and is not excessive. Under the At Risk Plan that is administered by the Compensation Committee, the repricing of stock options is prohibited. The Company has not granted stock options since 2005.

As discussed in more detail on pages 38-44 of this proxy statement, under the oversight of the Committee the compensation programs employ multiple metrics, have absolute caps and with respect to metrics tied to annual earnings have a minimum earnings threshold, all of which are intended to minimize risk taking related to compensation arrangements that would be disadvantageous to the Company and its stakeholders.

The Company has a limited number of employment agreements, none of which provides guarantees for salary increases or non-performance based bonuses or other forms of compensation. In 2010, the Committee began a thorough market-based review of those agreements, as well as the change in control arrangements, which are more fully discussed on pages 52-53 of this proxy statement, to determine if they are in line with the market. In 2011, the Committee would anticipate revising those arrangements, as necessary, to ensure they conform to current market conditions and best pay practices.

Executives are not permitted to use the Company’s airplane for personal use, nor does the Company provide for tax reimbursement for executive life insurance or other such benefits.

The performance metrics used in the Company’s incentive plans are designed to be compliant with the requirements of Section 162(m) of the Internal Revenue Code and have not been changed during performance periods to accommodate degradations in performance. With respect to long-term incentive grants that are tied to the Company’s common stock, cash dividends are not paid during the performance period and, instead, those amounts are at risk dependent upon the performance of the underlying grant.

Under the Insider Trading Policy that has been approved by the Board, executives and others subject to that policy are prohibited from engaging in hedging transactions or forms of speculation with respect to the Company’s common stock.

Compensation Consultant

The Committee has the authority under its charter to retain outside consultants to provide assistance. In accordance with this authority, the Committee engaged Hay Group as its independent consultant for 2010. The consultant reports directly to the Committee and attends the regularly scheduled meetings of the Committee. The Committee restricts the scope of Hay Group’s engagement to executive compensation and other compensation and benefit matters that are reported to the Committee. As more fully discussed on page 29 of this proxy statement, in February 2011, the Committee approved the Vectren Corporation Compensation and Benefits Committee Consultant Engagement Policy which ensures that the consultants engaged by the Committee remain independent of the Company and its management. As discussed on pages 17-18 of this proxy statement, Hay Group also performed services for the Nominating and Corporate Governance Committee during 2010 regarding a market competitiveness analysis of director compensation.

The consultant provides an additional measure of assurance that the Company’s executive compensation program is a reasonable and appropriate means to achieve our objectives. The consultant’s role is to advise the Committee on all executive compensation matters, including the following:

•	Executive compensation philosophy and strategy;

•

Executive compensation market analysis, which includes an annual competitive comparison of Vectren pay levels to market practice for base salary, total cash compensation (base salary plus annual incentive) and total direct compensation (total cash compensation plus long–term incentive opportunities);

•	Guidance on executive compensation incentive plans, agreements, targets and performance measures; and

•	Advice on rules, regulations and developments in executive compensation.

Role of Management in the Compensation Process

Compensation determinations for our named executive officers, including the Chief Executive Officer, are made by the Committee. The Committee delegates certain duties to, and solicits recommendations from, the Chief Executive Officer. As a representative of management, the Chief Executive Officer provides recommendations to the Committee regarding the compensation and annual and long-term incentive opportunities for the other executive officers. He receives and reviews market data from the Committee’s independent consultant. After considering that data, as well as the overall performance of each officer, the officer’s contribution to the Company over the past year, the officer’s experience and potential, and any change in the officer’s functional responsibility, the Chief Executive Officer also takes internal pay equity into account in making his recommendations. The Chief Executive Officers’ recommendations are reviewed by the Committee with assistance from its independent compensation consultant and the Committee can accept or make upward or downward adjustments to the recommended amounts. Determinations regarding short-term and long-term incentive opportunities for officers are made by the Committee. The Chief Executive Officer and other members of management in attendance at Committee meetings are excused when decisions regarding compensation are discussed by the Committee.

Elements of Vectren’s Compensation

Our total compensation program for officers includes base salaries, annual and long-term incentive opportunities under the At Risk Plan, retirement and welfare benefits, and minimal perquisites.

Base Salary

Base salaries are the non-variable element of cash compensation and are set relative to each position’s functions and responsibilities, with the intention of being competitive with market practices. Market data is provided to the Compensation Committee by its independent consultant. Establishing market-based salaries provides an objective standard by which to judge the reasonableness of our salaries, maintains our ability to compete for and retain qualified executives, and ensures that internal responsibilities are properly rewarded. The base salary paid in 2010 to our named executive officers is shown in column (c) of the Summary Compensation Table on page 44 of this proxy statement. For 2009 and 2010, excluding Mr. Chapman in 2010, none of the Company’s corporate officers, including the named executive officers, received a base salary increase. This base salary freeze for officers was approved by the Compensation Committee and, in the case of our named executive officers, approved by our Board. Management proposed the officer base salary freeze in recognition of the difficult economic conditions and to give the Company more ability to provide 2009 and 2010 base salary adjustments to the rest of the Company’s employees.

In the case of Mr. Chapman, upon his assumption of the responsibilities as CEO, his base salary and annual incentive target were adjusted, although the results of the adjustments were substantially below market for the position. This subject is more fully discussed beginning on page 36 of this proxy statement.

Annual Incentive Compensation

Consistent with our compensation objectives, as employees progress to higher levels in the organization, a greater proportion of overall compensation is linked to Company performance and shareholder returns. Accordingly, all of our officers have a significant portion of their total compensation at risk. Participation in the shareholder-approved At Risk Plan, which includes the Chief Executive Officer, is extended to officers and other key employees designated by the Committee in light of the roles that they play in achieving financial and operating objectives. The At Risk Plan provides for the payment of at risk compensation in the form of cash, stock options, restricted stock, stock appreciation rights, performance awards or other stock unit awards. Annual incentive opportunities under the At Risk Plan are based on the Committee’s annual review of prevailing practices for comparable positions among similar companies of comparable size. The Committee determines the potential incentive award each year and bases the target award upon a percentage of each participant’s base salary. During the past year, target annual incentive opportunities for executive officers, excluding the Chief Executive Officer, ranged from 45% to 55% of base salary.

The following table summarizes the weighting of performance metrics used by the Committee to determine the 2010 annual incentive opportunity under the At Risk Plan for the executive officers included in the Summary Compensation Table:

Executive	Consolidated EPS	Enterprise EPS	Customer Satisfaction	Safety	Equivalent Availability
Niel C. Ellerbrook	80%	0%	10%	10%
Carl L. Chapman	80%	0%	10%	10%
Jerome A. Benkert, Jr.	80%	0%	10%	10%
Ronald E. Christian	80%	0%	10%	10%
William S. Doty	70%	0%	10%	10%	10%
John M. Bohls	70%	30%

•	EPS—our achievement of specified earnings per share levels.

•	Customer Satisfaction—our achievement of specified levels of customer satisfaction based upon three measures:

•	ASA or “Average Speed to Answer”—measures speed of answer for our Customer Contact Center;

•	Perception—measures customer perception of our customer service; and

•	Contact—measures the satisfaction of customers we have recently served.

•	Safety—the minimization of OSHA recordable accidents at the utility businesses.

•	Equivalent Availability—the achievement of a specified level of equivalent availability at our wholly-owned, coal fired electric generation facilities.

For each metric, a range of performance levels and corresponding award levels was established for 2010: threshold (zero payment), target, and maximum (two times target incentive). Linear interpolation is used for results between threshold, target and maximum. Actual award payouts are a function of achievement of predetermined target performance levels. The Committee has authority to decrease, but not increase, a payout to the executive officers included in the Summary Compensation Table.

For 2010, the Committee established a trigger mechanism for the payout of the annual incentive to officers. In order to achieve a payout under the At Risk Plan for 2010, the threshold of consolidated EPS of $1.45 was required to be achieved to trigger any payment upon satisfaction of the criteria for customer satisfaction, safety and equivalent availability. The Committee reserved the discretion to adjust EPS for certain predetermined events, none of which occurred in 2010. Actual 2010 results were as follows: Consolidated EPS—66.67% of target; Enterprise EPS—0% of target, Customer Satisfaction—170% of target; Safety—61.54% of target; and Equivalent Availability—90% of target. The annual incentive amount paid to each named executive officer is reflected in Column (g) of the Summary Compensation Table.

For 2011, the Committee added Conservation Performance as a metric. Conservation Performance measures the achievement of gross therm savings in our service territories due to gas conservation programs in effect in Indiana and Ohio. The Committee also decided to modify the metric used for safety from OSHA recordable accidents at the utility business to DART or days away or restricted days or job transfer at the utility business. The Committee again established a trigger mechanism for the payout of the annual incentive to officers. In order to receive a payout under the At Risk Plan for 2011, the threshold of consolidated EPS of $1.50 must be achieved to trigger any payment upon the satisfaction of the criteria for customer satisfaction, conservation, equivalent availability and safety. It was also determined by Company management that in 2011 this trigger mechanism should be again extended to the annual incentive paid to all employees, excluding the Company’s customer service call center representatives, employees of non-utility businesses that do not employ Company EPS as a performance metric and union employees, as their benefits are subject to collective bargaining agreements.

The table below shows the metrics and various performance goal levels for the 2011 annual incentive opportunity:

	Consolidated EPS	Customer Satisfaction			Conservation (Therms 000’s)		Safety	Equivalent Availability
		ASA(sec)	Perception	Contact	IN	OH
Threshold	$1.50	43	92%	92%	2,200	750	33	86.2%
Target	$1.80	28	95%	94%	2,900	1,000	25	89.2%
Maximum	$2.10	17	97%	96%	3,200	1,100	19	92.2%

In February 2011 the Compensation and Benefits Committee adopted the Vectren Corporation Annual Incentive Payment Recoupment Policy. Under this policy, the Committee will seek reimbursement of annual incentives paid under any post-2010 annual incentive plan to any current or former officer of the Company in the event of a material restatement of financial results due to material noncompliance with SEC financial reporting requirements and as defined in the policy. This policy is more fully discussed on page 29 of this proxy statement.

Long-Term Incentive Compensation

The purpose of the long-term incentive opportunity under the At Risk Plan is to retain our officers and key employees, direct their strong motivation toward the attainment of our long-term growth and profit objectives and focus on the attainment of shareholder value. Under the At Risk Plan, the Committee determines the executive officers, as well as other officers and key employees, to whom grants will be made and the percentage of each officer’s base salary to be used for determining the amount of the grants to be awarded. The amount of an officer’s total compensation that is granted in equity opportunities is based on industry market practices, our business strategies, the individual’s scope of responsibility and the individual’s ability to impact total shareholder return and return on equity.

Like the potential cash payment that may be received as the annual incentive opportunity under the At Risk Plan, this component of total compensation is also performance driven and totally at risk. Actual award payouts are a function of achievement of predetermined target performance levels.

In April 2001, shareholders approved the adoption of the At Risk Plan. The At Risk Plan was reapproved by our Board on February 22, 2006 and by our shareholders on April 26, 2006. As of December 31, 2010, the Plan, as reapproved, currently reserves approximately 2.3 million shares of new awards for issuance. As more fully discussed on pages 64-71 of this proxy statement, at this meeting the Shareholders are being asked to again approve the amendment and restatement of the At Risk Plan.

In 2003, the Committee began a practice of granting equity awards annually. Since 2003, the decision to provide equity awards to our executives has been made in December with an effective date of January 1 the following year. The January 1 grant date aligns our equity awards and related performance goals with our fiscal year and business strategies, strengthening the linkage between our executive compensation programs and actual performance. However, due to the volatile economic market conditions in 2009, the Committee decided to postpone the granting of the 2009 awards until February 2009 in order to afford more time for a review of the Company’s incentive designs and goal-setting process in a rapidly changing economy. For the 2010 and 2011 awards, the Committee returned to the practice of deciding to provide equity awards to our executives in December, with an effective date of January 1 the following year.

Initially, grants included stock options, as well as performance-based restricted stock. The Committee decided effective with the January 1, 2006 grant to move away from grants of a combination of stock options and performance-based restricted stock to solely performance-based restricted stock, and, effective January 1, 2008, added a performance-based stock unit award alternative. The movement away from stock options to performance-based restricted stock and stock unit awards was intended to accomplish the following:

•	Link a greater portion of long-term incentive compensation to predetermined performance goals (i.e., relative total shareholder return and earned return on equity performance); and

•	Manage and control future share usage for incentive compensation plan purposes.

In 2010, the Committee added a one-time grant of time-vested units to all officers, except the CEO, in addition to performance-based stock units. The primary rationale for this additional grant was that, for 2010, the Committee, in response to a recommendation from management, determined to continue to freeze the base salaries of the officers, including the CEO. The action was undertaken in recognition of the ongoing difficult economic conditions in the areas where the Company’s businesses operate. The purpose of the time-vested stock units was to offset the detriment of the second year of a base salary freeze. The mix of long-term grants in 2010 to all officers, except to Mr. Ellerbrook, who was then the CEO, was 90% performance based and 10% time-vested stock units.

After consultation with its compensation consultant in 2009, the Committee determined that, rather than paying cash dividends on the performance-based restricted stock and stock unit awards, cash dividends would automatically be converted into a number of shares of performance-based stock units determined by dividing the amount of the dividend by our closing price on the NYSE on the dividend date. These stock units are at risk and subject to the same restrictions on transferability and forfeitability and performance measurements as the restricted stock or stock units with respect to which the dividends are paid. This practice was employed for the performance based grants provided in 2009, 2010 and 2011.

The Committee uses a peer group of companies, which is reviewed each year to ensure that group aligns with our attributes and business model. In order to be included in the 2010 peer group, a company needed to satisfy all of the following criteria:

A)	Be included in one of the following SIC Codes:

4911:	Electric Services,

4923:	Natural Gas Transmission & Distribution Services,

4924:	Natural Gas Distribution Services,

4931:	Electric & Other Services Combined, and

4932:	Gas & Other Services Combined.

B)	Own natural gas distribution assets;

C)	Be U.S. domiciled;

D)	Have a minimum three year operating history, which may include a predecessor company;

E)	Utility operations must have a three-year average contribution greater than 50% of combined utility and non-utility earnings; and

F)	Have a three-year average market capitalization of between $0.5 and $7.0 billion.

The Company’s SIC Code is 4932.

The peer group utilized for the January 1, 2010 grant consists of the following companies:

AGL Resources, Inc.	ALLETE, Inc.

Alliant Energy Corporation	Atmos Energy Corporation

Avista Corporation	Black Hills Corporation

CenterPoint Energy, Inc.	CH Energy Group, Inc.

CMS Energy Corporation	Empire District Electric Company

Integrys Energy Group, Inc.	The Laclede Group

New Jersey Resources Corporation	Nicor, Inc.

NiSource Inc.	Northeast Utilities

Northwest Natural Gas Company	NorthWestern Corporation

NSTAR	NV Energy, Inc.

Pepco Holdings, Inc.	Piedmont Natural Gas Company, Inc.

SCANA Corporation	South Jersey Industries, Inc.

Southwest Gas Corporation	TECO Energy, Inc.

UniSource Energy Corporation	WGL Holdings, Inc.

Wisconsin Energy Corporation

After the Committee’s final review of the peer group companies in February 2010, the Committee added Black Hills Corporation and CMS Energy because they met the criteria for inclusion. Also, the Committee determined that since the Company’s performance is being compared to that of the peer group, Vectren should not be included in the peer group when measuring that group’s performance. Therefore, for 2010 the peer group, excluding Vectren, consists of 29 companies.

For 2010, the number of performance-based stock unit awards granted by the Committee at its December 2009 meeting was determined to deliver each of our named executive officers with a market-competitive long-term incentive value consistent with our compensation philosophy. The number of units awarded to each executive in 2010 was calculated using the following assumptions (1) our closing stock price on the NYSE on December 4, 2009 discounted for risk of forfeiture over the three-year performance period and over the additional one-year vesting period, (2) annual dividend rate of $1.36 and (3) reinvestment of dividends subject to achievement of performance goals. The grants of performance-based restricted stock units were effective as of January 1, 2010. The ultimate amount of these grants retained will be determined equally by (1) our total shareholder return performance relative to the peer group listed above, and (2) our earned return on equity performance against a pre-established target set by the Committee, with a threshold of 7%, a target of 10.5% and a maximum of 14%. In establishing the return on equity metrics, the Committee first established the target amount by taking the greater of the median three year average return on equity for the peer group plus 50 basis points or the Company’s three year average return on equity. Threshold and maximum metrics are established by using a 350 basis point range on either side of the target amount. The performance period is three years. Each metric has an equal weight. The Committee will employ linear interpolation to calculate the payout on total shareholder return performance, and if performance as compared to the peer group is below the 25th percentile, the result will be a complete forfeiture of that portion, while performance at the 90th percentile or above will result in a doubling of that portion. The Committee also will employ linear interpolation to calculate the payout on earned return on equity performance and performance below threshold will result in a complete forfeiture of that portion, while performance at or above maximum will result in a doubling of that portion. Consistent with prior grants, subject to limited exceptions, the recipient will be required to remain employed by us for one year after the end of the performance period before the grant will vest.

For the most recent performance period ending December 31, 2010, approximately 49% of the original January 1, 2008 grant was earned. The restricted shares remaining after this forfeiture are shown in Column (g) of the 2010 Outstanding Equity Awards at Fiscal Year-End Table.

Effective as of January 1, 2011, the Committee authorized and granted stock unit awards. In granting equity compensation opportunities, the Committee followed its practice of using the closing stock price on the second Friday prior to the Committee’s December meeting. The Committee determined the number of units included in the January 1, 2011 grants based upon a market competitive long-term incentive value for each executive and the number of units awarded were calculated using the following assumptions (1) our closing price on the New York Stock Exchange on December 3, 2010, discounted for risk of forfeiture over a three-year performance period and one year additional vesting period, (2) annual dividend rate of $1.38 and (3) reinvestment of dividends subject to achievement of performance goals.

At its December 2010 meeting, the Committee determined that with respect to the long-term incentive opportunity to be provided in 2011, 100% percent of that opportunity would be in the form of a performance-based stock unit grant that would carry the same two measurements: 50% Total Shareholder Return (“TSR”) and 50% Return on Equity (“ROE”).

At the December 2010 meeting, the Committee also reviewed the Company’s peer group and determined that it would be appropriate to make certain changes to the selection criteria for the peer group for grants made effective in 2011 and beyond. In order to be included in the 2011 peer group, the company had to satisfy the following criteria:

A)	Be included in one of the following SIC Codes that focus on gas and/or electric utilities:

4911:	Electric Services,

4931:	Electric and Other Services Combined, and

4932:	Gas and Other Services Combined.

B)	U. S. domiciled

C)	Minimum 3-year operating history of current company or predecessor company;

D)	Owns gas and electric distribution assets;

E)	3-year average utility operations contribute 50% or more of utility and nonutility earnings;

F)	3-Year average market capitalization greater than $0.5 billion and less than $8.0 billion;

G)	Company must qualify on the date of the award; and

H)	Deletions to the peer group after grant awarded only if SIC changes, the Company is acquired, nonutility grows beyond 50% or Company is no longer U.S. domiciled.

The peer group companies utilized for the 2011 grant consisted of the following companies:

ALLETE, Inc.	Alliant Energy Corporation

Ameren Corporation	Avista Corporation

Black Hills Corporation	CenterPoint Energy, Inc.

CH Energy Group, Inc.	CMS Energy Corporation

DTE Energy Company	Empire District Electric Company

Integrys Energy Group, Inc.	NiSource Inc.

Northeast Utilities	NorthWestern Corporation

NSTAR	NV Energy, Inc.

Pepco Holdings, Inc.	SCANA Corporation

TECO Energy, Inc.	UniSource Energy Corporation

Wisconsin Energy Corporation

The January 1, 2011 performance-based grant will be measured against the performance of our peer group companies noted above. The performance measurement will be weighted equally between (1) our total shareholder return performance relative to the above peer group, and (2) our earned return on equity performance, with an absolute measure set at a threshold of 8%, a target of 10% and a maximum of 12%. The return on equity measurements were established as long- term targets for the business, as well as for business investment decisions. The targets for 2011 return on equity measurements were weighted predominately by utility targets established with reference to authorized regulatory returns and, to a lesser degree, by the higher risk-adjusted non-regulated ROE targets established by the Committee as appropriate for that portion of the Company’s overall portfolio. The performance period on this grant commenced on January 1, 2011 and will conclude on December 31, 2013. At the end of the performance period, the grant is subject to a one year holding period. The payout will be calculated based upon the average of the closing price on the New York Stock Exchange for the three consecutive trading days immediately preceding December 25, 2014 and paid to each executive on December 31, 2014. Executives will not have any voting rights with respect to those units and no cash dividends will be paid during the period of restriction. However, dividends will accrue on the stock units and the amount of dividends paid will be determined based upon the actual amount of units that are awarded following the performance measurement using the two metrics described above. All restrictions will lapse on December 31, 2014.

The following table shows the compensation paid to or earned by each of the named executive officers during the fiscal year ending December 31, 2010.

2010 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)		Bonus ($)(2) (d)		Stock Awards ($)(3) (e)		Option Awards ($)(3) (f)		Non-Equity Incentive Plan Compensation ($)(4) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)		All Other Compensation ($)(6) (i)		Total ($) (j)
Niel C. Ellerbrook	2010		$387,527		$0		$1,852,135		$0		$516,288		$0		$3,041,604		$5,797,554
Non-Executive Chair	2009		$778,847		$0		$1,616,710		$0		$358,079		$483,183		$260,979		$3,497,798
	2008		$744,713		$0		$1,468,500		$0		$191,250		$1,096,445		$324,612		$3,825,520

Carl L. Chapman	2010		$531,694		$0		$766,806		$0		$367,138		$384,214		$109,992		$2,159,844
President and Chief Executive Officer	2009 2008	$ $	456,924 431,539	$ $	0 0	$ $	675,640 587,400	$ $	0 0	$ $	151,719 81,033	$ $	151,169 371,466	$ $	113,288 137,063	$ $	1,548,740 1,608,501

Jerome A. Benkert, Jr.	2010		$354,000		$0		$540,106		$0		$148,921		$102,941		$74,181		$1,220,149
Executive Vice President, Chief Financial Officer & President, Shared Services	2009 2008	$ $	367,616 351,462	$ $	0 0	$ $	472,948 400,500	$ $	0 0	$ $	103,286 55,165	$ $	45,535 127,426	$ $	79,591 95,968	$ $	1,068,976 1,030,521

Ronald E. Christian	2010		$334,001		$0		$426,819		$0		$140,507		$72,298		$65,252		$1,038,877
Executive Vice President, Chief Legal and External Affairs Officer & President, Vectren South	2009 2008	$ $	346,847 331,674	$ $	0 0	$ $	369,189 320,400	$ $	0 0	$ $	97,450 52,048	$ $	25,716 17,422	$ $	71,245 87,124	$ $	910,447 808,668

William S. Doty	2010		$292,001		$0		$373,720		$0		$103,570		$282,143		$43,726		$1,095,160
Executive Vice President of Utility Operations & President Vectren Utility Holdings, Inc.	2009 2008	$ $	303,232 289,886	$ $	0 0	$ $	325,755 267,000	$ $	0 0	$ $	71,458 43,362	$ $	178,267 270,994	$ $	49,189 56,139	$ $	927,901 927,381

John Bohls	2010		$266,001		$0		$385,808		$0		$62,067		$11,347		$52,525		$777,748
President, Vectren Energy Marketing

(1)	While base salaries for the executive officers and other Company officers were frozen in 2009, and again in 2010, in 2009 there was an additional pay period as a result of the Company’s bi-weekly payment structure. As a result the amount of salary shown for 2009 is higher. On June 1, 2010 Mr. Chapman’s base salary was increased to $600,000 on an annual basis to reflect his assumption of the role of Chief Executive Officer.

(2)	SEC rules require performance-based non-equity awards to be included in column (g) Non-Equity Incentive Plan Compensation.

(3)

In 2010, the named executive officers received time-vested stock units as well as performance-based units, as shown on the 2010 Grants of Plan Based Awards Table on page 46 of this proxy. In addition, in 2010, Mr. Ellerbrook received a portion of his Board retainer in time-vested units (This stock unit grant is described further on pages 12-15 under “Director Compensation”.) In 2009 and 2008 all grants to the named executive officers were performance-based. The compensation cost for stock awards represents the aggregate grant date fair market value of each equity award computed in accordance with FASB ASC Topic 718. The performance-based stock awards are subject to performance conditions and the values listed in this column are based on the probable outcome of such conditions at target as of the grant date. If the conditions for the highest level of performance are achieved, the value of the performance-based award at the grant date would be as follows: Ellerbrook: 2010—$3,626,740, 2009—$3,233,420, 2008—$2,937,000, Chapman: 2010—$1,375,660, 2009—$1,351,280, 2008—$1,174,800, Benkert: 2010—$971,620, 2009—$945,896, 2008—$801,000, Christian: 2010—$764,790, 2009—$738,378, 2008—$640,800, Doty: 2010—$673,400, 2009—$651,510, 2008—$534,000, and Bohls 2010—$692,640. At the lowest level of performance, the award is forfeited. For the year ended December 31, 2008 compensation costs in the above table have been revised to capture the aggregate grant date fair values of equity-based compensation awards in those years in accordance with FASB ASC Topic 178. No options were granted in 2008, 2009 or 2010. For financial reporting purposes, no determination of grant date fair value is required as the stock awards are accounted for as liability awards since they are, or can be, settled in cash. For purposes of the required disclosure in this proxy statement, a Monte Carlo valuation model was used to estimate the grant date fair value of the stock awards. The Monte Carlo model utilizes multiple inputs to produce distributions of total shareholder return for the Company and each of its peer group companies to calculate the fair value of each award. Expected volatilities utilized in the model are based on implied volatilities from the historical volatility of stock prices for the Company and each peer company, using daily adjusted stock prices for the three year period preceding each grant date. The dividend yield is based on historical experience and our estimate of future dividend yields. The risk-free interest rate is based on the U.S. Treasury rates on the grant date with maturity dates approximating the performance period. The grant date fair values of the stock awards for 2010, 2009, and 2008 were determined using the following assumptions:

	2010	2009	2008
Dividend yield	5.45%	5.29%	4.38%
Risk-free interest rate	1.70%	1.28%	3.07%
Volatility	27.18%	25.29%	16.24%

(4)	The amounts shown in this column are exclusively cash awards under the At Risk Plan for 2010, 2009 and 2008 performance, which is discussed under the heading “Annual Incentive Compensation” in the Compensation Discussion and Analysis.

(5)	This column reflects the increase in the actuarial present value of the named executive officer’s benefits under all pension plans of the Company determined using interest rate and post-retirement mortality assumptions consistent with those used in the Company’s financial statements. No above-market or preferential earnings are paid on deferred compensation pursuant to the Company’s deferred compensation plans.

(6)

This column reflects dividends paid on restricted shares issued under the At Risk Plan (Ellerbrook: 2010—$106,750, 2009—$196,389, 2008—$214,054, Chapman: 2010—$58,654, 2009—$76,882, 2008—$83,840, Benkert: 2010—$39,963, 2009—$50,902, 2008—$55,020, Christian: 2010—$32,967, 2009—$44,177, 2008—$48,470, Doty: 2010—$27,472, 2009—$36,051, 2008—$39,300, and Bohls: 2010—$28,973), contributions to the retirement savings plan (Ellerbrook: 2010-$14,700, 2009—$14,700, 2008—$13,800, Chapman: 2010—$14,700, 2009—$14,700, 2008—$13,800, Benkert: 2010—$14,700, 2009—$14,700, 2008—$13,800, Christian: 2010—$14,700, 2009—$14,700, 2008—$13,800, Doty: 2010—$7,350, 2009—$7,350, 2008—$6,900, and Bohls—$14,700), the dollar value of insurance premiums paid by, or on behalf of, the Company and its subsidiaries with respect to insurance (term life) for the benefit of executive officers (Ellerbrook: 2010—$4,040, 2009—$6,384, 2008—$6,504, Chapman: 2010—$8,334, 2009—$4,129, 2008—$4,208, Benkert: 2010—$6,780, 2009—$3,322, 2008—$3,386, Christian: 2010—$6,397, 2009—$3,134, 2008—$3,194, Doty: 2010-$5,350, 2009—$2,740, 2008—$2,793, and Bohls—$4,984), deferred compensation contributions to restore employer contributions to the Company Retirement Savings Plan (Ellerbrook 2010—$30,036, 2009—$43,506, 2008—$90,254, Chapman: 2010—$26,305, 2009—$17,577, 2008—$35,215, Benkert: 2010—$12,737, 2009—$10,667, 2008—$23,762, Christian: 2010—$11,187, 2009—$9,234, 2008—$21,660, Doty: 2010—$3,554, 2009—$3,048, 2008—$7,146, and Bohls 2010—$3,867) retirement agreement liability paid to Mr. Ellerbrook in 2010—$2,784,411.20. See “Potential Payments Upon Termination or Change-in-Control” on pages 55-63 for a description of payments made to Mr. Ellerbrook upon his retirement on May 31, 2010. This column also includes certain amounts paid to

Mr. Ellerbrook for his service as a non-employee director. During 2010, Mr. Ellerbrook received $101,667 in director fees and stipend. For Mr. Chapman, this column also includes $2,000 in matching contributions received through the Directors Matching Policy (see page 13 under “Director Compensation” for more information on the policy).

The following table reflects the short and long-term grants awarded from our At Risk Compensation Plan to the six named executives shown in the Summary Compensation Table on page 44.

2010 Grants of Plan-Based Awards Table

Name (a)	Grant Date	Approval Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Options Awards ($)(5) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Niel C. Ellerbrook	1/1/2010	12/16/2009	—	$675,000	$1,350,000	15,216	75,400	150,800				$1,813,370
	6/1/2011	4/8/2010							1,713	NA	NA	$38,765

Carl L. Chapman	1/1/2010	12/16/2009	—	$480,000	$960,000	5,771	28,600	57,200	3,200	NA	NA	$766,806

Jerome A. Benkert, Jr.	1/1/2010	12/16/2009	—	$194,700	$389,400	4,076	20,200	40,400	2,200	NA	NA	$540,106

Ronald E. Christian	1/1/2010	12/16/2009	—	$183,700	$367,400	3,209	15,900	31,800	1,800	NA	NA	$426,819

William S. Doty	1/1/2010	12/16/2009	—	$131,400	$262,800	2,825	14,000	28,000	1,500	NA	NA	$373,720

John Bohls	1/1/2010	12/16/2009	—	$133,000	$266,000	2,906	14,400	28,800	1,600	NA	NA	$385,808

(1)	These columns reflect the range of short-term incentive payouts for 2010 performance under the At Risk Compensation Plan described on pages 38-40 under “Annual Incentive Compensation” in the Compensation and Discussion and Analysis. For 2010 performance, the actual payout in 2011 of 76.5% of target for Messrs. Ellerbrook, Benkert, Chapman and Christian, 78.8% of target for Mr. Doty and 46.7% of target for Mr. Bohls is shown on column (g) of the Summary Compensation Table.

(2)	For each metric, a range of performance levels and corresponding award levels was established for 2010: threshold (zero payment), target and maximum (two times target). Linear interpolation is used for results between threshold, target and maximum. Actual award payouts are a function of achievement of predetermined target performance levels.

(3)	On December 16, 2009, the Committee authorized awards of performance-based stock units to be granted on January 1, 2010. The measurement period on this grant commenced on January 1, 2010 and will conclude on December 31, 2012. After the end of the performance period, the grant is subject to a one-year continued employment holding period and all restrictions will lapse on December 31, 2013. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation” for a discussion of the performance measures applicable to the grant. For Mr. Ellerbrook all restrictions will lapse at the end of the performance period.

(4)	One-time grants of time-vested stock units were awarded on January 1, 2010 under the At Risk Compensation Plan to all named executive officers, except for Mr. Ellerbrook. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation” for more detail on the time-vested stock unit awards. For Mr. Ellerbrook the stock award in this column represents time-vested stock units received as a portion of his board retainer. This grant is further discussed on pages 12-15 under “Director Compensation.”

(5)	This column reflects the value at the grant date based upon the probable outcome of the relevant performance conditions at target. This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of any estimated forfeitures.

The table below provides information on the stock option exercises during the fiscal year ending December 31, 2010 and the performance-based restricted stock vesting that occurred on December 31, 2010 for the named executive officers in the Summary Compensation Table.

2010 Option Exercises and Stock Vested Table

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Niel C. Ellerbrook	230,000	$781,218	73,493	$1,756,719
Carl L. Chapman	85,000	$306,743	18,837	$478,083
Jerome A. Benkert, Jr.	NA	NA	12,811	$325,143
Ronald E. Christian	NA	NA	10,952	$277,962
William S. Doty	NA	NA	9,126	$231,618
John Bohls	NA	NA	9,160	$232,481

(1)	Represents the difference between market value on date of exercise and exercise price.

(2)	For Mr. Chapman, Benkert, Christian, Doty and Bohls the value represents value of restricted shares pursuant to a January 1, 2007 grant that vested on December 31, 2010. For Mr. Ellerbrook, the amounts in column (d) and (e) represent a January 1, 2007 restricted stock grant that vested upon his retirement on May 31, 2010 and a January 1, 2008 stock unit grant that vested on December 31, 2010. The closing price for shares of the Company’s common stock on the New York Stock Exchange on May 28, 2010 (the last trading date prior to May 31, 2010) was $23.05 and on December 31, 2010 was $25.38.

The following table includes information on all equity grants outstanding at December 31, 2010 for the named executive officers in the Summary Compensation Table.

2010 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable[1] (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)[2] (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)[3] (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[4] (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[5] (j)
Niel C. Ellerbrook	125,000			$23.190	1/1/2013	0	$0	156,681	$3,976,564
	71,000			$24.740	1/1/2014
	85,100			$26.630	1/1/2015

Carl L. Chapman	37,500			$23.190	1/1/2013	10,765	$273,216	63,817	$1,619,675
	21,000			$24.740	1/1/2014
	32,000			$26.630	1/1/2015

Jerome A. Benkert, Jr.	37,500			$23.190	1/1/2013	7,340	$186,289	44,834	$1,137,887
	21,000			$24.740	1/1/2014
	26,000			$26.630	1/1/2015

Ronald E. Christian	30,000			$23.190	1/1/2013	5,872	$149,031	35,193	$893,198
	18,000			$24.740	1/1/2014
	25,000			$26.630	1/1/2015

William S. Doty	7,500			$23.190	1/1/2013	4,893	$124,184	30,962	$785,816
	12,000			$24.740	1/1/2014
	16,000			$26.630	1/1/2015

John M. Bohls	8,000			$23.190	1/1/2013	5,383	$136,621	32,013	$812,490
	5,000			$24.740	1/1/2014
	16,000			$26.630	1/1/2015

(1)	On January 1, 2009 all outstanding options were vested.

(2)	This column represents the number of restricted shares outstanding by each named executive officer as of January 1, 2011 that have been earned but are subject to a one-year holding period, in which the recipient must remain an employee of the Company. These awards were measured as of December 31, 2010 and would generally fully vest on December 31, 2011.

(3)	This column represents the market value of the unvested performance-based restricted stock units that was measured at the end of December 31, 2010. The closing per share price for shares of the Company common stock on the New York Stock Exchange on December 31, 2010 was $25.38.

(4)

This column represents the number of stock unit awards outstanding by each named executive officer on December 31, 2010. For Mr. Ellerbrook, the balance includes 67,000 performance-based stock units awarded February 12, 2009, 75,400 performance-based stock units awarded January 1, 2010, 1,713 time-vested stock unit awards granted June 1, 2010 and 12,568 stock unit dividend equivalents accrued as of December 31, 2010. For Mr. Chapman, the balance includes 28,000 performance-based stock units awarded February 12, 2009, 28,600 performance-based and 2,133 time-vested stock units awarded January 1, 2010 and 5,084 stock unit dividend equivalents accrued as of December 31, 2010. For Mr. Benkert, the balance includes 19,600 stock units awarded February 12, 2009, 20,200 performance-based and 1,466 time-vested stock units awarded January 1, 2010 and 3,568 stock unit dividend equivalents accrued as of December 31, 2010. For Mr. Christian, the balance includes 15,300 stock units awarded February 12, 2009, 15,900 performance-based and 1,200 time-vested stock units awarded January 1, 2010 and 2,793 stock unit dividend equivalents accrued as of December 31, 2010. For Mr. Doty, the balance includes 13,500 stock unit awards granted February 12, 2009, 14,000 performance-based and 1,000 time-vested stock units awarded January 1, 2010 and 2,462 stock unit dividend equivalents accrued as of December 31, 2010. For Mr. Bohls, the balance includes 14,000 stock units awarded February 12, 2009, and 14,400 performance-based and 1,066 time-vested stock units awarded January 1, 2010 and 2,547 stock unit dividend equivalents accrued as of December 31, 2010. The performance awards have the following measurement and vesting dates: February 12, 2009 grant—measurement date ends December 31, 2011 and vests on December 31, 2012 and January 1, 2010 grant—measurement date ends December 31, 2012 and vests on December 13, 2013. These grants are subject to forfeiture as provided by the At Risk Plan. The time-vested awards for Messrs. Chapman, Benkert, Christian, Doty and Bohls vest one-third each year for three years beginning on December 31, 2010. Two vesting tranches remain—December 31, 2011 and December 31, 2012. Mr. Ellerbrook’s June 1, 2010 time-vested stock unit award is a portion of his board retainer. (See discussion on page 13).

(5)	This column represents the market value of the unvested and unearned performance-based restricted stock at December 31, 2010. The closing price on December 31, 2010 was $25.38. The total shares in this column are subject to performance adjustments and are subject to forfeiture.

RETIREMENT BENEFIT PLANS

Our executive officers are eligible to participate in our defined benefit and defined contribution plans, subject to Internal Revenue Code limitations on allowable compensation for benefit calculation purposes, as well as for limits on the amount of benefits or contributions allowed. For 2010, the Internal Revenue Code limited the amount of earnings that can be used to calculate a pension benefit to $245,000 and the amount of annual pension that can be paid from a tax qualified plan to $195,000. These limits remain unchanged for 2010. The defined benefit plan consists of a cash balance formula and a traditional final average pay formula. These plans are available to all non-union eligible employees.

In February, 2010 the Company entered into a retirement agreement with Mr. Ellerbrook which is described on pages 34-36 of the “Compensation Discussion and Analysis”. The information presented below does not give effect to this agreement. See page 62 in “Potential Payments Upon Termination or Change-in-Control” regarding Mr. Ellerbrook and his retirement on May 31, 2010.

Executive officers have access to restoration plans that restore the benefits and contributions mentioned above in light of the Internal Revenue Code compensation and benefit limits. To the extent any contributions to the defined contribution plans are reduced by reason of Internal Revenue Code limits, we will make up these contributions in an unfunded, nonqualified deferred compensation plan arrangement. Also, to the extent any benefits under the defined benefit pension plan are limited by Internal Revenue Code limits, the benefits are restored under an unfunded nonqualified plan. The amounts paid under the restoration plans are unfunded and are paid from our general assets. We also have a supplemental pension plan which covers Messrs. Chapman, Benkert, Christian and Doty. Mr. Bohls is not a participant in the supplemental pension plan.

The following table provides the actuarial present value of each named executive officer’s total accumulated benefits under each of our pension plans in which the executive has participated in the past fiscal year. The present value of accumulated benefits is calculated using interest rate and mortality rate assumptions consistent with those used in our financial statements. No payments were made under the pension plans to the named executive officers during 2009.

2010 Pension Benefits Table

Name (a)	Plan Name[1] (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Niel C. Ellerbrook	Vectren Corporation Combined Non-Bargaining Retirement Plan	29.75	$673,837	$103,803
	Vectren Corporation Nonqualified Defined Benefit Restoration Plan	29.75	$0	$4,279,470
	Vectren Corporation Unfunded Supplemental Retirement Plan for a Select Group of Management Employees	29.75	$0	$1,000,083

Carl L. Chapman	Vectren Corporation Cash Balance Benefit	25.50	$186,878	$0
	Vectren Corporation Nonqualified Defined Benefit Restoration Plan	25.50	$160,409	$0
	Vectren Corporation Unfunded Supplemental Retirement Plan for a Select Group of Management Employees	25.50	$1,024,957	$0

Jerome A. Benkert, Jr.	Vectren Corporation Cash Balance Benefit	24.83	$138,728	$0
	Vectren Corporation Nonqualified Defined Benefit Restoration Plan	24.83	$83,213	$0
	Vectren Corporation Unfunded Supplemental Retirement Plan for a Select Group of Management Employees	24.83	$264,235	$0

Ronald E. Christian	Vectren Corporation Cash Balance Benefit	21.33	$126,100	$0
	Vectren Corporation Nonqualified Defined Benefit Restoration Plan	21.33	$51,789	$0
	Vectren Corporation Unfunded Supplemental Retirement Plan for a Select Group of Management Employees	21.33	$70,341	$0

William S. Doty	Vectren Corporation Combined Non-Bargaining Retirement Plan	16.33	$627,333	$0
	Vectren Corporation Nonqualified Defined Benefit Restoration Plan	16.33	$417,168	$0
	Vectren Corporation Unfunded Supplemental Retirement Plan for a Select Group of Management Employees	17.33	$472,196	$0

John M. Bohls	Vectren Corporation Cash Balance Benefit	8.50	$50,976	$0
	Vectren Corporation Nonqualified Defined Benefit Restoration Plan	8.50	$30,008	$0
	Vectren Corporation Unfunded Supplemental Retirement Plan for a Select Group of Management Employees	0.00	$0	$0

(1)	The Company sponsors a defined benefit pension plan covering full-time employees of the Company and certain of its subsidiaries who meet certain age and service requirements. The Company’s plan covers salaried employees, including executive officers, and provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are fully paid by the employer and are computed on an actuarial basis. The pension plan also provides for benefits upon death, disability and early retirement under conditions specified therein. The compensation covered by the plans includes the salaries and non-equity incentive plan compensation shown under columns (c) and (g) of the Summary Compensation Table. The Company also has a supplemental pension plan for certain officers that provides fixed benefits at normal retirement age based upon compensation and is computed on an actuarial basis. Years of service in excess of 30 are not used in calculating the benefit amount under the unfunded supplemental retirement plan. Benefits under the supplemental plan are offset by Social Security, benefits under the defined benefit plan, restoration plans and Retirement Savings Plan attributed to contributions made by the Company and, as pertinent, one or more of its subsidiaries. Any difference between credited years of service and actual years of service are attributable to vesting requirements and does not result in any benefit augmentation. Note 9 to the Company’s financial statements for the fiscal year ended December 31, 2010 (included in the annual report on Form 10-K filed with the SEC on February 17, 2011) describes the valuation method and assumptions used to calculate the present value of the accumulated benefits included in this table.

Non-Bargaining Retirement Plan

The Vectren Corporation Combined Nonbargaining Retirement Plan is the qualified pension plan for all salaried employees, including the named executive officers. The plan consists of a combination of a cash balance formula and a traditional final average pay formula. The formula applicable to an executive depends upon which company hired the executive.

The pay used to determine the contribution credits in the cash balance formula and the final average pay for the traditional final average pay formula is base salary and the annual incentive paid in cash. For determining benefits in this qualified plan, the pay is limited to an Internal Revenue Code limit, which was $245,000 in 2009 and remained at that amount in 2010.

The executive has a vested right to their accrued benefit after five years of service or three years of service for the cash balance benefit. All the named executives are vested in their accrued benefit. Mr. Ellerbrook retired on May 31, 2010 and his benefit information can be found on page 50. The accrued benefit is based on value of a cash balance account plus the traditional final average pay (i.e. base salary and annual incentive) formula based on service and compensation at the date of determination. In addition to the benefits at normal retirement, benefits are paid from this plan upon termination from employment due to voluntary or involuntary termination, disability, early retirement, and death.

The cash balance formula provides a benefit to the named executive officers equal to the final pay of the officer multiplied by the following percentages plus an interest credit equal to the 10-year Treasury yield plus 1%; Ellerbrook—2.5%; Chapman—4.5% plus $310 per year; Benkert—3.5% plus $310 per year; Christian and Bohls—2.5% plus $310 per year; and Doty $310 per year. In addition, Mr. Doty is entitled to such a benefit equal to 1.52% times final average pay times years of service up to 30 years plus .69% times final average pay times service between 30 and 40 years. The differences in pension benefits among officers are primarily attributable to different tenures with the Company and its predecessors.

For voluntary or involuntary termination or early retirement, the executive is eligible for the accrued benefit determined as of the date of termination or retirement. The executive may elect to receive the cash balance portion as a lump sum; otherwise it is paid in the form of an actuarially equivalent annuity. The traditional final average pay portion is paid as an annuity. For Mr. Ellerbrook, the traditional final average pay benefit was paid in a reduced form upon retirement. The benefit is reduced by 6% for each of the years between ages 60 and 63 and reduced by 7% for each of the years between ages 50 and 60. For Mr. Doty, the traditional final average pay benefit may be paid as early as age 55 in a reduced form and unreduced at age 62. The benefit is reduced by 2% for each of the years between ages 60 and 62 and by 5% for each of the years between ages 55 and 60.

For termination due to disability, the executive will continue to accrue benefits in his or her cash balance account until age 65, unless the executive elects to receive the pension benefit. For Mr. Doty, he continues to accrue benefits in the traditional final average pay portion for up to 2 years. The executive may elect to begin receiving benefits under the early retirement provisions above based on the benefits accrued to the date of commencement.

Nonqualified Defined Benefit Restoration Plan

The defined benefit restoration plan has the same formulas and conditions as the core defined benefit plan described above. This plan restores the benefits that are lost due to Internal Revenue Code limitations.

Unfunded Supplemental Retirement Plan

Except for Mr. Bohls, our named executive officers participate in our supplemental retirement plan which is based on final average pay and is offset by Social Security and other Company provided retirement benefits. The benefit for life at normal retirement (65 years) is 65% of final average monthly pay over the prior (60) sixty consecutive calendar month period, less Social Security (on normal retirement) and other Company provided retirement benefits. If properly and timely elected, this benefit is payable in an actuarially equivalent joint and one-half survivor annuity option, a lump sum option and a 5 and 10 year installment option.

An executive may also retire early under this plan if he is age 55 or over and has completed 10 or more years of service at retirement. In that event, the amount payable is reduced based on the amount of time prior to age 65 that the executive retires.

An executive can also terminate due to total disability. The disability benefit starts payment at age 65 and continues for life and is the same as that described above for normal retirement. Finally, if the executive dies prior to retirement, the executive’s spouse or other beneficiary is entitled to an actuarially equivalent payment as if the executive’s employment terminated immediately prior to the executive’s death.

We believe this plan is a necessary competitive benefit to attract and retain qualified executives in our industry.

EXECUTIVE INSURANCE BENEFITS

Our executives are provided with additional life and long-term disability insurance benefits with premiums being paid by the Company. The life insurance benefit equals two times base salary with a cap of $1.75 million. Long-term disability coverage is equal to 60% of base salary plus the target amount for the executive’s annual incentive compensation. Both benefits end upon the executive’s termination of employment. The amount of life insurance premiums for the named executive officers is included in the “All Other Compensation” column of the Summary Compensation Table. The Compensation Committee determined this level of benefit is market competitive.

PERQUISITES

Our perquisites policy limits to $5,000 the annual eligible perquisites for our executive officers, and requires a 20% co-payment for actual expenses. All other officers, including the presidents of our non-regulated businesses, have a $3,000 annual maximum. Only financial, tax and estate planning and wellness related costs are eligible expenses under the policy.

EMPLOYMENT AND TERMINATION BENEFITS AGREEMENTS

The Compensation Committee regularly reviews the Company’s change-in-control and severance arrangements and uses peer group data to determine whether these arrangements are consistent with prevailing market practices.

In 2004, the Compensation Committee, with assistance from its independent compensation consultant at the time (Towers Perrin, now known as Towers Watson), reviewed the market competitiveness of the existing forms of employment agreements between our executive officers and certain other officers and the Company. While that consultant concluded that overall our employment termination and change-in-control benefits were generally market-based, the consultant recommended a number of changes to the agreements which the Committee decided to implement. The Board of Directors, acting upon the Committee’s recommendation, cancelled agreements with executive officers so as to remove any obligation requiring the Company to pay severance if we provide, after expiration of the initial term, 12 months prior notice of termination of the agreement. In addition, the Board eliminated any severance obligation, except upon a change-in-control, to our now former Chair and Chief Executive Officer. The Committee determined that these benefits were not necessary for us to recruit or retain talented management, and that elimination of the benefits was in the shareholders’ best interests.

The agreements accepted by the executive officers in 2004 provide severance and change-in-control benefits, in the amount of three times base salary and the greater of the average of the last three years incentive payments or the then effective target annual incentive payment for Messrs. Chapman, Benkert and Christian, two times for Mr. Doty and one time for Mr. Bohls. The Committee determined these multiples based on advice received from the Committee’s independent compensation consultant as to what was a typical multiple for executive positions in our peer group similar to those held by our named executive officers at that particular time. The agreements also include continued health insurance, a gross-up for excise taxes and related income taxes, immediate vesting of certain stock awards, and additional service credits under our unfunded supplemental retirement plan. The Committee structured these agreements in order to provide greater benefits to the more senior executives who would be at greatest risk of termination following a change-in-control. The forms of these agreements have been filed with the SEC.

Mr. Ellerbrook’s employment agreement was terminated with his consent and was replaced in 2005 by a termination benefits agreement that was only triggered if there is a change-in-control, as defined in the agreement. The termination benefits agreement provided for a payment, under defined circumstances, of an amount equivalent to three times Mr. Ellerbrook’s base salary and the average of the last three annual incentive payments or the then effective target annual incentive payment, whichever was higher. Under the Retirement Agreement for Mr. Ellerbrook described more fully on pages 34-36 of this proxy statement, this termination benefits agreement was cancelled after May 31, 2010.

At its meeting in December 2006, the Compensation Committee reviewed the change-in-control payments and benefits described above. Based on information provided by its independent consultant regarding such payments and benefits provided by companies in our peer group, the Committee determined that our payments and benefits were at the low end of the market measure for such payments and benefits. At that time, the Committee took no action.

During 2008, the Committee requested its independent consultant to review the employment agreements with Messrs. Benkert, Chapman, Christian and Doty in light of peer group and U.S. market practices. The analysis was reviewed by the Committee at its September 2008 meeting and the Committee determined that, except as described below, no changes were appropriate at that time.

However, on September 25, 2008, we did amend all employment agreements for our named executive officers and the change-in-control agreement for our now former Chief Executive Officer to document changes in connection with Section 409A of the Internal Revenue Code. Each applicable employment agreement and the change-in-control agreement were operated in compliance with Section 409A of the Internal Revenue Code. While the amendments were generally technical in nature, the more significant amendments to the employment agreement include a slight change to the notice period and slight clarification to the cure period for the Company on a termination of employment by the executive for “good reason,” the addition of a delay provision if compensation is not deductible under Section 162(m) of the Internal Revenue Code, and the addition of a six month delay in payments (applicable only after a change-in-control).

The amendments to the change-in-control agreement include the addition of a delay provision if the compensation is not deductible under Section 162(m) of the Internal Revenue Code and a six month delay in payments.

In 2010, the Committee reviewed the employment agreements in light of current market conditions and the Company’s leadership structure to determine whether changes are necessary or advisable. The Committee determined that a more thorough analysis of the agreements should occur in light of current market circumstances and best pay practices. The Committee will continue to review the agreements in 2011 to ensure they are in alignment with current market circumstances and best pay practices.

NONQUALIFIED DEFERRED COMPENSATION

We have historically offered our executives the opportunity to defer certain compensation into our deferred compensation plans. We have two deferred compensation plans. The first is frozen, meaning that employees can no longer make contributions to that frozen plan but will continue to be paid benefits from that frozen plan pursuant to its terms. The second plan is active, meaning that employees are currently making contributions to and receiving distributions from that active plan pursuant to the terms of that active plan.

We have two plans due to the passing of the American Jobs Creation Act of 2004, which created a new Section 409A of the Internal Revenue Code. Section 409A caused companies to fundamentally change the way in which they manage deferred compensation. We believe that best practice for companies, including ours, which had a deferred compensation plan as of the effective date of Section 409A was to, first, freeze their current plan and, second, create a new plan that complies with Section 409A. The Internal Revenue Service regulations implementing Section 409A were finalized in October of 2007, and documentary compliance was required by the end of 2008. While, since January 1, 2005, we have been operating under a new nonqualified deferred compensation plan that was compliant with Section 409A, the documentary compliance of the new plan was completed and approved in 2008.

Each named executive officer in the Summary Compensation Table participates in the Company’s deferred compensation plans. The active plan allows for the named executive officer to receive restoration matches to restore benefits limited by the Internal Revenue Code. At present, executives may defer base salary, annual incentive, long-term incentives and restricted stock and stock unit award values upon lapse of restrictions into the active deferred compensation plan. Each participant may elect to receive deferred compensation at a pre-selected date at least 3 years after initial deferral or on a change in control and in any event the participant will receive his or her deferred compensation on retirement (in a lump sum or if properly elected in annual installments over 5, 10 or 15 years), on non-retirement termination (in a lump sum or if properly elected in installments over 5 years), on disability (in a lump sum) and on death (in a lump sum). In addition, an executive may receive a distribution in the event of an unforeseeable emergency. Finally, most distributions from the active plan will be delayed six months as is required by Section 409A of the Internal Revenue Code. All distributions from these plans are settled in cash.

Both deferred compensation plans are designed to offer the same investments that are offered by the Company’s 401(k) Plan, except that the deferred compensation plans do not include any limitation on the amount of the contributions which can be allocated to the Company’s common stock. Effective as of 2009, the 401(k) Plan limited the amount of new contributions which can be allocated to our common stock to no more than 10%.

The table below discloses the activity in our nonqualified deferred compensation plans for each of the five named executive officers in the Summary Compensation Table.

2010 Nonqualified Deferred Compensation Table

Name (a)	Executive Contributions in Last Fiscal Year ($)[1] (b)	Registrant Contributions in Last Fiscal Year ($)[2] (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($)[3] (f)
Niel C. Ellerbrook	$40,523	$30,036	($120,129)	$5,355,273	$0
Carl L. Chapman	$30,371	$26,305	$93,706	$0	$1,421,882
Jerome A. Benkert, Jr.	$13,277	$12,737	$102,614	$0	$1,728,942
Ronald E. Christian	$5,847	$11,187	$106,520	$0	$2,466,358
William S. Doty	$21,808	$3,554	$22,752	$0	$735,733
John M. Bohls	$24,650	$3,867	$33,654	$95,724	$519,880

(1)	Amounts in this column are also included in the Summary Compensation Table on page 44, in Column (c), Salary and Column (g) Non-Equity Incentive Plan Compensation.

(2)	Amounts in this column are deferred compensation contributions to restore employer contributions to the Company Retirement Savings Plan and are included in the Summary Compensation Table on page 44, in Column (i), All Other Compensation, and described in Footnote 5 to that table.

(3)	A record keeping account is established for each participant, and the participant chooses from a variety of measurement funds for the deemed investment of his or her account. The measurement funds are similar to the funds in the Company’s defined contribution plan and include an investment in phantom stock units of the Company. The earnings measures are market-based and do not include any above-market or preferential earnings. The balance fluctuates with the investment returns on those funds. Of the totals in this column, the following amounts have been reported in the Summary Compensation Table for this year and for previous years.

Name	2010($)	Previous Years ($)(a)	Total
Niel C. Ellerbrook	$70,559	$2,478,163	$2,548,722
Carl L. Chapman	$56,676	$401,146	$457,822
Jerome A. Benkert, Jr.	$26,014	$387,019	$413,033
Ronald E. Christian	$17,034	$994,749	$1,011,783
William S. Doty	$25,362	$456,275	$481,637
John M. Bohls	$28,517	$0	$28,517

(a)	Amounts in this column represent base salary and annual incentive deferred into the Company’s Nonqualified Deferred Compensation Plan from 1999-2005 for Messrs. Ellerbrook, Benkert and Chapman and from 2001-2005 for Messrs. Christian and Doty. These amounts were previously disclosed as compensation paid to the executive in the Summary Compensation Table for those years, even though a portion of this compensation was deferred. Also included in this total are the amounts disclosed for fiscal years 2006-2009 in the Executive Contributions and Registrant Contributions columns of the 2006-2009 Nonqualified Deferred Compensation Tables. Not included in this total are other forms of compensation previously deferred into the nonqualified deferred compensation plan prior to the individual being required to be included in the Summary Compensation Table or under a predecessor plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has entered into employment agreements with its executive officers: Messrs. Chapman, Benkert, Christian Doty and Bohls. These agreements are described beginning on page 52 under the caption “Employment and Termination Benefits Agreements.”

The Company and Mr. Ellerbrook entered into a retirement agreement in February, 2010 that provides for Mr. Ellerbrook’s Change in Control agreement to terminate upon his retirement as the Company’s CEO on May 31, 2010. Mr. Ellerbrook’s retirement agreement is discussed above under the heading “Retirement of the CEO” in the “Compensation Discussion and Analysis” and in narrative form after the tabular disclosure for the other named executive officers in this section on page 62 of this proxy statement.

The definitions of the terms “Cause,” “Good Reason” and “Change in Control” are central to an understanding of the potential payments to the executive officers pursuant to their agreements

Cause:    We have Cause to terminate the executive officer if he has engaged in any of the specific activities listed in the agreement, including intentional gross misconduct damaging in a material way to our Company; commission of fraud against our Company; public acts of dishonesty or conviction of a felony; or a material breach of the agreement that the executive has not cured after reasonable notice of the breach and a reasonable opportunity to cure.

Good Reason:

•

If an executive gives the Company notice of a material breach within 90 days of the initial existence of the material breach and we have not cured the material breach within 30 days thereafter, the executive is said to have Good Reason to terminate his employment. (This provision applies only prior to the first anniversary of a Change in Control).

•

After the conclusion of the 30-day period following the first anniversary of a Change in Control an executive has Good Reason to terminate his employment if any of the following occurs without the executive’s written consent:

•	a demotion in the executive’s status, position or responsibilities;

•	the assignment to the executive of any duties or responsibilities inconsistent with his status, position or responsibilities prior to the Change in Control;

•

the removal of the executive from any positions or failure to reappoint or reelect the executive to any positions he held immediately prior to the Change in Control (except when the executive’s employment is terminated for total and permanent Disability, death or Cause or by the executive other than for Good Reason);

•	a reduction by the Company in the executive’s base salary;

•

the Company’s failure to increase the executive’s base salary within 12 months of the executive’s last increase in base salary in an amount reasonably comparable to the percentage increases in base salary for all Company employees at the same employment level as the executive affected in the preceding 12 months;

•

the relocation of the principal executive offices of the Company or Company affiliate for which the executive performs a principal function to a location more than 50 miles outside the Evansville, Indiana metropolitan area or, if the executive’s services are not performed in Evansville, Indiana, to a new location (except for travel on the Company’s business to an extent substantially consistent with the executive’s prior business travel obligations);

•	a reduction in the executive’s total direct compensation opportunity;

•

the Company’s failure to continue in effect any incentive, bonus or other compensation plan in which the executive participated prior to the Change in Control, including any stock option and restricted stock plans, unless an equitable arrangement has been made in an ongoing substitute or alternative plan, or the Company’s failure to permit the executive’s continued participation in the plan or material reduction in the executive’s participation in the plan;

•

the Company’s failure to provide aggregate benefits, including annual and long-term incentive opportunities, reasonably comparable in the aggregate to the benefits being provided for the majority of the other Company employees at the same employment level as the executive;

•	the Company’s failure to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform the executive’s agreement; or

•	a Company request that the executive participate in an unlawful act or take any action constituting a breach of the executive’s professional standard of conduct.

Change in Control:    A change in control would include any of the following events:

•	a “person,” as defined in the Securities Exchange Act of 1934, acquires 20 percent or more of our common stock or of voting securities entitled to vote generally in the election of directors;

•	a majority of the Board of Directors is replaced in certain circumstances; or

•	shareholders approve a liquidation, dissolution or sale of substantially all of our assets; or

•	the consummation of certain reorganizations, mergers, consolidations or liquidation, dissolution or sale of substantially all of our assets.

Under the employment agreements with Messrs. Chapman, Benkert, Christian, Doty and Bohls, referred to above, the Company will provide them with the following benefits upon a termination by the Company other than for cause, death or disability, upon a termination by the executive for good reason, or upon a termination by the executive for any reason during the 30-day period immediately after the first anniversary of a change-in-control.

•	Accrued base salary and the greater of target annual incentive or average annual incentive over the preceding three years,

•

A termination payment based upon a multiple of base salary and the greater of target annual incentive or average annual incentive in the preceding three years, which multiple is three (or, if less, the number of years, rounded to the nearest twelfth, between the date of termination and the executive’s attainment of age 65) for Messrs. Chapman, Benkert, and Christian, two (or, if less, the number of years, rounded to the nearest twelfth, between the date of termination and the executive’s attainment of age 65) for Mr. Doty and one for Mr. Bohls;

•

Enhanced benefits under the retirement plans and supplemental retirement plans assuming three years (or, if less, the number of years, rounded to the nearest twelfth, between the date of termination and the executive’s attainment of age 65) of additional employment for Messrs. Chapman, Benkert, and Christian, two years (or, if less, the number of years, rounded to the nearest twelfth, between the date of termination and the executive’s attainment of age 65) of additional employment for Mr. Doty and one year for Mr. Bohls;

•

Medical, dental and other welfare benefit plan benefits for three years (or, if less, the number of months until age 65) for Messrs. Chapman, Benkert, and Christian, two years (or, if less, the number of months until age 65) for Mr. Doty; and one year for Mr. Bohls, and

•	All other amounts required to be paid under any other plan, program, policy, practice, contract or agreement.

No payments will be made to the Company’s executive officers upon a change-in-control alone unless their employment also terminates under the conditions described above.

The following tables set forth the potential payments to the Company’s executive officers upon the termination of their employment with the Company, including a termination following a change-in-control. The tables assume that each termination event occurred on December 31, 2010, and the amounts shown are based upon the $25.38 per share closing price of the Company’s common stock on December 31, 2010. The tables do not include retirement benefits payable to the executives shown in the 2010 Pension Benefits Table on page 50. Since Mr. Ellerbrook retired as CEO on May 31, 2010, the payments that he actually received upon retirement are described in narrative form after the tabular disclosure for the other named executive officers.

Carl L. Chapman

	Termination by Company without cause	Termination by executive for good reason	Termination following a change in control (CIC)	Termination by Company for cause	Termination by executive without good reason (other than after a CIC)	Normal Retirement	Death	Disability
Pro Rata Bonus	$480,000	$480,000	$480,000	$0	$0	$367,138	$367,138	$367,138
Termination payment	$3,240,000	$3,240,000	$3,240,000	$0	$0	$0	$0	$0
Deferred Compensation(1)	$1,421,882	$1,421,882	$1,421,882	$1,421,882	$1,421,882	$1,421,882	$1,421,882	$1,421,882
Incremental actuarial benefit under retirement plans(2)	$1,255,175	$1,255,175	$1,255,175	$0	$0	$0	$0	$0
Acceleration of restricted stock and stock unit awards(3)	$0	$0	$1,892,891	$0	$0	$1,060,977	$1,892,891	$1,060,977
Acceleration of stock options(3)	$0	$0	$0	$0	$0	$0	$0	$0
Continuation of medical/welfare plans (present value)	$102,435	$102,435	$102,435	$0	$0	$0	$0	$0
Excise tax gross up(4)	$0	$0	$2,507,302	$0	$0	$0	$0	$0
Total	$6,499,492	$6,499,492	$10,899,685	$1,421,882	$1,421,882	$2,849,997	$3,681,911	$2,849,997

(1)	The amount shown as deferred compensation is the total value in the named executive officer’s nonqualified deferred compensation plan accounts at December 31, 2010 as shown in the 2010 Nonqualified Deferred Compensation Table. This amount has been previously earned and will be paid in any event in accordance with the plan document upon separation or retirement from the Company. Depending upon the election made by the plan participant, a change in control could accelerate the payment of these amounts. Also, depending on the event and the election made, these amounts may be paid in installments.

(2)	Represents the present value of an incremental pension benefit of three years of service credit provided under the named executive officer’s Change-in-Control Agreement, assuming an applicable segment rate and mortality table.

(3)	Amounts shown represent the unvested restricted stock and stock unit awards that would be accelerated in connection with the indicated termination event and assume that target performance goals under the At Risk Plan are met. All stock option awards were vested as of January 1, 2008. Payments due upon the named executive officer’s disability or normal retirement are prorated based upon that portion of the applicable performance period during which he was an active participant in the At Risk Plan. Payments due in the event of the named executive officer’s death or termination following a change in control are not prorated. In the event any other termination event occurs, the named executive officer would forfeit all his interests in the restricted stock and stock unit awards.

(4)	Upon a change-in-control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The Company has agreed to reimburse affected employees for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursement for the 280G excise taxes. The amount in the table is based on a 280G excise tax rate of 20%, a statutory 35% federal income tax rate, and a total marginal tax rate of 39.85%.

Jerome A. Benkert Jr.

	Termination by Company without cause	Termination by executive for good reason	Termination following a change in control (CIC)	Termination by Company for cause	Termination by executive without good reason (other than after a CIC)	Normal Retirement	Death	Disability
Pro Rata Bonus	$194,700	$194,700	$194,700	$0	$0	$148,921	$148,921	$148,921
Termination payment	$1,646,100	$1,646,100	$1,646,100	$0	$0	$0	$0	$0
Deferred Compensation(1)	$1,728,942	$1,728,942	$1,728,942	$1,728,942	$1,728,942	$1,728,942	$1,728,942	$1,728,942
Incremental actuarial benefit under retirement plans(2)	$253,337	$253,337	$253,337	$0	$0	$0	$0	$0
Acceleration of restricted stock and stock unit awards(3)	$0	$0	$1,324,176	$0	$0	$739,319	$1,324,176	$739,319
Acceleration of stock options(3)	$0	$0	$0	$0	$0	$0	$0	$0
Continuation of medical/welfare plans (present value)	$81,373	$81,373	$81,373	$0	$0	$0	$0	$0
Excise tax gross up(4)	$0	$0	$1,323,019	$0	$0	$0	$0	$0
Total	$3,904,452	$3,904,452	$6,551,647	$1,728,942	$1,728,942	$2,617,182	$3,202,039	$2,617,182

(1)	The amount shown as deferred compensation is the total value in the named executive officer’s nonqualified deferred compensation plan accounts at December 31, 2010 as shown in the 2010 Nonqualified Deferred Compensation Table. This amount has been previously earned and will be paid in any event in accordance with the plan document upon separation or retirement from the Company. Depending upon the election made by the plan participant, a change in control could accelerate the payment of these amounts. Also, depending on the event and the election made, these amounts may be paid in installments.

(2)	Represents the present value of an incremental pension benefit of three years of service credit provided under the named executive officer’s Employment Agreement, assuming an applicable segment rate and mortality table.

(3)	Amounts shown represent the unvested restricted stock and stock unit awards that would be accelerated in connection with the indicated termination event and assume that target performance goals under the At Risk Plan are met. All stock option awards were vested as of January 1, 2008. Payments due upon the named executive officer’s disability or normal retirement are prorated based upon that portion of the applicable performance period during which he was an active participant in the At Risk Plan. Payments due in the event of the named executive officer’s death or termination following a change in control are not prorated. In the event any other termination event occurs, the named executive officer would forfeit all his interests in the restricted stock and stock unit awards.

(4)	Upon a change-in-control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The Company has agreed to reimburse affected employees for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursement for the 280G excise taxes. The amount in the table is based on a 280G excise tax rate of 20% and a total marginal tax rate of 39.85%.

Ronald E. Christian

	Termination by Company without cause	Termination by executive for good reason	Termination following a change in control (CIC)	Termination by Company for cause	Termination by executive without good reason (other than after a CIC)	Normal Retirement	Death	Disability
Pro Rata Bonus	$183,700	$183,700	$183,700	$0	$0	$140,507	$140,507	$140,507
Termination payment	$1,553,100	$1,553,100	$1,553,100	$0	$0	$0	$0	$0
Deferred Compensation(1)	$2,466,358	$2,466,358	$2,466,358	$2,466,358	$2,466,358	$2,466,358	$2,466,358	$2,466,358
Incremental actuarial benefit under retirement plans(2)	$227,488	$227,488	$227,488	$0	$0	$0	$0	$0
Acceleration of restricted stock and stock unit awards(3)	$0	$0	$1,042,230	$0	$0	$581,913	$1,042,230	$581,913
Acceleration of stock options(3)	$0	$0	$0	$0	$0	$0	$0	$0
Continuation of medical/welfare plans (present value)	$75,616	$75,616	$75,616	$0	$0	$0	$0	$0
Excise tax gross up(4)	$0	$0	$1,129,739	$0	$0	$0	$0	$0
Total	$4,506,262	$4,506,262	$6,678,231	$2,466,358	$2,466,358	$3,188,778	$3,649,095	$3,188,778

(1)	The amount shown as deferred compensation is the total value in the named executive officer’s nonqualified deferred compensation plan accounts at December 31, 2010 as shown in the 2010 Nonqualified Deferred Compensation Table. This amount has been previously earned and will be paid in any event in accordance with the plan document upon separation or retirement from the Company. Depending upon the election made by the plan participant, a change in control could accelerate the payment of these amounts. Also, depending on the event and the election made, these amounts may be paid in installments.

(2)	Represents the present value of an incremental pension benefit of three years of service credit provided under the named executive officer’s Employment Agreement, assuming an applicable segment rate and mortality table.

(3)	Amounts shown represent the unvested restricted stock and stock unit awards that would be accelerated in connection with the indicated termination event and assume that target performance goals under the At Risk Plan are met. All stock option awards were vested as of January 1, 2008. Payments due upon the named executive officer’s disability or normal retirement are prorated based upon that portion of the applicable performance period during which he was an active participant in the At Risk Plan. Payments due in the event of the named executive officer’s death or termination following a change in control are not prorated. In the event any other termination event occurs, the named executive officer would forfeit all his interests in the restricted stock and stock unit awards.

(4)	Upon a change-in-control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The Company has agreed to reimburse affected employees for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursement for the 280G excise taxes. The amount in the table is based on a 280G excise tax rate of 20% and a total marginal tax rate of 39.85%.

William S. Doty

	Termination by Company without cause	Termination by executive for good reason	Termination following a change in control (CIC)	Termination by Company for cause	Termination by executive without good reason (other than after a CIC)	Normal Retirement	Death	Disability
Pro Rata Bonus	$131,400	$131,400	$131,400	$0	$0	$103,570	$103,570	$103,570
Termination payment	$846,800	$846,800	$846,800	$0	$0	$0	$0	$0
Deferred Compensation(1)	$735,733	$735,733	$735,733	$735,733	$735,733	$735,733	$735,733	$735,733
Incremental actuarial benefit under retirement plans(2)	$317,769	$317,769	$317,769	$0	$0	$0	$0	$0
Acceleration of restricted stock and stock unit awards(3)	$0	$0	$910,000	$0	$0	$505,866	$910,000	$505,866
Acceleration of stock options(3)	$0	$0	$0	$0	$0	$0	$0	$0
Continuation of medical/welfare plans (present value)	$45,735	$45,735	$45,735	$0	$0	$0	$0	$0
Excise tax gross up(4)	$0	$0	$841,715	$0	$0	$0	$0	$0
Total	$2,077,437	$2,077,437	$3,829,152	$735,733	$735,733	$1,345,169	$1,749,303	$1,345,169

(1)	The amount shown as deferred compensation is the total value in the named executive officer’s nonqualified deferred compensation plan accounts at December 31, 2010 as shown in the 2010 Nonqualified Deferred Compensation Table. This amount has been previously earned and will be paid in any event in accordance with the plan document upon separation or retirement from the Company. Depending upon the election made by the plan participant, a change in control could accelerate the payment of these amounts. Also, depending on the event and the election made, these amounts may be paid in installments.

(2)	Represents the present value of an incremental pension benefit of two years of service credit provided under the named executive officer’s Employment Agreement, assuming an applicable segment rate and mortality table.

(3)	Amounts shown represent the unvested restricted stock and stock unit awards that would be accelerated in connection with the indicated termination event and assume that target performance goals under the At Risk Plan are met. All stock option awards were vested as of January 1, 2008. Payments due upon the named executive officer’s disability or normal retirement are prorated based upon that portion of the applicable performance period during which he was an active participant in the At Risk Plan. Payments due in the event of the named executive officer’s death or termination following a change in control are not prorated. In the event any other termination event occurs, the named executive officer would forfeit all his interests in the restricted stock and stock unit awards.

(5)	Upon a change-in-control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The Company has agreed to reimburse affected employees for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursement for the 280G excise taxes. The amount in the table is based on a 280G excise tax rate of 20% and a total marginal tax rate of 39.85%.

John Bohls

	Termination by Company without cause	Termination by executive for good reason	Termination following a change in control (CIC)	Termination by Company for cause	Termination by executive without good reason (other than after a CIC)	Normal Retirement	Death	Disability
Pro Rata Bonus	$133,000	$133,000	$133,000	$0	$0	$62,067	$62,067	$62,067
Termination payment	$399,000	$399,000	$798,000	$0	$0	$0	$0	$0
Deferred Compensation(1)	$519,880	$519,880	$519,880	$519,880	$519,880	$519,880	$519,880	$519,880
Incremental actuarial benefit under retirement plans(2)	$10,084	$10,084	$19,998	$0	$0	$0	$0	$0
Acceleration of restricted stock and stock unit awards(3)	$0	$0	$949,110	$0	$0	$531,390	$949,110	$531,390
Acceleration of stock options(3)	$0	$0	$0	$0	$0	$0	$0	$0
Continuation of medical/welfare plans (present value)	$38,004	$38,004	$38,004	$0	$0	$0	$0	$0
Excise tax gross up(4)	$0	$0	$652,542	$0	$0	$0	$0	$0
Total	$1,099,968	$1,099,968	$3,110,534	$519,880	$519,880	$1,113,337	$1,531,057	$1,113,337

(1)	The amount shown as deferred compensation is the total value in the named executive officer’s nonqualified deferred compensation plan accounts at December 31, 2010 as shown in the 2010 Nonqualified Deferred Compensation Table. This amount has been previously earned and will be paid in any event in accordance with the plan document upon separation or retirement from the Company. Depending upon the election made by the plan participant, a change in control could accelerate the payment of these amounts. Also, depending on the event and the election made, these amounts may be paid in installments.

(2)	Represents the present value of an incremental pension benefit of two years of service credit for change-in-control and one year for termination without cause and good reason provided under the named executive officer’s Employment Agreement, assuming an applicable segment rate and mortality table.

(3)	Amounts shown represent the unvested restricted stock and stock unit awards that would be accelerated in connection with the indicated termination event and assume that target performance goals under the At Risk Plan are met. All stock option awards were vested as of January 1, 2008. Payments due upon the named executive officer’s disability or normal retirement are prorated based upon that portion of the applicable performance period during which he was an active participant in the At Risk Plan. Payments due in the event of the named executive officer’s death or termination following a change in control are not prorated. In the event any other termination event occurs, the named executive officer would forfeit all his interests in the restricted stock and stock unit awards.

(4)	Upon a change-in-control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The Company has agreed to reimburse affected employees for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursement for the 280G excise taxes. The amount in the table is based on a 280G excise tax rate of 20% and a total marginal tax rate of 39.85%.

The Company and Mr. Ellerbrook entered into a retirement agreement in 2010 in connection with the announcement that Mr. Ellerbrook would retire as CEO of the Company on May 31, 2010. This retirement agreement is discussed under the heading “Retirement of the CEO” in the “Compensation Discussion and Analysis.” The retirement of Mr. Ellerbrook provided for benefits as follows: an annual stipend of $150,000 for his continuing service as non-employee Chair of the Company’s Board of Directors, which will cease following the 2011 annual shareholders meeting; a retirement benefit of $2,784,411 paid in 2010, which represents the incremental effect of providing retirement benefits unreduced for both service and age as provided in the retirement agreement; the short-term incentive payment for 2010 in the amount of $516,288 payable in 2011, calculated on the basis of Mr. Ellerbrook having served as CEO for the full year; and an acceleration of his long-term incentive grants without adjustment for a service proration, resulting in an estimated benefit of approximately $4,950,000 assuming actual performance for the 2008 grant and target performance for the outstanding 2009 and 2010 grants. The outstanding long-term incentive grants remain at risk and continue to be based on the achievement of the performance goals previously established by the Compensation Committee. For purposes of calculating Mr. Ellerbrook’s estimated grant value, Vectren’s December 31, 2010 closing price of $25.38 and the current quarterly dividend rate of $.345 per share were used. Mr. Ellerbrook received lump sum payments from the nonqualified defined benefit restoration plan and unfunded supplement retirement plan, and received annuity payments and a lump sum payment from the qualified pension plan as described on page 50 of this proxy statement. Mr. Ellerbrook received distributions from the nonqualified deferred compensation plans as described on page 54 of this proxy statement.

Compensation Risk Assessment

With the help of the independent compensation consultant retained by the Compensation and Benefits Committee, a group of employees led by the Executive Vice President, Chief Legal and External Affairs Officer and Secretary, and under the oversight of the Compensation Committee, conducted an inventory of the long and short-term compensation plans and programs of the Company and its subsidiaries, as well as ProLiance Holdings, LLC., which is a joint venture partially owned by the Company. The effort involved the evaluation of plan design elements including caps, payout cliffs, triggers, funding mechanisms and payout amounts and governance features including approvals, independent oversight and accurate and timely payouts. The effort included an assessment of the relationship of these features and elements to risk management and risk taking by employees of the Company and its subsidiaries. The following conclusions were reached with respect to the characteristics of our compensation plans and programs:

•	Significant weighting toward long-term incentive compensation for officers discourages short-term risk taking;

•	The use of linear interpolation for annual and long-term incentive awards avoids payout cliffs and the resulting potential for a large percentage loss of compensation;

•	The three year performance period for equity awards discourages short-term risk taking;

•	Incentive awards are capped by the applicable Compensation Committee

•

The performance metrics for the annual incentive compensation are driven primarily by earnings per share subject to an earnings threshold in order to trigger any payment and also include non-financial metrics such as customer satisfaction and safety; and

•	The performance metrics for the long-term incentive compensation are balanced between total shareholder return compared to the peer group and the absolute measure of return on equity.

Based on the review and analysis described above, which was presented to and reviewed by the Compensation and Benefits and Audit and Risk Management Committees, it was concluded that the compensation plans, policies and practices of the Company and its subsidiaries do not promote excessive risk taking which would be reasonably likely to have a material adverse impact on the Company.

ITEM 2. THE APPROVAL OF THE VECTREN CORPORATION AT

RISK COMPENSATION PLAN, AS AMENDED AND RESTATED

The Company’s shareholders are being requested to reapprove the Company’s At Risk Compensation Plan with certain amendments (the “Plan”), which was reapproved by the Board of Directors of the Company on March 2, 2011, subject to shareholder approval. The shareholders of the Company originally approved the Plan at the 2001 annual meeting and reapproved the Plan at the 2006 annual meeting. The principal purposes of the reapproval of the Plan are to (1) increase the number of shares to be issued as awards by 1,300,000 shares, (2) continue to give the Company the flexibility to award performance based compensation, the deductibility of which will not be limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (3) permit the Company to continue to grant incentive stock options under Section 422 of the Code for an additional 10 years.

In addition, the amended Plan adjusts the definition of several awards in order to provide the Company with greater flexibility, adjusts the definition of retirement for purposes of vesting certain awards, addresses dividends and dividend equivalents (with respect to performance-based awards, dividends may be paid only to the extent performance goals are achieved), eliminates the automatic payment and vesting of all awards on a change-in-control and instead, except for annual incentive awards, requires a post change-in-control termination without Cause or resignation for Good Reason (unless substitute awards are not available) and adds a recoupment or clawback policy.

The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached, as Appendix C.

The Plan, which includes at risk compensation payable in cash, stock options, restricted stock and other awards, was approved and recommended by the Compensation Committee of the Board of Directors. The Plan is a variant of the existing Plan that was reviewed and approved by the Company’s shareholders at the 2001 annual meeting and reapproved at the 2006 annual meeting. The Plan is administered by the Compensation Committee, which has complete discretion in determining the Company’s officers and other key employees who are eligible to participate in the Plan. The Nominating and Corporate Governance Committee has complete discretion in determining the outside directors eligible to participate in the Plan and administers the Plan for the outside directors. The at risk compensation for the employees is generally based on the performance of the Company and its success in attaining specific strategic goals. The Plan includes both short-term and long-term incentives. The short-term incentives are accomplished through potential payments of annual incentive awards. Long-term incentives, which often can include equity ownership, are achieved through restricted shares, stock options, performance units, performance shares, and stock unit awards. The purpose of the Plan is to promote the interests of the Company and its shareholders through (a) the attraction and retention of officers and other key employees and directors essential to the success of the Company; (b) the motivation of officers and other key employees and directors using performance-related incentives linked to performance goals and the interest of the Company shareholders, and (c) enabling such individuals to share in the growth and success of the Company and its subsidiaries. The Company estimates that approximately 80 employees are eligible to be selected to receive grants under the Plan. An outside director who is selected by the Governance committee to participate in the Plan is not eligible for the annual incentive awards described in more detail below.

The number of shares of the Company’s common stock which may be issued pursuant to the current Plan may not exceed in the aggregate 5,350,000 shares and, as of December 31, 2010, only 2,302,674 shares were presently available for new awards. If the Plan is reapproved by shareholders, the aggregate number of shares of the Company’s common stock which may be issued pursuant to the Plan will be increased to 6,650,000 shares and had the restated plan been in effect as of December 31, 2010, 3,602,674 would have been available to issue. Shares of common stock may be available from authorized but unissued shares, shares issued and reacquired by the Company or shares purchased in the open market for purposes of the Plan. As of March 9, 2011, the closing price for the Company’s common stock was $27.15 per share.

Stock Options.    Under the Plan, the Compensation Committee may grant stock options to employee participants as they shall determine. The Compensation Committee has complete discretion in determining the type of option granted, the option price (which shall not be less than 100% of the fair market value of the stock), the duration of the option, the number of shares of common stock to which an option pertains, any condition imposed upon the exercisability or the transferability of the options (including vesting conditions), the conditions under which the option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each option grant shall have such specified terms and conditions detailed in an option agreement made with the participant. The option agreement shall specify whether the option is intended to be an incentive stock option or a non-qualified stock option. However, no incentive stock option may be awarded (a) after the tenth anniversary of the date the Plan, as amended and restated, is adopted by the Board of Directors or approved by the shareholders of the Company, whichever is earlier, or (b) to a participant who is not an employee. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall determine, which will be specified in the option agreement and the Plan and need not be the same for each participant.

Restricted Stock.    The Compensation Committee may also grant shares of restricted stock under the Plan to employee participants, and in such amounts and for such duration and/or consideration as they shall determine. Each restricted stock grant under the Plan shall be evidenced by an award agreement that shall specify the restriction period, the conditions which must be satisfied prior to removal of the restriction, the forfeiture of such shares in the event such conditions are not satisfied, the number of shares of restricted stock granted, and such other provisions as the Compensation Committee shall determine. The Compensation Committee may specify in the award agreement conditions or restrictions which the Compensation Committee may deem advisable, including without limitation, conditions for acceleration or achievement at the end of the restriction period based on any performance criteria. Notwithstanding the foregoing, the Compensation Committee has the authority to grant additional unrestricted stock to a participant under the Plan.

Other Stock Based Awards.    In addition to stock options and restricted stock, the Compensation Committee may issue to employee participants, either alone or in addition to other awards made under the Plan, stock appreciation rights, performance awards or other stock unit awards. Any such awards shall be governed by the terms of an agreement, and the Compensation Committee may impose such terms and conditions, similar to those described above, and not inconsistent with the terms of the Plan. Stock appreciation rights shall have an exercise price determined at the time of grant by the Compensation Committee, subject to the limitation that the grant price shall not be less than 100% of fair market value of the common stock. Performance awards granted hereunder may be issued in the form of either performance units or performance shares. The Compensation Committee may set Performance Criteria in their discretion for each participant who is granted a performance award, and the extent to which such Performance Criteria are met will determine the value of the performance unit or performance share to the participant. Stock unit awards granted hereunder may but are not required to be, in the form of the Company’s common stock or other securities. The value of each such award may be based on the value of the underlying common stock. The Compensation Committee, in their sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the award.

Annual Incentive Awards.    Under the Plan, annual cash incentive awards may also be paid to employees on the basis of the Company achieving certain performance goals. Following the completion of a performance period, the Compensation Committee will undertake or direct an evaluation of Performance Criteria, and no annual incentive award may be paid without a certification by the Compensation Committee that the performance goals have been met. Performance Criteria of the Company will be established in writing by the Compensation Committee before the beginning of each performance period or at such later time as may be permitted under the Plan.

Death, Disability and Retirement.    A participant’s death, disability and retirement (i.e., ceasing to be employed after attaining age 65) may, under the terms of the Plan, allow for accelerated vesting and/or payment of certain awards. With respect to a participant who is an outside director, retirement, shall mean the end of the director’s term of office upon attaining the mandatory retirement age for directors. With respect to options and stock appreciation rights, all three events result in accelerated vesting. With respect to restricted stock, performance awards and stock unit awards, if the event occurs after the end of a performance period but prior to the end of the restriction period, all restrictions lapse, if the event is disability or retirement and it occurs during the performance period then a pro-rata payment is made based on actual performance and time employed and if the event is death and it occurs during the performance period then all restrictions lapse. With respect to annual incentive awards, if the event is death or disability a pro-rata payment is made based on a target and if the event is retirement a pro-rata payment is made based on actual performance.

Change in Control.    In the event of a change in control, annual incentive awards to any participant shall immediately vest and all restrictions shall lapse. With respect to all other awards, if a participant’s employment terminates after the Change in Control due to termination without cause or resignation for good reason, meaning, for example, a demotion, a reduction or failure to increase salary, a relocation and a reduction in total compensation opportunity then all awards shall vest; provided, however, in the event the successor company is unable to substitute or replace such awards on substantially equivalent terms then all such awards shall vest and restrictions shall lapse on the Change in Control and without a subsequent termination without cause or resignation for good reason.

A change in control includes (1) an acquisition by a person or group of 30% (compared to the existing limit of 20%) or more of the Company’s outstanding common stock or stock generally entitled to vote for the election of directors; (2) a majority of the directors of the Company as of May 1, 2001 and their replacements nominated or elected by a majority of the then current Board of Directors no longer comprise a majority of the Board of Directors; or (3) consummation of a merger, sale of substantially all of the Company’s assets or dissolution unless, after the merger, sale of substantially all of the Company’s assets or dissolution, more than 60% of the stock generally entitled to vote for the election of directors of the corporation surviving the event is held by shareholders of the Company immediately prior to the event and no person or group (other than a shareholder of the Company who prior to the merger owned 30% (compared to the existing limit of 20%) or more of the stock of the Company generally entitled to vote in the election of directors) owns 30% (compared to the existing limit of 20%) or more of the stock generally entitled to vote in the election of directors of the surviving corporation and at least a majority of the Board of Directors of the surviving corporation were members of the Company’s board on May 1, 2001 or are their replacements nominated or elected by a majority of the then current Board of Directors.

Amendment and Termination.    The Compensation Committee, or such other committee appointed by the Board of Directors, has the sole power and authority to administer the Plan and may amend, suspend or terminate the Plan. Any amendment can only be made with shareholder approval if shareholder approval is necessary to comply with any legal requirement or NYSE listing rules. The Plan has no termination date but no “incentive stock options” may be awarded after the tenth anniversary of the date the Plan, as amended and restated, is adopted by the Board of Directors or approved by the shareholders of the Company, whichever is earlier.

Qualified Performance Based Compensation.    Employees of the Company selected by the Compensation Committee and non-employee members of the Board of Directors are eligible to participate in the Plan and, except as limited by Section 162(m) of the Code, compensation paid to employees and directors is deductible by the Company. Section 162(m) of the Code limits the compensation deduction for each of the Company’s CEO and its other three highest compensated executive officers to $1 million in any calendar year unless the compensation is qualified performance based compensation under Section 162(m) of the Code. The Plan gives the Compensation Committee the flexibility, however, to grant awards that qualify for deductibility as performance based compensation under Section 162(m) of the Code. If the Compensation Committee chooses to grant awards that qualify as performance based compensation, the awards (other than options) must be contingent on the attainment of one or more performance goals based on one or more of the following Performance criteria including but not limited to: operating performance targets and goals; and maintenance performance targets and goals; operating efficiency; economic efficiency; service reliability goals and targets; productivity goals and targets; customer satisfaction; customer service; response time; safety; environmental goals and targets; conservation goals and targets; regulatory compliance; total customers; customer acquisition; customer retention; and financial goals including, but not limited to, total shareholder return, return on equity, debt to equity ratio, investment performance, revenue, sales, net income, operating income (with or without investment income or income taxes), expense reduction or control, cash flow, margin, earnings before any or all of interest, taxes, depreciation and amortization, return on assets, return on capital, return on investment, internal rate of return, earnings per share and/or growth thereof, share price, capital, equity and net worth. Performance criteria may include alternative and multiple performance goals, may be alone or in any combination, may be based on individual performance, may be measured on an absolute basis, relative to a pre-established target relative to prior performance or in relation to a designated comparison group, may be adjusted for abnormal weather, based on National Oceanic and Atmospheric Administration measures or such other objective measures and may be of the Company as a whole or any of its subsidiaries, divisions, business units or other areas of the Company or its subsidiaries. The foregoing Performance criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items as the Compensation Committee may specify; extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the employee’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Compensation Committee may specify. To the extent the Compensation Committee decides that an award is to meet the requirements to be performance-based compensation under Section 162(m), the following are the maximum amounts that may be paid to such employee if the performance goal is achieved: the aggregate maximum number of shares of restricted stock that may be granted to any such employee during any calendar year is 150,000 (which is the same as the existing limit); and in the event performance shares are awarded and the award is a right to receive shares, then the maximum number of shares represented by performance shares that may be granted to any such employee during any calendar year is 150,000 shares (which is the same as the existing limit) and in the event performance shares are awarded and the award is a right to receive payment in dollars, then the maximum amount payable in respect to performance shares to any such employee during any calendar year shall not exceed $4.0 million (compared to the existing limit of $1.5 million); in the event performance units are awarded and the award is a right to receive shares, then the maximum number of shares represented by performance units that may be granted to any such employee during any calendar year is 150,000 shares (which is the same as the existing limit) and in the event performance units are awarded and the award is a right to receive payment in dollars, then the maximum amount payable in respect to performance units granted to any such employee during any calendar year cannot exceed $4.0 million (compared to the existing limit of $1.5 million); in the event stock unit awards are awarded and the award is a right to receive shares, then the maximum number of shares represented by stock unit awards that may be granted to any such employee during any calendar year shall not exceed 150,000 shares (which is the same as the existing limit) and in the event stock unit awards are awarded and the award is a right to receive payment in dollars, then the maximum amount payable in respect to stock unit awards to any such employee during any calendar year shall not exceed $4.0 million (compared to the existing limit of $1.5 million); the aggregate maximum number of shares of stock subject to options and stock appreciation rights granted to any such employee during any calendar year shall be 750,000 shares (which is the same as the existing limit); and the maximum individual annual incentive award for a performance period of twelve calendar months will be $2,500,000 compared to the existing limit of $2,000,000, provided the employee has been a participant under the Plan for such twelve month period.

Recoupment Policy.    In anticipation of guidance from the SEC and the NYSE with regard to recoupment required under the Dodd-Frank Act, the Plan subjects all awards to the Company’s then current recoupment policy. While the Company’s current recoupment policy only applies to annual cash incentive awards, the Plan gives the Company the flexibility to adjust the recoupment policy so that it applies to other awards available under the Plan.

United States Federal Income Tax Aspects of the At Risk Compensation Plan

Non-Statutory Stock Options and Stock Appreciation Rights.    With respect to non-statutory stock options (an option other than an incentive stock option, which is described below), and stock appreciation rights, as a general rule, no federal income tax is imposed on the optionee upon the grant. In addition, the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option or a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares.

Upon the exercise of a non-statutory stock option or stock appreciation right, subject to Section 162(m) of the Code, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon the exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as a capital gain.

Incentive Stock Options.    The incentive stock options under the Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant of incentive stock options or exercise of incentive stock options if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted and within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). If these conditions are met and no tax is imposed on the optionee, then the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the underlying shares. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price generally must be included in the optionee’s alternative minimum taxable income.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, subject to the application of Section 162(m) of the Code, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Restricted Stock.    An individual who has been granted restricted stock under the Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. Dividend equivalents accrued and paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by the Company.

However, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the recipient makes this election,

(a) the Company will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m) of the Code), (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

Stock Units Awards and Performance Awards.    A recipient of stock unit awards and performance awards under the Plan will generally not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. At the time stock units or performance awards are settled, the recipient will have taxable compensation income and, subject to the application of Section 162(m) of the Code, the Company will receive a corresponding deduction. The measure of this income and deduction will be the payment to the participant, which may be the fair market value of the shares at the time the stock units are settled, plus any accrued dividend equivalents; provided, however, that, with respect to a recipient subject to Section 16 of the Securities and Exchange Act of 1934, as amended, unless such recipient elects otherwise, such fair market value will be measured at the time any restrictions imposed with respect to such shares under Section 16 of the Exchange Act of 1934 subsequently lapse.

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its three other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “qualified performance-based compensation” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company believes that the income generated in connection with the exercise of stock options granted under the Plan should qualify as performance-based compensation and, accordingly, the Company’s deductions for such compensation should not be limited by Section 162(m) of the Code. The Plan has been designed to provide flexibility with respect to whether other awards will qualify as performance-based compensation under Section 162(m) of the Code. The Company believes that certain awards under the Plan will so qualify and the Company’s deductions with respect to such awards should not be limited by Section 162(m) of the Code. The Plan does provide that all awards under the Plan to employees covered by Section 162(m) of the Code are subject to other conditions, restrictions, and requirements as the Committee may determine to be necessary to avoid the loss of deduction by the Company under Section 162(m) of the Code. However, certain awards may not qualify as performance-based compensation and, therefore, the Company’s compensation expense deductions relating to such awards will be subject to the Section 162(m) of the Code deduction limitation.

The Company’s policy is to obtain the maximum possible tax deduction for compensation paid to executive officers, but we may forego all or some portion of a deduction to conform to our compensation goals and objectives. The Plan includes a mandatory deferral feature whereby an executive may be required to defer payment into the Company’s nonqualified deferred compensation plan if it is anticipated that the Company’s deduction under Section 162(m) would be eliminated. All or any part of the delayed payment will be made at the earliest date at which the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by Section 162(m). Any deferrals or payment are made in compliance with Section 409A.

Section 409A of the Code.    Section 409A of the Code regulates the payment of deferred compensation and if compensation is deferred and the deferral does not comply with Section 409A of the Code, the participant will be subject to a 20% excise tax on such amounts. In addition, if the participant is a “specified employee” (generally one of the top 50 officers who makes more than $160,000 per year), no deferred compensation may be paid to the specified employee during the first six months following separation from service (except in the event of death).

Awards Granted Under the Plan in 2010

As of December 31, 2010, 929,806 stock options and 710,350 shares of restricted stock and stock unit awards were outstanding under the existing At Risk Plan. Information regarding awards granted to the named executive officers is contained in the table captioned “2010 Grants of Plan-Based Awards Table.” Because grants under the Plan are in the discretion of the Compensation Committee for the Company’s officers and other key employees and the Nominating and Corporate Governance Committee for outside directors, the Company is not able to predict the amounts, types or recipients of future grants. The table shows awards granted under the At Risk Plan in 2010 to the groups indicated. These awards are not necessarily indicative of awards that may be made in the future.

Name	Number of Options Granted	Number of Stock Unit Awards Granted(1)	Amount of Bonus Awards(2)
All Named Executive Officers as a group	—	198,184	$1,338,491
All Non-Employee Directors as a group(3)	—	18,843	—
All Non-Named Executive Officer Employees as a group	—	115,584	$491,710

(1)	This column includes dividend equivalents that have accrued as of December 31, 2010.

(2)	These amounts represent annual cash incentive awards under the At Risk Compensation Plan for performance in 2010.

(3)	This includes Mr. Ellerbrook’s time-vested stock units received as a portion of his board retainer.

Shares Issuable Under Share-Based Compensation Plans

As of December 31, 2010 the following shares were authorized to be issued under share-based compensation plans:

	A		B		C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	929,806	(1)	$24.55	(1)	2,302,674	(2)
Equity compensation plans not approved by security holders	—		—		—
Total	929,806		$24.55		2,302,674

(1)	Under the Vectren At Risk Compensation Plan, the Company may buy shares on the open market during periods when there are no restrictions on insider transactions to fulfill these obligations.

(2)	As of February 14, 2011, 219,700 restricted units were issued to the named executive officers and other key employees. In addition, on February 14, 2011, participants forfeited 95,182 shares related to awards measured during the three year performance period ending December 31, 2010. The issuance and forfeiture of these shares are not included in the above table.

Annual Incentive Compensation

Annual incentive compensation awards earned by the named executive officers under the Plan for the last three fiscal years are in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Required Vote and Recommendation

Approval of the Company’s At Risk Compensation Plan requires an affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast represents over 50% of the outstanding shares of common stock. For this proposal, an abstention will have the same effect as a vote against the proposal. Under the rules of the NYSE, brokers are prohibited from exercising discretionary authority to reapprove the Plan. Broker non-votes will not be voted for or against the proposal but will reduce the number of votes deemed to be cast on the matter.

The Board of Directors recommends voting “FOR” this proposal.

ITEM 3. NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are requesting your non-binding approval of the compensation of our named executive officers. The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative starting on page 31 of this proxy statement.

The Compensation and Benefits Committee designs our named executive officers’ compensation program to reward the achievement of our short-term and long-term objectives and relates the compensation to the value created for our shareholders. Our compensation program also reflects competition and best practices in the marketplace. The mix of compensation components is competitive with that of other companies of similar size and operational characteristics, links compensation to individual and corporate performance and encourages stock ownership by senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2010, the Compensation and Benefits Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value without encouraging our named executive officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative starting on page 31 of this proxy statement provides a comprehensive review of our named executive officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal.

For the reasons stated above, and pursuant to Section 14A of the Securities Exchange Act of 1934, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Your vote on this proposal will be non-binding on us and the Board and will not be construed as overruling a decision by us or the Board. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board. However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

The Board of Directors Recommends That

Shareholders Vote to Approve the Non-Binding Advisory

Proposal Approving the Compensation of our Named Executive Officers

ITEM 4. PROPOSAL REGARDING THE FREQUENCY (ONE, TWO OR THREE YEARS) OF THE NON-BINDING SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to requesting the shareholder advisory approval of the executive compensation program, the Dodd-Frank Act also requires that once every six years we seek shareholder approval of how often the Company will seek advisory approval of executive compensation. The Dodd-Frank Act requires that we present every one, two or three years, or abstain, as alternatives for shareholders.

In determining the interval to recommend to shareholders, the Company considered that the ultimate goal of corporate performance is to increase long-term shareholder value. This is reflected by the fact that over 50% of the total direct compensation to each of the named executive officers is at risk and tied to incentive performance. Further, at this meeting we are also seeking shareholder approval of our key incentive compensation plans representing a large portion of executive compensation. Finally, the elements of executive compensation do not typically change in a significant manner from year to year. In addition, our entire Board stands for election annually, unlike some companies where only a segment of the board is subject to election each year. As a result, the Board determined to recommend to shareholders an advisory vote on executive compensation every three years, a “triennial” vote.

Although the vote on this Proposal is advisory and non-binding, the Board will carefully consider the voting results. If none of the alternatives receives a majority vote, the alternative that receives the most votes will be deemed approved by the shareholders.

The Board of Directors Recommends a Vote of

Every Three Years for the Interval at Which We Will Present to

Shareholders an Advisory Vote on Compensation of Executives

ITEM 5. RATIFICATION OF REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the shareholders ratify the Audit and Risk Management Committee’s (“Audit Committee”) selection of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2011. A representative of Deloitte will be present at the annual meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

The appointment of Deloitte will be ratified if the votes cast for ratification exceed the votes cast against ratification. Abstentions will not be counted as votes cast and, therefore, will not be counted as votes either for or against the proposition. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select other auditors. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interest of the Company and its shareholders.

The Board of Directors recommends voting “FOR” this proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

The Board of Directors and the Audit and Risk Management Committee have selected Deloitte as the independent registered public accountants of the Company and its subsidiaries for 2011. See “Report of the Audit and Risk Management Committee.”

Audit and Non-Audit Fees

The following tabulation shows the audit and non-audit fees incurred and payable to Deloitte for the years ended December 31, 2010 and December 31, 2009:

	2010	2009
Audit Fees(1)	$1,343,080	$1,374,906
Audit-Related Fees(2)	$347,314	$283,413
Tax Fees(3)	$109,912	$122,145
All Other Fees	$0	$0

Total Fees Incurred and Payable to Deloitte(4)	$1,800,306	$1,780,464

(1)	Aggregate fees incurred and payable to Deloitte for professional services rendered for the audits of the Company’s 2010 and 2009 fiscal year annual financial statements and the review of financial statements included in Company’s Forms 10-K or 10-Q filed during the Company’s 2010 and 2009 fiscal years. The amount includes fees related to the attestation to the Company’s assertion pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. In addition, this amount includes the reimbursement of out-of-pocket costs incurred related to the provision of these services totaling $95,830 and $106,406 in 2010 and 2009, respectively.

(2)	Audit-related fees consisted principally of reviews related to various financing transactions, regulatory filings, consultation on various accounting issues, and audit fees related to the stand alone audit of two of the Company’s consolidated subsidiaries. In addition, this amount includes the reimbursement of out-of-pocket costs incurred related to the provision of these services totaling $12,314 and $15,013 in 2010 and 2009, respectively.

(3)	Tax fees consisted of fees paid to Deloitte for the review of tax returns, consultation on other tax matters of the Company and of its consolidated subsidiaries. In addition, this amount includes the reimbursement of out-of-pocket costs incurred related to the provision of these services totaling $9,912 and $13,205 in 2010 and 2009, respectively.

(4)	Pursuant to its charter, the Audit Committee is responsible for selecting, approving professional fees and overseeing the independence, qualifications and performance of the independent registered public accounting firm. The Audit Committee has adopted a formal policy with respect to the pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is assessed on a case-by-case basis. In assessing requests for services to be provided by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the auditors’ independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon the firm’s familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. The audit-related, tax and other services provided by Deloitte in the last year and related fees were approved by the Audit Committee in accordance with this policy.

Changes in and Disagreements with Auditors in Accounting and Financial Disclosure

None.

COST and METHOD OF SOLICITATION

The cost of preparing, assembling, printing and mailing this proxy statement, the enclosed proxy and any other material which may be furnished to shareholders in connection with the solicitation of proxies for the meeting will be borne by the Company. The Company has retained D. F. King & Company to assist in soliciting proxies from shareholders, including brokers’ accounts, at an estimated fee of $8,500 plus reasonable out-of-pocket expenses. In addition, some of the officers and regular employees of the Company, who will receive no compensation, in addition to their regular salaries for such solicitation, may solicit proxies by telephone, telegraph or personal visits, and it is estimated that the cost of such additional solicitation, if any, will not exceed $500, and will be borne by the Company. The Company expects to reimburse banks, brokerage houses and other custodians of stock for their reasonable charges and expenses in forwarding proxy materials to beneficial owners.

ANNUAL REPORT

A copy of the Company’s combined annual report and Form 10-K for the fiscal year ended December 31, 2010 was mailed to certain of our shareholders on or about March 16, 2011. The Company’s consolidated financial statements, including footnotes, are included in the Form 10-K and posted at www.vectren.com. You may request a copy of our 2011 Annual Report, which includes our 2010 Form 10-K from:

Mailing Address:	Phone Number:	Investor Relations Contact:
Vectren Shareholder Services	1-800-227-8625	Robert L. Goocher
One Vectren Square Evansville, Indiana 47708		Treasurer and Vice President – Investor Relations
vvcir@vectren.com

Alternatively, you can access the 2010 Annual Report, which includes the 2010 10-K, on our website at www.vectren.com.

REVOCATION RIGHTS

A shareholder executing and delivering the enclosed proxy may revoke it by written notice delivered to the secretary of the Company, or in person at the annual meeting, at any time before the authority granted by it is exercised.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors, and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership concerning the common stock with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the Section 16(a) filings that the Company has received, and on written representations from the appropriate persons that no other reports are required, the Company believes that all filings required to be made under Section 16(a) during 2010 were timely made, except for a single Form 4, which was inadvertently not timely filed for a scheduled optional distribution on January 4, 2010 from now retired director Mr. Richard P. Rechter’s nonqualified deferred compensation account. This omission was discovered and a filing was made to correct the oversight on February 4, 2010.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Under Rule 14a-8 of the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the 2012 annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2012 annual meeting, shareholder proposals must be received at the Company’s principal office, One Vectren Square, 211 N.W. Riverside Drive, Evansville, Indiana 47708, Attention: Corporate Secretary, no later than November 17, 2011 and must otherwise comply with the requirements of Rule 14a-8.

If a shareholder desires to bring business before the meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, the shareholder must follow procedures outlined in the Company’s Code of By-Laws. A copy of these procedures is available upon request from the Corporate Secretary at the address referenced above. One of the procedural requirements in the Company’s Code of By-Laws is timely notice in writing of the business the shareholder proposes to bring before the meeting. To be timely a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the shareholders for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, such shareholder notice shall be given by the later of: (a) the date 90 days prior to the actual date of shareholder meeting, or (b) the tenth day following the day on which the notice of the annual meeting is first publicly announced or disclosed. The shareholder’s notice must set forth (i) a brief description of the matter to be brought before the meeting, (ii) the name and address as they appear on the corporate records of the shareholder proposing the business, (iii) the number of shares of capital stock of the Company beneficially owned by the shareholder, and (iv) any interest of the shareholder in the business.

By order of the Board of Directors.

VECTREN CORPORATION

By: RONALD E. CHRISTIAN Executive Vice President, Chief Legal and External Affairs Officer and Secretary

Evansville, Indiana

March 16, 2011

If you receive a proxy in the mail, please fill in, date and sign the enclosed proxy and return it in the accompanying addressed envelope. No further postage is required if mailed in the United States. You may also authorize the individuals named on your proxy card to vote your shares by calling toll-free 1-800-560-1965 or using the Internet (www.eproxy.com/vvc). Please have your proxy card in hand when calling or accessing the website. If you attend the annual meeting and wish to vote your shares in person, you may do so if you are the record holder of your shares or have a legal proxy form from the broker or other record holder authorizing you to vote the shares. Your cooperation in giving this matter your prompt attention will be appreciated.

APPENDIX A

Excerpt from Code of By-Laws

Of

Vectren Corporation

Section 3.6 (b). Director Qualifications

(b) Director Qualifications.    The following represents the non-exclusive list of criteria that must be considered by the Governance Committee (as established in Section 4.9 hereof) in assessing whether any proposed candidate/nominee should be considered for membership on the Board. Generally, the criteria will be employed by the Governance Committee when recruiting individuals for membership, as well as responding to properly submitted nominees provided to the Governance Committee or the Board in accordance with the procedures and requirements applicable to that process. The criteria are as follows:

1.	The satisfaction of the requirements for “independence” as that concept is established from time to time by the Board;

2.	The satisfaction of other potentially applicable “independence” and eligibility requirements, such as those required of members of the Audit Committee and the Compensation and Benefits Committee;

3.	The person’s professional experiences, including achievements, and whether those experiences and achievements would be useful to the Board, given its existing composition, in discharging its responsibilities;

4.	The person’s subject matter expertise, i.e., finance, accounting, legal, management, technology, strategic visioning, marketing, and the desirability of that particular expertise given the existing composition of the Board;

5.	The viewpoint, background and demographics of the person and whether the person would positively contribute to the overall diversity of the Board;

6.	The person’s professional ethics, integrity and values;

7.	The person’s intelligence and ability to make independent analytical inquiries;

8.	The person’s stated willingness and ability to devote adequate time to Board activities, including attending meetings and development sessions and adequately preparing for those activities;

9.	The person’s service on more than three (3) public company boards, excluding the Board, unless the Governance Committee concludes, based upon a review of all of the facts and circumstances, that such service on more than three other public company boards would not impair the ability of the proposed candidate/nominee to discharge their responsibilities as a member of the Board, and, provided further, the proposed candidate/nominee does not serve on more than five (5) other public company boards;

10.	The person’s principal business responsibilities;

11.	Whether the person would be able to serve on the Board for an extended period of time;

12.	Whether the person has, or potentially could have, a conflict of interest which would affect the person’s ability to serve on the Board or to participate in decisions that are material to the Corporation; and

13.	Whether and to what extent the person has an ownership interest in the Corporation.

The foregoing criteria represent a non-exclusive list of factors to be considered when evaluating potential candidates and responding to properly submitted nominees. In each case, the then existing composition of the Board, its current and prospective needs, the operating requirements of the Corporation, and the long-term interests of the Corporation’s shareholders will be included in the mix of factors to be reviewed and assessed when performing this evaluation.

A-1

The review and application of these criteria will initially be conducted by the Governance Committee, and, following that action, the matter will then be presented to the Board for action, if appropriate and advisable. If any Board member, not a member of the Governance Committee, requests an independent review of any candidate against these criteria, the full Board shall conduct such a review.

A-2

APPENDIX B

Excerpt from Code of By-Laws

Of

Vectren Corporation

Section 4.15. Qualifications for Continued Service, Retirement.

(a) No director who has attained the age of seventy-two (72) years is qualified to remain a director longer than the term of office during which they turned age seventy-two (72).

(b) The following qualifications are to be considered by the board of directors to determine whether an individual director may continue to be a director or may be re-nominated to be a director upon the expiration of his or her term:

(i)	If the director is to be counted as one of the Corporation’s “independent” directors, as that term is defined from time to time by the board of directors, and he or she no longer qualifies as an “independent” director;

(ii)	If the director serves on the boards of directors of more than three (3) or more public companies in addition to the Corporation and the Governance Committee has concluded that such service would impair the ability of the director to discharge their responsibilities as a member of the board, and, provided further, the director does not serve on more than five (5) other public company boards;

(iii)	If there is a change in the director’s principal business activity which affects the director’s continuing ability to contribute to the Corporation;

(iv)	If the director fails to comply with the duly adopted share ownership guidelines (following a transition period for new service or an increase in the ownership equivalents);

(v)	If the director consistently fails to attend functions of the board of directors, including board meetings, committee meetings and board development activities;

(vi)	If the director fails to abide by the Code of Conduct applicable to the directors;

(vii)	If the director fails to comply with the Corporate Governance Guidelines;

(viii)	If the director has received more than a 50% withhold vote in an election where his or her name is on the ballot; or

(ix)	If the director is no longer able to fulfill the duties of a director of the Corporation.

(c) The Governance Committee shall first make the determination whether an individual director is qualified to remain on the board of directors or to be re-nominated to the board of directors if his or her term is expiring. Thereafter, if a director is determined by the Governance Committee to not meet the qualifications, the matter shall be referred to the full board of directors with the affected director being excused from the meeting and consideration.

B-1

APPENDIX C

Vectren Corporation At Risk Compensation Plan

Effective May 1, 2001

(As Amended and Restated as of May 1, 2006)

(As Amended and Restated as of May 1, 2011)

(i)

(ii)

(iii)

Page

12.15	Severability	C-23

12.16	Effect of Headings	C-23

12.17	Payment	C-23

12.18	No Liability	C-23

(iv)

ARTICLE I

PURPOSE

1.1	Purpose. Vectren Corporation, an Indiana corporation, hereby establishes the Vectren Corporation At Risk Compensation Plan, as amended, to promote the interests of the Company and its shareholders through (a) the attraction and retention of Participants essential to the success of the Company; (b) the motivation of Participants using performance-related incentives linked to performance goals and the interests of Company shareholders; and (c) enabling such individuals to share in the growth and success of the Company and its Subsidiaries. The Plan permits cash awards, the grant of Stock Options, Restricted Stock, and, any other stock-based forms of awards as the Committee, in its sole and complete discretion, may determine to be appropriate in carrying out the intent and purposes of this Plan. The Plan also provides for the grant of annual incentive awards.

1.2	Amendment and Restatement Effect. This Vectren Corporation At Risk Compensation Plan, as amended and restated as of May 1, 2011, shall apply to all Awards granted on or after May 1, 2011 and the Vectren Corporation At Risk Compensation Plan, as amended and restated as of May 1, 2006,, shall apply to all Awards granted on or after May 1, 2006 and prior to May 1, 2011.

ARTICLE II

DEFINITIONS

2.1	“Agreement” shall mean a written agreement between the Company and a Participant implementing the grant, and setting forth the particular terms, conditions and restrictions of each Award. With respect to the grant of a Stock Option, the Agreement may be referred to herein as an “Option Agreement,” and with respect to any other Award hereunder, the Agreement may be referred to herein as an “Award Agreement.”

2.2	“Annual Incentive Award” shall mean a cash bonus payable to a Participant under Article VIII.

2.3	“Award” shall mean an award or grant made to a Participant under Article V, VI, or VII, or an Annual Incentive Award under Article VIII.

2.4	“Award Date” or “Grant Date” shall mean the date on which an Award is made by the Committee under the Plan.

2.5	“Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.6	“Cashless Exercise” shall mean the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the exercise price from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm.

2.7	“Cause” shall be defined in Section 10.4.

2.8	“Change in Control” shall be defined in Section 10.2.

2.9	“Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.10	“Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee appointed by the Board to administer the Plan in accordance with Article XI; provided, however, if any member of the Committee does not qualify as both an outside director for purposes of Section 162(m) and a non-employee director for purposes of Rule 16b-3 the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of this Plan.

2.11	“Common Stock” shall mean the Common Stock of the Company without par value, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

2.12	“Company” shall mean Vectren Corporation, an Indiana corporation, or any successor thereto.

2.13	“Covered Participant” shall mean a Participant who is a “covered employee” as defined in Section 162(m)(3) and the regulations promulgated thereunder.

2.14	“Designated Beneficiary” shall mean the beneficiary designated by the Participant, pursuant to procedures established by the Committee, to receive amounts due to the Participant in the event of the Participant’s death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant’s estate.

2.15	“Disability” shall mean (a) the mental or physical disability of the Participant defined as “Disability” under the terms of the long-term disability plan sponsored by the Company and in which the Participant is covered, as amended from time to time in accordance with the provisions of such plan; or (b) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent. All decisions by the Committee relating to a Participant’s Disability (including a decision that a Participant is not disabled), shall be final and binding on all parties.

2.16	“Effective Date” shall mean:

(a)	January 1, 2001 with respect to Annual Incentive Awards granted pursuant to Article VIII; and

(b)	May 1, 2001 with respect to long-term incentive Awards granted pursuant to Articles V, VI or VII.

2.17	“Eligible Employee” shall mean an Employee who is an officer or other key employee of a Participating Company as designated by the Committee to be eligible to participate in the Plan.

2.18	“Employee” shall mean an individual who is employed by a Participating Company in a customary employer-employee relationship and designated as such in accordance with the Participating Company’s standard employment practices.

2.19	“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law as amended from time to time.

2.20	“Fair Market Value” shall mean, on any given date, the closing price of Common Stock as reported on the composite tape of the primary stock exchange in which the Common Stock is listed on such day or, if no Shares were traded on such stock exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by The Wall Street Journal or such other source as the Committee may select.

2.21	“Good Reason” shall be defined in Section 10.3.

2.22	“Incentive Stock Option” shall mean an option to purchase Stock, granted under Article V herein, which is designated as an incentive stock option and is intended to meet the requirements of Code Section 422 and the regulations promulgated thereunder.

2.23	“Nonqualified Stock Option” shall mean an option to purchase Stock, granted under Article V herein, which is not intended to qualify as an Incentive Stock Option.

2.24	“Option Price” shall mean the exercise price per share of Stock covered by an Option in accordance with Section 5.2.

2.25	“Outside Director” shall mean a member of the Board who is not an Employee.

2.26	“Participant” shall mean an Eligible Employee or Outside Director who has been selected from time to time under Article III to receive an Award under the Plan.

2.27	“Participating Company” shall mean the Company, and such other Subsidiaries as the Board authorizes to participate herein.

2.28	“Performance Award” shall mean a performance-based Award made under Section 7.3, which may be in the form of either Performance Shares or Performance Units.

2.29

“Performance Criteria” shall mean the following performance criteria used by the Committee to establish performance goals for a Performance Period for the purpose of determining when an Award subject to such performance goals has been earned, including but not limited to the following: operating performance targets and goals; and maintenance performance targets and goals; operating efficiency; economic efficiency; service reliability goals and targets; productivity goals and targets; customer satisfaction; customer service; response time; safety; environmental goals and targets; conservation goals and targets; regulatory compliance; total customers; customer acquisition; customer retention; and financial goals including, but not limited to, total shareholder return, return on equity, debt to equity ratio, investment performance, revenue, sales, net income, operating income (with or without investment income or income taxes), expense reduction or control, cash flow, margin, earnings before any or all of interest, taxes, depreciation and amortization, return on assets, return on capital, return on investment, internal rate of return, earnings per share and/or growth thereof, share price, capital, equity and net worth. Performance Criteria may include alternative and multiple performance goals, may be alone or in any combination, may be based on individual performance, may be measured on an absolute basis, relative to a pre-established target, relative to prior performance or in relation to a designated comparison group, may be adjusted for abnormal weather, based on National Oceanic and Atmospheric Administration measures or such other objective measures and may be of the Company as a whole or any of its Subsidiaries, divisions, business units or other areas of the Company or its Subsidiaries. The foregoing Performance Criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.

2.30	“Performance Period” shall mean the time period designated by the Committee during which performance goals based on Performance Criteria must be met in order for a Participant to obtain a performance-based Award.

2.31	“Performance Share” shall mean an Award, designated as a Performance Share, granted to a Participant pursuant to Section 7.3, the value of which may be linked to Stock and which may be determined, in whole or in part, by the attainment of pre-established performance goals based on Performance Criteria as deemed appropriate by the Committee and described in the Agreement.

2.32	“Performance Unit” shall mean an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 7.3, the value of which may be determined, in whole or in part, by the attainment of pre-established performance goals based on Performance Criteria and which may be linked to the performance of Stock as deemed appropriate by the Committee and described in the Agreement.

2.33	“Person” shall have the meaning ascribed to such term in Section 10.2(a)(i).

2.34	“Plan” shall mean the Vectren Corporation At Risk Compensation Plan, as amended and restated, as herein established and as hereafter amended from time to time.

2.35	“Restricted Stock” shall mean an Award of Stock granted to a Participant pursuant to Article VI herein.

2.36	“Restriction Period” shall mean the period during which the transfer of Shares of Restricted Stock is restricted and is subject to a risk of forfeiture, pursuant to Article VI.

2.37	“Retirement” shall mean the termination of employment for a Participant who is eligible for normal retirement under the Vectren Corporation Combined Non-Bargaining Retirement Plan. With respect to a Participant who is an Outside Director, “Retirement” shall mean the end of the director’s term of office upon attaining the mandatory retirement age for directors.

2.38	“Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 30, 1996), or any successor rule as amended from time to time.

2.39	“Section 162(m)” shall mean Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by regulations promulgated thereunder from time to time.

2.40	“Section 409A” shall mean Section 409A of the Code, or any successor section under the Code, as amended from time to time and as interpreted by regulations promulgated thereunder from time to time.

2.41	“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.42	“Stock” or “Shares” shall mean the shares of Common Stock of the Company.

2.43	“Stock Appreciation Right” shall mean the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Option Price of a related Option or the Fair Market Value of the Stock on the Grant Date of the Stock Appreciation Right.

2.44	“Stock Option” or “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

2.45	“Stock Unit Award” shall mean an Award, designated as a Stock Unit Award, granted to a Participant pursuant to Section 7.4, the value of which may be determined, in whole or in part, by the attainment of pre-established performance goals based on Performance Criteria and which may be linked to the performance of Stock as deemed appropriate by the Committee and described in the Agreement.

2.46	“Subsidiary” shall mean any entity (other than Vectren Corporation) with respect to which Vectren Corporation owns, either directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other ownership interest.

ARTICLE III

ELIGIBILITY

3.1	Eligibility. The Committee shall have sole and complete discretion in determining the Eligible Employees and Outside Directors who shall be eligible to participate in the Plan. An Outside Director who is selected by the Committee to participate in the Plan shall only be eligible for Awards under Articles V (other than Incentive Stock Options), VI or VII and shall not be eligible for Annual Incentive Awards under Article VIII. An Eligible Employee or Outside Director of the Company designated by the Committee as eligible hereunder shall be considered a Participant upon receiving an Award under the Plan.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1	Number of Shares. Subject to adjustment as provided for in Section 4.4 below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan (including those that may be issued through the exercise of Incentive Stock Options) shall not exceed $6,650,000 Shares, which shall be in a combination of Stock Options, Restricted Stock, and, at the discretion of the Committee, other Awards as described in this Plan.

Shares of Common Stock may be available from the authorized but unissued Shares, Shares issued and reacquired by the Company or Shares purchased in the open market for purposes of the Plan. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

4.2	Lapsed Awards or Forfeited Shares. In the event that:

(a)	any Option or other Award granted under the Plan terminates, expires, or lapses for any reason without having been exercised or paid in accordance with its terms and without the delivery of Shares,

(b)	Restricted Stock issued pursuant to the Awards are canceled or forfeited for any reason, or

(c)	Awards are paid in cash and without the delivery of Shares,

the Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.

4.3	Delivery of Shares as Payment. In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant.

4.4	Capital Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure, capitalization or Shares of the Company, the Committee shall make such adjustments as are appropriate in the maximum number and kind of Shares that may be issued under the Plan and to any Participant, in the number and kind of Shares covered by any Awards granted before such change and in the Option Price of any Option granted before such change or in the Fair Market Value of the Shares on the Grant Date of any Stock Appreciation Right granted before such change. Such adjustments shall be intended to put the Participant in the same position as he or she was in immediately before such event.

ARTICLE V

STOCK OPTIONS

5.1	Grant of Stock Options. Subject to the limitation set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Stock Options to Participants as it shall determine. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price, the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability or the transferability of the Options, including vesting conditions, the conditions under which the Option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Option Agreement. The Option Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. However, no Incentive Stock Option may be awarded (a) after the tenth anniversary of the date this Plan, as amended and restated, is adopted by the Board or approved by the shareholders of the Company, whichever is earlier, or (b) to a Participant who is not an Employee.

5.2	Option Price. The exercise price per share of Stock covered by an Option shall be determined on the Grant Date by the Committee; provided that the Option Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. Further provided, in the case of an Incentive Stock Option granted to any Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date.

(a)	Restriction Against Re-Pricing or Replacement. No Option shall provide by its terms for the re-setting of its exercise price or for its cancellation and reissuance, in whole or in part or otherwise for directly or indirectly reducing the exercise price of an outstanding Option (except as provided in Section 4.4); provided that the foregoing shall not limit the authority of the Committee to grant additional Options hereunder.

5.3	Exercisability. Except as otherwise provided herein, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Option Agreement and need not be the same for each Participant. However, under no circumstances, may an Incentive Stock Option be exercisable after the expiration of 10 years from the Grant Date (5 years from the Grant Date for any Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary).

5.4	Method of Exercise. Options shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full in cash, or its equivalent, by delivery of Shares of Stock (not subject to any security interest or pledge) or by delivery of Options, having a Fair Market Value at the time of exercise equal to the exercise price of the Shares, or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. After receipt of written notice and full payment of the Option Price, the Company shall deliver to the Participant as soon as practicable or at a later date mutually agreed to with a Participant, Shares of Stock, evidencing the number of Shares with respect to which the Option was exercised issued in the Participant’s name. The Participant may not defer, beyond the date of exercise, recognition of income resulting from the exercise of a Nonqualified Stock Option.

5.5	Death, Disability or Other Termination of Employment. Except as otherwise provided in a Participant’s Option Agreement:

(a)	in the event of a Participant’s death, Disability or Retirement, Options granted to the Participant shall be considered immediately vested and shall be exercisable at such time as specified in the Option Agreement, and

(b)	subject to Article X, in the event the Participant resigns, is terminated from the Company or, in the case of an Outside Director, is not reelected to the Board or otherwise resigns as a member of the Board, Options which have not vested by such date shall be forfeited, and the Participant shall have three months from such date to exercise vested Options (but not beyond the expiration of the term of the Option, if earlier). Notwithstanding the foregoing, if the Participant is terminated from the Company for Cause, the Participant shall be required to exercise any vested Options immediately, and any vested Options not immediately exercised shall lapse.

ARTICLE VI

RESTRICTED STOCK

6.1	Grant of Restricted Stock. Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.

6.2	Restricted Stock Award Agreement. Each Restricted Stock granted hereunder shall be evidenced by an Award Agreement that shall specify the Restriction Period, the conditions which must be satisfied prior to removal of the restriction, the forfeiture of such Shares in the event such conditions are not satisfied, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of conditions in the Award Agreement: (a) conditions for acceleration or achievement of the end of the Performance Period based on any Performance Criteria or the end of the Restriction Period and (b) any other conditions or restrictions which the Committee may deem advisable, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed.

Notwithstanding the foregoing, the Committee shall have the authority to grant additional unrestricted Stock to a Participant hereunder, provided Performance Criteria are satisfied for the Performance Period.

6.3	Restriction Period. Except as otherwise provided in this Article, the Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement.

Subject to Section 6.7 and Article X, if a Participant resigns, is otherwise terminated from the Company or, in the case of an Outside Director is not reelected to the Board or otherwise resigns as a member of the Board, prior to the end of the Restriction Period he or she will forfeit all interests in the Award. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

6.4	Removal of Restrictions and Deferral of Payment. Except as otherwise provided in this Article, Restricted Stock covered by each Award made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period and/or upon the satisfaction of other conditions as determined by the Committee.

Furthermore, a Participant may defer the value of the Awards under the nonqualified deferred compensation plan sponsored by the Company if the Participant is eligible under such plan, if the deferral satisfies the requirements and restrictions imposed by Section 409A, and if such plan provides for deferral of Awards hereunder.

6.5	Voting Rights. During the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

6.6	Dividends and Other Distributions. During the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.

6.7	Death, Disability or Retirement. Except as otherwise provided in a Participant’s Award Agreement, in the event of the Participant’s death, Disability, or Retirement the following shall apply:

(a)	If such event occurs after the end of the Performance Period but before the end of the Restriction Period, restrictions on all Shares shall be immediately removed;

(b)	In the event of the Participant’s Disability or Retirement before the Performance Period has ended, the restrictions on the shares awarded to the Participant shall be removed upon expiration of the Performance Period, and the number of Shares the Participant shall be entitled to, if any, shall equal (i) the number of Shares, if any, the Participant would otherwise be entitled to had the individual been an active Participant at the end of the Performance Period (i.e., as adjusted or forfeited based on the Performance Criteria) multiplied by (ii) the portion of Performance Period the Participant was an active Participant hereunder; and

(c)	In the event of the Participant’s death before the Performance Period has ended, the restrictions on the shares awarded to the Participant shall be removed upon the Participant’s date of death, and the number of Shares the Participant shall be entitled to, if any, shall equal the number of Shares contingently granted to the Participant, without any further adjustment.

ARTICLE VII

OTHER STOCK BASED AWARDS

7.1	Grant of Other Stock Based Awards. Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee may, at any time and from time to time, issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Appreciation Rights as described in Section 7.2, Performance Awards as described in Section 7.3, or other Stock Unit Awards as described in Section 7.4. Any such Awards shall be governed by the terms of an Agreement, and the Committee may impose such terms and conditions as it deems appropriate on such Award.

7.2	Stock Appreciation Rights.

(a)	Grant of Stock Appreciation Rights. Stock Appreciation Rights granted alone, in tandem with an Option or in addition to an Option at the time of the Option or at a later time.

(b)	Price. The exercise price of each Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the exercise price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date. No Stock Appreciation Right shall provide by its terms for the resetting of its exercise price or for its cancellation and reissuance, in whole or in part, or otherwise for directly or indirectly reducing the exercise price of an outstanding Stock Appreciation Right (except as permitted in Section 4.4); provided that the foregoing shall not limit the authority of the Committee to grant additional Stock Appreciation Rights hereunder.

(c)	Exercise. Stock Appreciation Rights shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee. Upon such exercise, the Participant shall be entitled to receive an amount equal to the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right multiplied by the number of Shares for which the Stock Appreciation Right was granted.

(d)	Payment. Payment upon exercise of the Stock Appreciation Right shall be made in the form of cash, Shares of Common Stock, or a combination thereof, as determined in the sole and complete discretion of the Committee. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash. The Participant may not defer, beyond the date of exercise, recognition of income resulting from the exercise of a Stock Appreciation Right.

7.3	Performance Awards.

(a)	Grant of Performance Awards. Performance Awards granted hereunder may be issued in the form of either Performance Units or Performance Shares to Participants and may be subject to the Performance Criteria, Performance Period and other considerations or restrictions as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant.

(b)	Value of Performance Awards. The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Criteria in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Criteria are met will determine the value of the Performance Unit or Performance Share to the Participant.

(c)	Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the satisfaction of the requirements established by the Committee and set forth in the Award Agreement.

(d)	Dividends and Divided Equivalents. The Committee, in its sole and complete discretion, may determine that a Performance Award under this Section may provide to the Participant dividends or dividend equivalents (and if the Performance Award is performance based then the Committee shall accrue and pay such dividends or dividend equivalents at the end of the Performance Period based on the achievement of performance goals).

7.4	Stock Unit Awards.

(a)	Grant of Other Stock Unit Awards. Stock Unit Awards granted hereunder may be in the form of Common Stock or other securities or units of measure. The value of each such Award may be based, in whole or in part, on the Fair Market Value of the underlying Common Stock on the Grant Date. The Committee, in its sole and complete discretion, may determine that a Stock Unit Award under this Section may provide to the Participant (i) dividends or dividend equivalents (and if the Stock Unit Award is performance based then the Committee shall accrue and pay such dividends or dividend equivalents at the end of the Performance Period based on the achievement of performance goals) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Stock Unit Award. The Award Agreement shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

(b)	Rules. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

(i)	Common Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Grant Date, except that such limitation shall not apply in the case of death of the Participant, with the consent of the Committee in the case of a Disability of a Participant or a Change in Control or where a Committee of the Board, comprised of non-Employee directors of the Company within the meaning of Rule 16b-3, approved the Award. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3, the rights of a Participant who is subject to Section 16 of the Exchange Act with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date unless the Board or the Committee, comprised of non-Employee directors of the Company within the meaning of Rule 16b-3, specifies otherwise. All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(ii)	Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

(iii)	The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of Stock Unit Awards.

(iv)	Stock Unit Awards may be subject to vesting over a specified period.

(v)	The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award.

7.5	Death, Disability, Retirement or Other Termination of Employment. Unless otherwise provided in a Participant’s Award Agreement, in the event of death, Disability, or Retirement similar rules as provided in Section 5.5 or 6.7 (as applicable) shall apply to an Award granted under this Article.

7.6	Deferral of Payment. Notwithstanding the above, a Participant who is entitled to payment of an Award under this Article and who is eligible under the nonqualified deferred compensation plan sponsored by the Company may defer such payment to the extent provided under such plan providing the deferral satisfies the requirements and restrictions imposed by Section 409A.

ARTICLE VIII

ANNUAL INCENTIVE AWARDS

8.1	Timing and Determination of Annual Incentive Awards. Following the completion of a Performance Period, the Committee shall undertake or direct an evaluation of Performance Criteria for such Performance Period as determined in Section 8.2

No Annual Incentive Award may be paid without a certification by the Committee that the Performance Goals have been met.

Any Annual Incentive Awards will be paid as soon as practicable following the end of the Performance Period to which they relate.

8.2	Performance Criteria for Annual Incentive Awards. Performance Criteria of the Company will be established in writing by the Committee before the beginning of each Performance Period or at such later time as may be permitted by Section 162(m) to maintain the status of Annual Incentive Awards as performance-based compensation.

The Performance Period with respect to Awards shall be the calendar year or any other period designated as such by the Committee.

8.3	Maximum Annual Incentive Award. The maximum individual Annual Incentive Award for a Performance Period of twelve calendar months for each Covered Participant will be $2,500,000, provided the Eligible Employee has been a Participant for such twelve month period. In the event that an Annual Incentive Award is being determined for a Performance Period of less than twelve calendar months or for the Performance Period in which the Covered Participant becomes a Participant, dies, or incurs a Disability, the maximum Annual Incentive Award of $2,500,000 shall be prorated in accordance with Section 8.4 or 8.5, whichever is applicable.

8.4	Short Performance Year.

(a)	Death, Disability or Retirement. In the event of a Participant’s death, Disability or Retirement prior to the date the Annual Incentive Award is paid the following shall apply:

(i)	In the event of the Participant’s death or Disability before the end of the Performance Period, the Company will be assumed to have achieved a target performance level for the Performance Period in which death or Disability occurs for purposes of determining the Annual Incentive Award. In the event of the Participant’s death or Disability after the end of the Performance Period, but before the date the Annual Incentive Award is paid, the Participant’s Annual Incentive Award shall be payable based on the actual Performance Criteria for the entire period.

(ii)	In the event of a Participant’s Retirement, the Participant’s Annual Incentive Award shall be determined and payable following the end of the Performance Period based on the actual Performance Criteria for the entire period.

(iii)	The amount of Annual Incentive Award shall be prorated as necessary to reflect the period of time during which the individual was employed in the Performance Period.

(b)	New Participants. In the event an individual becomes a Participant and is eligible for an Annual Incentive Award based on a Performance Period shorter than twelve months, such Annual Incentive Award shall be prorated to reflect the period of time the individual was employed in the Performance Period.

8.5	Limitation on Right to Payment of Award. Subject to Section 8.4 and Article X, no Participant shall have a right to receive payment of an Annual Incentive Award under the Plan if, subsequent to the commencement of the Performance Period and prior to the date any Award would otherwise be payable, the Participant resigns or is otherwise terminated from the Participating Company.

ARTICLE IX

SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

9.1	Special Provision Applicable to Covered Participants. To the extent the Committee determines, in its sole discretion, that an Award is to meet the requirements to be “qualified performance based compensation” under Section 162(m), then such Award to such Covered Participant shall be governed by the conditions of this Article IX in addition to the requirements of Articles V through VIII above. Should conditions set forth under this Article conflict with the requirements of Articles V through VIII, the conditions of this Article shall prevail.

(a)	All performance goals shall be based on Performance Criteria relating to Covered Participants for a relevant Performance Period and shall be established by the Committee (which for purposes of this Article IX shall be comprised solely of two or more outside directors, as defined in Section 162(m)) in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m).

(b)	The performance goals based on the Performance Criteria must be objective and must satisfy third party “objectivity” standards under Section 162(m), and the regulations promulgated thereunder.

(c)	The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

(d)	The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the performance goals (based on the Performance Criteria) that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable performance goals have been satisfied. Resolutions adopted by, or minutes of, the Committee may be used for this purpose.

(e)	The aggregate maximum number of shares of Restricted Stock that may be granted to any Covered Participant under Article VI during any calendar year shall be 150,000.

(f)	In the event Performance Shares are awarded and the award is a right to receive shares, then the maximum number of shares represented by Performance Shares that may be granted to any Covered Participant under Section 7.3 during any calendar year shall be 150,000 shares. In the event Performance Shares are awarded and the award is a right to receive payment in dollars, then the maximum amount payable in respect of Performance Shares under Section 7.3 to any Covered Participant during any calendar year shall not exceed $4.0 million.

(g)	In the event Performance Units are awarded and the award is a right to receive shares, then the maximum number of shares represented by Performance Units that may be granted to any Covered Participant under Section 7.3 during any calendar year shall be 150,000 shares. In the event Performance Units are awarded and the award is a right to receive payment in dollars, then the maximum amount payable in respect of Performance Units under Section 7.3 granted to a Covered Participant during any calendar year cannot exceed $4.0 million.

(h)	In the event Stock Unit Awards are awarded and the award is a right to receive shares, then the maximum number of shares represented by Stock Unit Awards that may be granted to any Covered Participant under Section 7.4 during any calendar year shall not exceed 150,000 shares. In the event Stock Unit Awards are awarded and the award is a right to receive payment in dollars, then the maximum amount payable in respect of Stock Unit Awards under Section 7.4 granted to a Covered Participant during any calendar year shall not exceed $4.0 million.

(i)	The aggregate maximum number of shares of Stock subject to Options under Article V and Stock Appreciation Rights under Section 7.2 granted to any Covered Participant during any calendar year shall be 750,000 shares.

(j)

Notwithstanding anything contained in this Plan to the contrary, the Company shall delay payment to any Participant if the Company reasonably anticipates that if the payment were made as scheduled, the Company’s deduction with respect to such payment would not be permitted due to the application of Section 162(m), provided that the payment is made either during the Company’s first taxable year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by Section 162(m) or during the period beginning with the date of the Covered Participant’s separation from service and ending on the later of the last day of the taxable year of the Company in which the Covered Participant separates from service or the 15th day of the third month following the Covered Participant’s separation from service, and provided further that where any scheduled payment to the Covered Participant in the Company’s taxable year is delayed in accordance with this paragraph, the delay in payment will be treated as a subsequent deferral election unless all scheduled payments to that service provider that could be delayed in accordance with this paragraph are also delayed. The delayed payment shall be automatically transferred to the then applicable Vectren non-qualified deferred compensation plan. This section shall be interpreted and implemented in accordance with Section 409A and may be amended by the Committee in the Committee’s sole discretion to ensure such compliance.

(k)	All Awards under this Plan to Covered Participants or to other Participants who may become Covered Participants at a relevant future date shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Article which is to avoid the loss of deductions by the Company under Section 162(m).

ARTICLE X

CHANGE IN CONTROL

10.1	Change in Control Agreements. The provisions of this Section regarding the terms and conditions of an Award Agreement upon a Change in Control shall apply notwithstanding any Plan provision to the contrary, and notwithstanding any agreement between the Participating Company and such Participant which relate to the terms of the Awards hereunder upon a Change in Control.

Upon a Change in Control and in the event the Participant terminates employment from the Company with Good Reason or is terminated by the Company (except for Cause), the following shall apply; provided, however, the following shall apply only upon a Change in Control if the successor corporation in the Change in Control or the Company, as applicable, is unable to substitute or replace the Awards on substantially equivalent terms (including, without limitation, performance goals):

(a)	The Awards previously granted shall be immediately vested and not subject to forfeiture due to any subsequent termination from employment or removal or resignation from the Board.

(b)	any Stock Option Awards shall be exercisable within such time as specified in the Option Agreement as if the Participant’s employment was not terminated. In the event the Participant otherwise resigns from the Company any Stock Option Awards shall be exercisable within 3 months following such termination of employment. In the event the Participant is terminated by the Company for Cause, the Participant shall be required to exercise Options immediately, and Options not immediately exercised shall lapse.

(c)	Restrictions on any Restricted Stock shall be eliminated as of such event.

(d)	If the Change in Control occurs before the end of the Performance Period, no further adjustment shall be made to the number of Shares of Restricted Stock contingently granted based on the Performance Criteria.

Upon a Change in Control, Annual Incentive Awards shall be considered earned and shall not be subject to forfeiture due to any subsequent termination from employment. If the Change in Control occurs before the end of the Performance Period, the amount of the Annual Incentive Award shall be determined assuming the Company has achieved a target performance level and the amount shall then be multiplied by the portion of the Performance Period the individual was an active Participant hereunder. If the Change in Control occurs after the end of the Performance Period but before the Annual Incentive Award is paid, the amount payable shall be determined based on the actual performance level. In either case payment of the Annual Incentive Award shall be made as soon as practicable following the Change in Control.

10.2	Change in Control Defined. For purposes of this Article, “Change in Control” shall have the same meaning as such term or similar term is defined in a Participant’s individual agreement with the Company which relates to such Participant’s compensation and benefits upon the occurrence of a change in ownership of the Participating Company or similar event.

(a)	In the event there is no such agreement, “Change in Control” shall mean:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section are satisfied;

(ii)	Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (the “Board”); provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv)

Approval by the shareholders of the Company of and consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(b)	Notwithstanding (a) above, if the Participant’s employment is terminated before a Change in Control as defined in this Section and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a “Change in Control” and who effectuates a “Change in Control” or (ii) otherwise occurred in connection with, or in anticipation of, a “Change in Control” which actually occurs, then for all purposes of this Agreement, the date of a “Change in Control” with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant’s employment.

10.3	Good Reason Defined. “Good Reason” shall mean, without the Participant’s written consent,

(a)	a demotion in the Participant’s status, position or responsibilities which, in the Participant’s reasonable judgment, does not represent a promotion from the Participant’s status, position or responsibilities as in effect immediately prior to the Change in Control;

(b)	the assignment to the Participant of any duties or responsibilities which, in the Participant’s reasonable judgment, are inconsistent with such status, position or responsibilities immediately prior to the Change in Control; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions that the Participant had immediately prior to the Change in Control, except in connection with the termination of the Participant’s employment for total and permanent Disability, death or Cause or by the Participant other than for Good Reason;

(c)	a reduction by the Company in the Participant’s base salary as in effect on the date of the Change in Control or as the same may be increased from time to time by the Company after the date or the Change in Control or the Company’s failure to increase (within twelve (12) months of the Participant’s last increase in base salary) the Participant’s base salary after a Change in Control in an amount which at least equals, on an appropriate percentage basis, an amount reasonably comparable to the percentage increases in base salary for all Company employees at the same level as the effected Participant in the preceding twelve (12) months;

(d)	the relocation of the principal executive offices of the Company or Subsidiary, whichever entity on behalf of which the Participant performs a principal function of that entity as part of the Participant’s employment services, to a location more than fifty (50) miles outside the Evansville, Indiana metropolitan area or, if the Participant’s services are not performed in Evansville, Indiana, the Company’s requiring the Participant to be based at any place other than the location at which the Participant performed the Participant’s duties immediately prior to the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with his business travel obligations at the time of a Change in Control;

(e)	a reduction in the Participant’s total direct compensation opportunity after the Change in Control from that available immediately prior to the Change in Control;

(f)	the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Participant participates immediately prior to the Change in Control, including but not limited to this Plan, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue the Participant’s participation therein, or any action by the Company which would directly or indirectly materially reduce the Participant’s participation therein;

(g)	the failure by the Company to continue to provide benefits (including, but not limited to, annual and long term bonus opportunities), in the aggregate, that are reasonably comparable to the benefits, in the aggregate, being provided for the majority of other Company employees at the same employment level as the Participant prior to the Change in Control;

(h)	the failure of the Company to obtain a satisfactory agreement with any successor or assign of the Company to assume and agree to perform under any Change in Control agreement between the Company and the Participant; or

(i)	any request by the Company that the Participant participate in an unlawful act or take any action constituting a breach of the Participant’s professional standard of conduct.

10.4	Cause Defined. “Cause” shall mean

(a)	intentional gross misconduct by the Participant damaging in a material way to the Company;

(b)	the Participant’s commission of fraud against the Company;

(c)	the Participant’s public acts of dishonesty or conviction of a felony; or

(d)	a material breach of the Participant’s employment agreement, after the Company has given the Participant notice thereof and a reasonable opportunity to cure.

ARTICLE XI

ADMINISTRATION

11.1	The Committee. The Plan shall be administered and interpreted by the Committee which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (a) to determine the terms and conditions upon which Awards may be made and exercised; (b) to determine the Participants to which Awards shall be made; (c) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (d) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (e) to establish, amend, or waive rules or regulations for the Plan’s administration; (f) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Restriction Period; and (g) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan. Notwithstanding anything contained in this Plan to the contrary, the provisions of this Plan relating to Awards to Outside Directors shall be administered and interpreted exclusively by the Nominating and Corporate Governance Committee of the Board.

11.2	Committee Decisions. Unless strictly and expressly prohibited by law, all determinations and decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.

11.3	Rule 16b-3, Section 409A and Section 162(m) Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3, Section 409A or Section 162(m).

11.4	Recoupment. All Awards granted hereunder and pursuant to any Agreement and any and all payments made or required to be made or stock received or required to be issued hereunder and pursuant to any Agreement shall be subject to repayment to the Company by the Participant (and the successors, assigns, heirs, estate and personal representative of the Participant) pursuant to the terms of any clawback, recoupment or other policy implemented from time to time by the Board, as amended (the “Recoupment Policy”). As additional consideration for any Award granted to a Participant and for any payment made or required to be made or stock received or required to be issued hereunder and pursuant to any Agreement to any Participant, each Participant agrees that he/she is bound by and subject to the Recoupment Policy as in effect at any time and from time to time, as amended (whether before, at or after the granting or payment of any Award).

ARTICLE XII

GENERAL PROVISIONS

12.1	Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Participant may remit to the Company the amount of any taxes required to be withheld from such payment in cash, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

12.2	Terms of Awards. Each Award granted under the Plan shall be evidenced in a corresponding Award Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award.

12.3	Nontransferability. Except as otherwise permitted by the Committee solely for purposes of estate planning, no Award, including any Options, granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of the Participant in an Award under this Plan. Incentive Stock Options may be exercised, during the Participant’s lifetime, only by the Participant.

12.4	No Right to Employment. Neither the Plan, nor any Award made, or any other action taken, hereunder shall be construed as giving any Participant or other person any right of employment, by contract or otherwise, or continued employment with the Participating Company.

12.5	Rights as Shareholder. Subject to the terms and conditions of each particular Award, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares.

12.6	Construction of the Plan. Except to the extent superceded by the laws of the United States, the Plan and all Agreements shall be governed, construed, interpreted and administered in accordance with the laws of the State of Indiana, without regard to conflict of laws principles thereof. In the event any provision of the Plan or any Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

12.7	Amendment of Plan. The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if and to the extent such approval is necessary to comply with any legal requirement or any requirement of the market or exchange on which the Common Stock is listed, including for these purposes any approval requirement which is a requirement for the performance-based compensation exception under Section 162(m).

12.8	Amendment of Award. In addition, no amendment shall be made to an outstanding Award without written consent of the affected Participant.

12.9	Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock sold or awarded and all Options granted under this Plan shall be considered extraordinary, special incentive compensation and will not be included as “earnings,” “wages,” “salary” or “compensation” in any pension, welfare, life insurance, or other employee benefit arrangement of the Company except as otherwise specifically provided in such arrangement.

12.10	Legend. In its sole and complete discretion, the Committee may elect to legend certificates representing Shares sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such Shares.

12.11	Special Provisions for Certain Participants. All Award Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires for the Award to qualify for exemption from Section 16(b), unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Section 162(m).

12.12	Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

12.13	Conflict with Employment Agreement. Except as specified in Article X or otherwise restricted under Section 12.11, to the extent any provision of this Plan conflicts with any provision of a written employment agreement between an Employee and the Company, the material terms of which have been approved by the Board, the provisions of the employment agreement shall control.

12.14	Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

12.15	Severability. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and endorsed as if such illegal or invalid provision had never been contained in this Plan.

12.16	Effect of Headings. The descriptive headings of the Articles and Sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

12.17	Payment. Notwithstanding anything herein or in any Award Agreement to the contrary, any payment required to be made to a Participant hereunder shall be made in a lump sum within the period permitted for such payment to be a short term deferral under Section 409A, unless such payment is properly deferred by the Participant. Notwithstanding the foregoing, if the payment is deferred compensation (as defined in Section 409A) and if the Participant is a specified employee (as defined in Section 409A) and a payment is required upon separation from service (as defined in Section 409A), then such payment shall be made on the first day of the seventh month following separation from service or if earlier on the Participant’s death.

12.18	No Liability. No member of the Board or the Committee or any officer or Employee shall be personally liable for any action, omission or determination made in good faith in connection with this Plan. The Company shall indemnify and hold harmless the members of the Committee, the Board and the officers and Employees, and each of them, from and against any and all loss which results from liability to which any of them may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in connection with the administration of this Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. By participating in this Plan, each Employee agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees), the Board and the Committee, from and against any tax or other liability, including without limitation, interest and penalties, incurred by the Employee in connection with his participation in this Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized Compensation and Benefits Committee Chairperson as of this day      of                     , 2011.

VECTREN CORPORATION

By:
Jean L. Wojtowicz

Its:	Compensation and Benefits Committee Chairperson

ATTEST

By:
Ronald E. Christian

Its:	Executive Vice President, Chief Legal and External Affairs Officer, and Secretary

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #

Address Change? Mark box, sign, and indicate changes below: ☐	TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

Please vote, date and promptly return this proxy in the enclosed postage-paid return envelope so that it is received by 11:59 p.m. (CDT) on May 10, 2011.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN,

THE PROXY HOLDERS WILL VOTE FOR ALL ITEMS; 3 YEARS FOR ITEM 4; AND IN THE DISCRETION OF THE

PROXY HOLDERS UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY CAN BE REVOKED AT ANY TIME PRIOR TO THE VOTE ON THE ITEMS.

    Please fold here – Do not separate

The Board of Directors Recommends a Vote FOR All Items below and 3 years for Item 4.

1.	Election of	01 Carl L. Chapman	05 Anton H. George	09 J. Timothy McGinley	☐ Vote FOR	☐ Vote WITHHELD
	all directors:	02 James H. DeGraffenreidt, Jr.	06 Martin C. Jischke	10 R. Daniel Sadlier	all nominees	from all nominees
		03 Niel C. Ellerbrook	07 Robert G. Jones	11 Michael L. Smith	(except as marked)
		04 John D. Engelbrecht	08 William G. Mays	12 Jean L. Wojtowicz
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Approve the Vectren Corporation At Risk Compensation Plan, as amended and restated.				☐ For	☐ Against	☐ Abstain
3.	Approve a non-binding advisory resolution approving the compensation of the named executive officers.				☐ For	☐ Against	☐ Abstain
4.	Provide a non-binding advisory vote as to the frequency of the non-binding shareholder vote to approve the compensation of the named executive officers.				☐ 1 Year ☐ 2 Years	☐ 3 Years	☐ Abstain
5.	Ratify the reappointment of Deloitte & Touche LLP as the independent registered public accounting firm for Vectren for 2011.				☐ For	☐ Against	☐ Abstain

Please mark box if you plan to attend the Annual Meeting: ☐
Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Vectren Corporation

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 11, 2011

10:00 a.m. (CDT)

One Vectren Sq.

211 N.W. Riverside Dr.

Evansville, IN 47708

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You now have the opportunity to access your Annual Report and Proxy Statement over the Internet instead of receiving these documents in print. Participation is completely voluntary. If you give your consent to receive future annual reports and proxy statements via the Internet, we will notify you each year of the Internet location when the documents become available. Once you give your consent, it will remain in effect until you notify Vectren Corporation by mail that you wish to resume mail delivery of the Annual Report and Proxy Statement. As a Vectren shareholder, you have the right to request copies of these documents.

Help us Live Smart. You can make a difference by agreeing to receive future annual meeting material electronically. Electronic delivery saves on printing and mailing costs and reduces energy and natural resource consumption.

TO REQUEST ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS, PLEASE LOG ON TO WWW.EMATERIALS.COM/VVC.

Vectren Corporation	proxy
One Vectren Sq.
Evansville, IN 47708

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 11, 2011.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” All Items; 3 years for Item 4; and in the discretion of the proxy holders upon such other matters that may properly come before the meeting.

By signing the proxy, you revoke all prior proxies and appoint Jerome A. Benkert, Jr., Ronald E. Christian and M. Susan Hardwick and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may properly come before the Annual Meeting and all adjournments. This proxy can be revoked at any time prior to the vote on the Items.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/vvc	1-800-560-1965	Mark, sign and date your proxy card and return it in the
Use the Internet to vote your proxy	Use a touch-tone telephone to
until 11:59 p.m. (CDT) on	vote your proxy until 11:59 p.m.	postage-paid envelope provided.
May 10, 2011.	(CDT) on May 10, 2011.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

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